UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

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AVERY DENNISON CORPORATION

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Section III

2021

Notice and Proxy Statement

Avery Dennison Corporation | 2020 Integrated Report | **SECTION III**

Section III 2021 Notice and Proxy Statement

NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS

RECORD DATE	February 22, 2021

MEETING DATE	April 22, 2021

MEETING TIME	1:30 p.m. Pacific Time

MEETING FORMAT	Online at www.virtualshareholdermeeting.com/AVY2021

MEETING AGENDA

1	Elect the 9 directors nominated by our Board to serve a one-year term

2	Approve, on an advisory basis, our executive compensation

3	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2021

4	Transact any other business properly brought before the meeting or any adjournment or postponement thereof

Our Board recommends that you vote FOR each of our nine director nominees in Item 1 and FOR Items 2 and 3.

Stockholders of record as of February 22, 2021 are entitled to notice of, and to vote during, the meeting and any adjournment or postponement thereof. This notice and our proxy materials are being distributed or made available to stockholders on or about March 8, 2021.

We want your shares to be represented and voted. We encourage you to vote promptly as this will save us the time and expense of additional proxy solicitation. As shown on the right, you can vote online, by telephone, by mail or during the meeting.

On behalf of the Board of Directors, management and employees of Avery Dennison, thank you for your continued support. We look forward to talking with you during the Annual Meeting.

By Order of the Board of Directors,

Vikas Arora

Vice President, Associate General Counsel and

Corporate Secretary

March 5, 2021

Online

You can vote online at www.proxyvote.com by 11:59 p.m. Eastern Time on April 21, 2021. You will need the 16-digit control number on your Notice of Internet Availability or proxy card.

By Telephone

In the U.S. and Canada, you can vote by calling 1.800.690.6903 by 11:59 p.m. Eastern Time on April 21, 2021. You will need the 16-digit control number on your Notice of Internet Availability or proxy card.

By Mail

You can vote by mail by completing, dating and signing your proxy card and returning it in the postage-paid envelope or otherwise to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

During Meeting

Unless your shares are held through our Employee Savings Plan, you can vote during the Annual Meeting. Beneficial holders must contact their broker or other nominee to be able to vote during the meeting.

Avery Dennison Corporation | 2021 Proxy Statement | Table of Contents

PROXY SUMMARY

This proxy summary contains highlights of information described in greater detail in other parts of this proxy statement and does not contain all the information you should consider before voting. We strongly encourage you to read the entire proxy statement before voting.

DISTRIBUTION OF PROXY MATERIALS

We will mail our Notice of Internet Availability of Proxy Materials, which includes instructions on how to access these materials online, on or about March 8, 2021. If you previously elected to receive a paper copy of our proxy materials, we will mail you our 2020 integrated report, which includes a letter to stockholders from our Chairman, President and Chief Executive Officer; our 2020 annual report; our notice and proxy statement for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”); information regarding our businesses, financial achievements and continued progress as it relates to environmental, social and governance (ESG) matters; and a proxy card, on or about March 8, 2021.

TIME, DATE AND FORMAT OF ANNUAL MEETING

The Annual Meeting will take place at 1:30 p.m. Pacific Time on April 22, 2021. Due to continued public health concerns about in-person gatherings given the coronavirus/COVID-19 pandemic (“COVID-19”), particularly in Los Angeles County, California, the meeting will be held virtually, with attendance via the internet. To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/AVY2021 using the 16-digit control number on your Notice of Internet Availability of Proxy Materials or proxy card.

The live audio webcast of the Annual Meeting will begin promptly. Online access will open at 1:15 p.m. Pacific Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting in advance of the start time. For additional instructions on how to attend the Annual Meeting, please refer to the Voting and Meeting Q&A section of this proxy statement.

ITEMS BEING VOTED ON DURING ANNUAL MEETING

You are being asked to vote on the items of business shown below during the Annual Meeting. Our Board of Directors (our “Board”) recommends that you vote FOR each of our 9 director nominees and FOR the other two items being brought before the stockholder vote.

Item		Board Recommendation	Vote Required	Discretionary Broker Voting	Page Reference

1	Election of directors	FOR each nominee	Majority of votes cast	No	38

2	Advisory vote to approve executive compensation	FOR	Majority of shares represented and entitled to vote	No	48

3	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2021	FOR	Majority of shares represented and entitled to vote	Yes	91

VOTING PRIOR TO OR DURING ANNUAL MEETING

You may vote your shares by submitting a proxy at www.proxyvote.com in advance of the Annual Meeting or voting during the meeting at www.virtualshareholdermeeting.com/AVY2021. If you hold your shares in “street name,” you may vote during the meeting only if you properly request and receive a legal proxy in your name from the broker, bank or other nominee that holds your shares. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting as described in the Voting and Meeting Q&A section of this proxy statement.

Avery Dennison Corporation | 2021 Proxy Statement	1

ASKING QUESTIONS DURING ANNUAL MEETING

We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using easy-to-use online tools that allow stockholders to attend and participate. After the business portion of the Annual Meeting concludes and the meeting is adjourned, our Chairman/CEO will lead a Q&A session during which we intend to answer all questions submitted on the day of or during the meeting that are pertinent to our company and the items being brought before stockholder vote. Answers to any questions not addressed during the meeting will be posted promptly after the meeting on the investors section of our website. For additional information on submitting questions during the Annual Meeting, please refer to the Voting and Meeting Q&A section of this proxy statement.

OUR COMPANY

We are a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. Our products, which are used in nearly every major industry, include pressure-sensitive materials for label and graphic applications; tapes and other bonding solutions for industrial, medical and retail applications; tags, labels and embellishments for apparel; and radio-frequency identification (RFID) solutions serving apparel and other markets. We employ more than 32,000 employees in more than 50 countries.

STRATEGY OVERVIEW

We are committed to the continuing success of all our stakeholders. In a challenging 2020 due to the extraordinary impact of COVID-19, we focused on ensuring the health and well-being of our employees, delivering for our customers, minimizing the impact of the pandemic-driven recession for our investors, and supporting our communities, while continuing to invest in the long-term success of our company. We have refined how we present our key strategies shown below and on the following page, but our areas of strategic focus are consistent with recent years.

1

Drive outsized growth in high-value categories

•

We strive to increase the proportion of our portfolio in high-value products and solutions, both organically and through acquisitions; high-value categories serve markets that are growing faster than gross domestic product (GDP), represent large pools of potential profit and leverage our core capabilities, and include our specialty and durable label materials, graphics and reflective solutions, industrial tapes, intelligent labels that use RFID tags and inlays, and external embellishments

•

In 2020, organic sales change in high-value product categories outpaced that of our base businesses by more than one point, driven by growth in specialty labels, external embellishments and RFID; also advanced our RFID platform through our acquisition of the Transponder (RFID inlay) division of Smartrac, a manufacturer of RFID products (which we refer to as “Smartrac”)

2

Grow profitability in our base businesses

•	We strive to improve profitability in our base businesses by carefully balancing volume, price and mix, reducing complexity and tailoring our go-to-market strategies

•	In 2020, we protected, and even grew, operating margins in our base businesses

3

Focus relentlessly on productivity

•

We employ product reengineering and enterprise lean sigma to expand our operating margins, enhance our competitiveness (particularly in our base businesses) and provide a funding source for reinvestment

•	In 2020, we significantly expanded operating margins, showing agility in response to COVID-19 by delivering approximately $200 million of cost reduction through both structural and temporary actions

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4

Effectively allocate capital

•	We balance our investments in organic growth, productivity, and acquisitions and venture investments, while continuing to return cash to stockholders through dividends and share repurchases

•

In 2020, leveraging our strong balance sheet, we invested nearly $220 million in capital expenditures to support organic growth; completed two acquisitions; and increased our quarterly dividend rate by 7% in October after having maintained it earlier in the year and resumed repurchase of shares in Q3 after having suspended it in March, in each case due to then-uncertain impact of COVID-19 on our businesses

5

Lead in an environmentally and socially responsible manner

•

We work to deliver innovations that advance the circular economy and reduce the environmental impact of our operations; build a more diverse workforce and inclusive culture; maintain a culture of health and safety; and support our communities primarily through the Avery Dennison Foundation

•

In 2020, we continued to make progress toward our 2025 sustainability goals, reducing the environmental impact of our operations and investing in innovation platforms focused on recyclability/enabling circularity and waste reduction/elimination; redoubling our efforts to drive sustainable change in diversity and inclusion, including by sharpening our focus on racial/ethnic workforce diversity, particularly in the U.S.; and contributing $10 million to the Avery Dennison Foundation to significantly increase the scope and pace of its grantmaking in the communities in which we operate

PERFORMANCE HIGHLIGHTS

COVID-19 Response

Our top priority in 2020 given the continuing public health crisis of COVID-19 was the health, safety and well-being of our employees, followed immediately by delivering for our customers. To minimize the impact of the pandemic-driven recession on our investors, we worked to mitigate the impact of COVID-19 on our supply chain, as well as ensure we maintained a strong balance sheet and financial flexibility as we confronted uncertain capital markets. We also took several actions to support our communities during this difficult time. The actions we took in response to COVID-19 are described in the chart on the following page.

Avery Dennison Corporation | 2021 Proxy Statement	3

COVID-19 RESPONSE
Protecting Employee Well-Being

✓  Early in pandemic, ensured that employees continued to receive full pay

✓  Extended salary continuation in jurisdictions with weaker social safety nets

✓  Provided supplemental payments to express gratitude to frontline workers, with ~84% of employees (all below manager level) receiving these payments

✓  Continually adapted rigorous site safety protocols based on continuously evolving health information and governmental regulations

Serving Customers

✓  Adapted quickly to manage demand in label materials and address lockdowns impacting RBIS customers

✓  Leveraged operational excellence to maximize production capacity in label materials

✓  Developed and rapidly commercialized N95 masks primarily for sale to customers

✓  Continued to successfully execute large RFID rollouts

Mitigating Supply Chain Risk

✓  Maintained strong relationships with suppliers and customers, which helped keep supply chains open for essential businesses

✓  Selectively built strategic inventory

✓  Leveraged global footprint with dual sourcing or readily available alternatives for most commodities

Maintaining Strong Balance Sheet and Financial Flexibility

✓  Drew down $500 million under revolving credit facility in Q1 to mitigate dependence on then-unavailable commercial paper markets; promptly repaid in Q2

✓  Temporarily suspended share repurchases in March; resumed repurchases in Q3

✓  Increased dividend rate by 7% in October, after having maintained it earlier in year

✓  Heightened focus on working capital management

Supporting Communities

✓  Made $10 million contribution to Avery Dennison Foundation to significantly increase scope and pace of its support of communities in which we operate

✓  Shifted resources to produce personal protective equipment and hand sanitizer to donate to local communities

✓  Donated face masks and other needed materials to local hospitals

✓  Avery Dennison Foundation made nearly $3 million in grants to bolster rapid community response; also established employee assistance fund (supplemented by employee donations) to support team members who were furloughed, laid off, suspended or terminated due to COVID-19

Strong 2020 Performance

In 2020, by consistently executing our strategies, we continued to prove our resilience across business cycles, delivering a year of strong earnings per share (EPS) growth, significant operating margin expansion and record free cash flow, despite the challenging macroeconomic environment caused by COVID-19. These results reflected the extraordinary efforts undertaken by our leaders and teams globally to respond to COVID-19 and mitigate its impact on our company. Although we could not have predicted the pandemic, our performance in its face evidences our rigorous scenario planning, which has enabled us to be prepared for a wide range of macroeconomic scenarios. We advanced all our key strategies and delivered strong performance, reflecting the preparedness and agility of our team members worldwide, who came together to help us navigate one of the most challenging periods in our company’s history.

Our strong performance in fiscal year 2020 reflects the strength of our markets, our industry-leading positions, the strategic foundations we have laid, and our talented team. Our key financial achievements for the year are described below and on the following page.

•      Reported net sales of $6.97 billion, down 1.4% from prior year due to impact of COVID-19, with growth rebounding in 2H from its low in Q2, and roughly one-point benefit from extra week in 2020 fiscal year

•      Excluding impact of currency, sales declined 1.7% due to impact of COVID-19; sales on organic basis declined by 3.4%. Sales declined slightly in our Label and Graphic Materials (LGM) reportable segment, where increase in

4	2021 Proxy Statement | Avery Dennison Corporation

sales in Label and Packaging Materials business, driven by increased consumption of packaged goods and growth of e-commerce, was more than offset by declines in combined Graphics and Reflective Solutions driven by sharp decline in demand in Q2 following government-mandated lockdowns. Sales declined more significantly in our Retail Branding and Information Solutions (RBIS) and Industrial and Healthcare Materials (IHM) reportable segments, markets of which were more adversely impacted by COVID-19

•      Reported EPS substantially increased from $3.57 in 2019 to $6.61 in 2020, reflecting prior-year settlement charges resulting from U.S. pension plan termination and significant operating margin expansion in 2020

•      Adjusted EPS increased 8% from $6.60 to $7.10, driven by operating margin expansion; adjusted EPS was at high end of $6.90 to $7.15 annual guidance range provided to investors in January 2020

•      With reported net cash provided by operating activities of $751.3 million, delivered record free cash flow of $547.5 million, exceeding 2020 goal of $500+ million

•      On reported net income of $555.9 million, achieved return on total capital (ROTC) of 18.1%

Sales change excluding the impact of currency (sales change ex. currency), organic sales change, adjusted EPS, free cash flow and ROTC are supplemental, financial measures that we provide to assist investors in assessing our performance and operating trends. These measures are defined, qualified and reconciled from generally accepted accounting principles in the United States of America (GAAP) in the last section of this proxy statement. These non-GAAP financial measures are not a substitute for or superior to the comparable financial measures under GAAP.

Achieving Financial Targets

In March 2017, we announced five-year financial goals through 2021, including targets for compound annual organic sales growth, 2021 GAAP operating margin, compound annual adjusted EPS growth and 2021 ROTC. The combination of our growth and ROTC targets is a proxy for growth in economic value added (EVA), one of the performance objectives used in our long-term incentive (LTI) program. As shown below, based on our results for the first four years of this five-year period, we are largely on track to achieve these commitments. Our 2017-2020 compound annual organic sales growth of 2.0% was lower than our top-line target, but higher than forecasted global GDP growth (a key tenet of our top-line objective) of 1.5% over the same period.

For the 2017-2020 period, on a four-year compound annual basis (with 2016 as the base period), GAAP reported net sales and reported EPS increased by 3.5% and 16.9%, respectively, and reported net income increased by 14.7%.

	2017-2021 Targets	2017-2020 Results(1)

Sales Growth(2)	5%+ ex. currency(3) 4%+ organic	3.8% ex. currency 2.0% organic

GAAP Operating Margin	11%+ in 2021	11.6% in 2020

Adjusted EPS Growth(2)	10%+	15.3%

ROTC	17%+ in 2021	18.1% in 2020

LARGELY ON TRACK TO ACHIEVE FINANCIAL TARGETS
(1)	Results for non-GAAP measures are reconciled from GAAP in the last section of this proxy statement.
(2)

Percentages for targets reflect five-year compound annual growth rates, with 2016 as the base period. Percentages for results reflect four-year compound annual growth rates, with 2016 as the base period.

(3)	Target for sales growth ex. currency reflects the impact of completed acquisitions as of March 2017 of approximately one point.

Avery Dennison Corporation | 2021 Proxy Statement	5

Effective Capital Allocation

We have been consistently effective in executing our approach to capital allocation, balancing our investments in organic growth, productivity, and acquisitions and venture investments with continuing to return cash to stockholders through dividends and share repurchases. In 2020, on net income of $555.9 million, we invested $218.6 million in capital expenditures to support our future growth and further productivity improvement and allocated $350.4 million to acquisitions and venture investments; we also paid $196.8 million in dividends and repurchased $104.3 million in shares of our common stock.

We have invested in our businesses to support organic growth and pursued complementary and synergistic acquisitions. Our spending on capital expenditures in 2020 was 15% lower than 2019 but consistent with our externally communicated outlook for the year, during which we accelerated our pace of investment in high-value categories, particularly RFID. We also allocated over $350 million to acquisitions. In February 2020, we completed our acquisition of Smartrac for approximately $255 million. Together with our then-existing Intelligent Labels business, this acquisition created a platform with over $500 million in annual revenues, with increased potential for long-term growth and profitability, enhanced research and development capabilities, expanded product lines and additional manufacturing capacity. In December 2020, we completed our acquisition of ACPO, Ltd., an Ohio-based manufacturer of self-wound (linerless) pressure-sensitive overlaminate products, for approximately $88 million. During 2020, we also invested in three startup companies developing innovative technological solutions that we believe have the potential to advance our businesses.

In 2020, we deployed $301.1 million to pay an annual dividend of $2.36 per share and repurchase 0.8 million shares of our common stock. We raised our quarterly dividend rate by approximately 7% in October 2020, after having maintained it earlier in the year due to the impact of COVID-19. Given the uncertain impact of COVID-19 at that time, in March 2020, we suspended our repurchase of shares and did not resume repurchases until the third quarter; as a result, in 2020, we allocated less than half the capital we deployed to share repurchases in 2019.

As shown below, over the last five years, we have allocated over $900 million to acquisitions and venture investments and nearly $2 billion to dividends and share repurchases.

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Total Stockholder Return (TSR) Outperformance

We experienced strong TSR in 2020 despite the uncertain macroeconomic environment during most of the year as a result of COVID-19, delivering TSR of over 20% and outperforming the S&P 500. However, we believe that our longer-term TSR is a more meaningful measure of our performance than our one-year TSR, which can be significantly impacted by short-term market volatility that may be unrelated to our performance (as occurred at various times during 2020). We focus on TSR because it measures value we create for our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends). We compare ourselves to the median of the S&P 500 Industrials and Materials subsets because we are a member of the Materials subset, and also share many characteristics with members of the Industrials subset; this practice is further informed by feedback from our investors, who have indicated that they look at both subsets in evaluating our performance relative to that of our peers.

5-Year Cumulative TSR

1-, 3- and 5-Year TSR

	AVY	S&P 500	S&P Indus. & Mats.*

2016	15%	12%	21%

2017	67%	22%	28%

2018	(20)%	(4)%	(14)%

2019	49%	32%	34%

2020	21%	18%	17%

3-Year TSR	43%	49%	32%

5-Year TSR	173%	103%	116%
*	Based on median of companies in both subsets as of December 31, 2020.

STOCKHOLDER ENGAGEMENT

In addition to our extensive investor relations program through which members of management engage with our investors throughout the year, we have a longstanding practice of supplemental engagement with stockholders to discuss our strategies, performance, governance, executive compensation, sustainability and human capital management practices and solicit their feedback. This engagement program takes place throughout the year, as shown below.

Avery Dennison Corporation | 2021 Proxy Statement	7

Summary of 2020 Engagement Results

In 2020, we contacted our top 30 investors (representing 60-65% of our outstanding shares) in both the spring and the fall. Board members, in particular our Lead Independent Director, and management were made available to answer questions and address concerns. In the aggregate, we received responses from and engaged with investors representing ~35% and ~30%, respectively, of our outstanding shares. We engaged with every stockholder who requested to meet, and our Lead Independent Director led the majority of our off-season engagements. We also discussed the process, results and feedback from our 2020 engagement with the Talent and Compensation Committee (the “Compensation Committee”) and the Governance Committee of our Board.

Our 2020 engagements focused primarily on two key areas of investor interest: our response to COVID-19’s impact on our employees, customers, investors and communities, and our diversity and inclusion progress in light of the demonstrated need for greater racial and social justice in society. We also shared with our top 30 investors our first ESG Download, a report that consolidates our ESG policies and metrics, which we published in August 2020. This document spurred substantial discussion how we have incorporated ESG matters into our business strategies and progress made in meeting our ESG goals.

In addition, following the lower support director Mark Barrenechea received for his reelection at our 2020 Annual Meeting, we again solicited our stockholders’ views on his board commitments. In these discussions, we highlighted his contributions to our Board, demonstrated commitment to our company and management, industry experience and information technology expertise, skill alignment with our strategic priorities, and consistently strong attendance and engagement during his tenure.

The results of our 2020 engagement with our top 30 stockholders on governance, executive compensation, sustainability and human capital management matters are shown below.

2020 ENGAGEMENT RESULTS

Summary of 2020 Engagement Feedback

Our Board and management believe that regular stockholder engagement fosters a deeper understanding of investors’ evolving expectations on ESG matters and helps us ensure our programs continue to align with best practices.

Governance and Environmental Sustainability Matters

With respect to matters related to governance and environmental sustainability, inclusive of climate change, we discussed Board oversight of our strategies, our response to COVID-19 and progress toward our 2025 sustainability goals, including with respect to plastics recyclability and greenhouse gas emissions; our Board’s expanded stakeholder focus, as reflected in our strategies and evidenced in our ESG Download published in August 2020; and Board composition and refreshment, particularly the outside board commitments of one of our directors and the racial/ethnic and gender diversity on our Board.

Executive Compensation and Social Sustainability Matters

With respect to executive compensation and social sustainability, we discussed Board oversight of our strategies, our response to COVID-19 (including the potential for changes to executive compensation to address the impact of the pandemic, as well as measures implemented to support employees more broadly), and diversity and inclusion initiatives, particularly related to race/ethnicity in the U.S.; the potential for consideration of non-financial measures in our incentive compensation programs to address ESG topics while maintaining pay-for-performance alignment; the status of changes initially approved for 2020 CEO compensation but reversed due to COVID-19; and the Compensation Committee’s oversight of additional talent management topics such as succession planning, leadership development and pay equity.

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SUSTAINABILITY

Sustainability is one of our core values and has long been an integral part of the way we do business. Our aim is to improve the sustainability of our products and processes, build a more diverse workforce and an inclusive culture, maintain a culture of health and safety, and support our communities to create value for all our stakeholders. Key to our progress has been integrating sustainability into our business strategies and engaging employees at all levels.

In our 2020 integrated sustainability and annual report, we present highlights of our achievements against our 2025 sustainability goals and announce our more ambitious 2030 sustainability goals, which are focused on delivering innovations that advance the circular economy, reducing the environmental impact in our operations and supply chain, and making a positive social impact by enhancing the livelihood of our people and communities.

In the first five years of the 10-year horizon for our 2025 sustainability goals, we have made meaningful progress, as shown in the scorecard shown below. You can find additional information in our 2020 integrated sustainability and annual report, as well as on the sustainability section of our website.

2020 SUSTAINABILITY SCORECARD
Focus Area	Goal(s)	Baseline Year	Highlights of Progress
Greenhouse Gas Emissions	Achieve at least 3% absolute reduction year-over-year and at least 26% overall reduction by 2025	2015

Reduced absolute GHG emissions by ~19% in 12 months through Q3 2020 compared to same period in prior year, primarily due to increased purchase of renewable energy credits; GHG emissions fell ~45% compared to baseline year

Paper	Source 100% certified paper, of which at least 70% is Forest Stewardship Council®-certified	2015	Of total volume of paper procured in 2020, ~92% was certified, with ~83% of facestocks Forest Stewardship Council®-certified
Films	Ensure that 70% of films we buy conform to, or enable end products to conform to, our environmental and social guiding principles	N/A	~97% of 2020 film volume conformed to LGM’s restricted substance list
Chemicals	Ensure that 70% of chemicals we buy conform to, or enable end products to conform to, our environmental and social guiding principles	N/A	~96% of 2020 chemical volume conformed to LGM’s restricted substance list
Products and Solutions	Through innovation, deliver above-average growth in sales from sustainability-driven products and services Ensure that 70% of our products and solutions conform to, or enable end products to conform to, our environmental and social guiding principles	2015

~44% and ~55% of LGM and RBIS sales, respectively, in 2020 came from sustainability-driven products that are responsibly sourced, enable recyclability, contain recycled content, or use less material without compromising performance

Waste	Be 95% landfill-free, with at least 75% of our waste reused, repurposed or recycled Eliminate 70% of the matrix and liner waste from our value chain	2015	Diverted ~94% of solid waste from landfills and recycled ~67% of waste as of year-end 2020
People	Continue to cultivate diverse (40%+ female at level of manager and above), engaged, safe (recordable incident rate of <0.25), productive and healthy workforce Continue to invest in our employees and the communities in which they live and work	2015

Increased female representation at level of manager and above by ~7% from baseline year; level was 34% at year-end 2020

Continued world-class safety record, with recordable incident rate of 0.21 in 2020, far surpassing manufacturing industry average of 3.0 in 2019 (most recently available industry average)

Transparency	Commit to goals publicly and be transparent in reporting progress	N/A

Enhanced transparency by providing greater ESG disclosures in 2019 integrated sustainability and annual report published in March 2020, committing to publishing progress annually; first ESG Download published in August 2020; and 2020 integrated sustainability and annual report and ESG Download, both published in March 2021

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DIVERSITY AND INCLUSION

Diversity is one of our core values, reflecting our interest in ensuring an inclusive and respectful environment for people of all backgrounds and orientations and our recognition that we gain strength from diverse ideas and teams. The importance of diversity and inclusion (D+I) to our company is further evidenced by the diversity-related targets included in our 2025 sustainability goals. Over the past several years, we have made consistent progress in our D+I journey, as shown below. In 2020, we redoubled our efforts to drive sustainable change, recognizing the need to accelerate our collective journey toward greater racial and social justice in society. We are for the first time making publicly available our EEO-1 statistics, which we collect as required by the U.S. Equal Opportunity Commission. This information, which reflects the voluntary self-identification by our U.S. employees in 2020, can be found in our ESG Download published in March 2021.

HIGHLIGHTS OF D&I JOURNEY
2014-2015	• Established goal of 40%+ female at manager level and above • Employees established Northeast Ohio Chinese employee resource group (ERG)
2016

•   Launched unconscious bias training for managers globally

•   Released D+I Talkabout Toolkit

•   Initiated Women.Empowered development program

•   Increased flexible work arrangements

•   Added inclusion index to employee engagement survey

2017	• Employees established Elevate, Women’s ERG • Required gender diverse hiring slate goals globally • Joined CEO Action for Diversity & Inclusion
2018	• Employees established Black ERG • Added diversity as company value • Launched Men as Allies program • Reviewed director+ level gender pay equity, making adjustments where needed
2019

•   Employees established Veterans ERG

•   Employees established UNITE, LGBTQ+ ERG

•   Launched North America iBelong D+I employee engagement campaign

•   Expanded gender pay equity review, making adjustments where needed

2020

•   Employees established Voz Latina ERG

•   Launched D+I Town halls in North America

•   Established Regional D+I Councils and certain Regional D+I Executive Councils

•   Increased transparency through greater ESG reporting

•   Began recruiting for enterprise-wide D+I leader

•   Continued expanding gender pay equity review and began evaluating U.S. racial/ethnic pay equity, making adjustments where needed

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2021 DIRECTOR NOMINEES (ITEM 1)

Matrix of Director Skills, Qualifications and Demographic Backgrounds

Our director nominees bring a balance of skills, qualifications and demographic backgrounds to their oversight of our company, as shown in the matrix below. In 2020, we asked each of our directors to complete a Board diversity questionnaire, with a long list of demographic characteristics for them to indicate the categories with which they self-identify; as a result, this matrix has been significantly expanded from previous years based on the characteristics we included in our questionnaire and updated to reflect our directors’ responses. The Governance Committee regularly evaluates the skills, qualifications and demographic backgrounds desirable for our Board to best advance our business strategies and serve the interests of all our stakeholders.

Governance Guidelines Criteria
Independent	✓	✓	✓	✓	✓	✓	✓		✓
Senior Leadership Experience(1)	✓	✓	✓	✓	✓	✓	✓	✓
Industry Experience(2)	✓		✓	✓	✓	✓	✓	✓	✓
Global Exposure(3)	✓	✓	✓	✓	✓	✓	✓	✓	✓
Board Experience(4)	✓	✓	✓	✓	✓	✓	✓		✓
Financial Expertise(5)		✓						✓	✓
Industry Experience
Retail/Dining				✓	✓
Packaging	✓							✓
Consumer Goods			✓		✓				✓
Industrial Goods/Technology						✓	✓	✓
Demographic Background
Tenure (years)	4	8	11	18	13	2	8	4	15
Gender(6)
Female				✓			✓
Male	✓	✓	✓		✓	✓		✓	✓
Non-Binary Gender
Age	58	65	64	65	68	56	64	49	65
Mandatory Retirement Year	2035	2028	2029	2028	2025	2037	2029	2044	2028
Race/Ethnicity(6)
Black or African American		✓
Hispanic or Latino	✓
White	✓		✓	✓	✓	✓	✓	✓	✓
Asian (including South Asian)
Native Hawaiian or Pacific Islander
Native American or Alaska Native					✓
LGBTQ+(6)
Veteran(6)					✓
Lives/Has Lived Abroad	✓		✓			✓		✓	✓

(1)	Experience as president, chief executive officer or in similar senior executive positions.
(2)	Experience in the retail/dining, packaging, consumer goods or industrial goods/technology industries.
(3)	Seniority in a global enterprise or significant experience in international markets.
(4)	Prior or concurrent service on other U.S. public company boards.
(5)	Expertise in accounting, auditing, tax, banking, insurance or investments.
(6)	Based on each director’s self-identification in our 2020 Board diversity questionnaire.

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Board Performance Highlights

Our Board provides strong oversight of our management team and company, with many notable accomplishments in recent years, highlights of which are described below.

•

Supported management in navigating challenges presented by COVID-19, ensuring we protected employee well-being, delivered for customers, mitigated supply chain risk, maintained strong balance sheet and financial flexibility, and supported communities, while continuing focus on long-term business strategies and ongoing risk mitigation

•

Supported consistent execution of strategic priorities, which delivered significant operating margin expansion and double-digit compound adjusted EPS growth in first four years of our 2017-2021 financial targets, as well as 2016-2020 TSR of 173%, substantially outperforming S&P 500

•	Oversaw completion of seven acquisitions that advanced our capabilities and increased proportion of our portfolio consisting of high-value product categories

•

Oversaw executive leadership development and succession planning, with several experienced leaders promoted to senior executive positions and effectively transitioning into roles, including both our Chief Human Resources Officer and our Chief Legal Officer in 2020

•	Onboarded and mentored CEO after he became Chairman in 2019 and successfully transitioned Patrick Siewert into Lead Independent Director role in 2020 following departure of David Pyott

•	Implemented thoughtful Board refreshment and succession planning, with 4 new directors appointed in last 8 years, 2 of whom increased racial/ethnic or gender diversity

Board Governance Highlights

Our Board’s governance program reflects our company values and facilitates our directors’ independent oversight of our company. Highlights of our program, which we believe is generally consistent and aligned with the Investor Stewardship Group’s Corporate Governance Principles for U.S. Listed Companies, are shown below.

Stockholder Rights	✓ Market-standard proxy access ✓ No supermajority voting requirements ✓ No poison pill ✓ No exclusive forum or fee-shifting bylaws
Board Governance

✓  Annual election of directors

✓  Majority voting in director elections

✓  Single class of outstanding voting stock

✓  Current directors 90% independent; director nominees 89% independent

✓  Robust Lead Independent Director role

✓  Regular director succession planning and Board refreshment

✓  Continuous executive succession planning and leadership development

✓  Annual Board evaluations

✓  Mandatory director retirement policy

✓  Governance Guidelines

✓  Strong Committee governance

✓  Direct access to management and experts

APPROVAL OF EXECUTIVE COMPENSATION (ITEM 2)

The Compensation Committee designs our executive compensation program to motivate our leaders to execute our business strategies and deliver long-term value for our investors. The program delivers pay for performance, with realized compensation dependent on our company achieving challenging annual and long-term financial performance targets and value creation objectives that advance the interests of our stockholders.

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Performance-Based Compensation

Target total direct compensation (TDC) for our corporate Named Executive Officers (NEOs) is comprised of the elements shown below.

ELEMENTS OF TARGET TDC FOR CORPORATE NEOs

The Compensation Committee establishes the target TDC of our NEOs to incent strong operational and financial performance and stockholder value creation, giving consideration to the market median, role responsibilities, individual performance, tenure, retention and succession. As shown below, the majority of this compensation is performance-based, meaning that our executives ultimately may not realize the value of the at-risk components of TDC if we fail to achieve our financial objectives.

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Pay for Performance

As shown in the graph below, over the past five years, our cumulative TSR has increased by 173% while the annual compensation of our CEO has remained relatively constant, except for 2016 when he received a one-time equity grant in connection with his promotion to CEO.

Changes in 2020 Executive Compensation

Changes Approved in April 2020

Given the uncertain impact of COVID-19 on market conditions, our CEO recommended to the Compensation Committee in April 2020 that the base salary increases for our executive leadership team (which includes all of our NEOs) approved by the committee in February 2020 be indefinitely postponed, and no such increases were given in 2020. In light of market conditions at the time and also at the recommendation of our CEO, the Compensation Committee determined that his 2020 target annual and long-term incentive opportunities should remain at 2019 levels. As a result, the Compensation Committee approved the reductions in CEO compensation for 2020 described below.

•	His target AIP opportunity for 2020 would remain at previous level of 125% of base salary rather than 140% of base salary approved by Compensation Committee in February 2020

•	His target LTI opportunity for 2020 would remain at previous level of 475% of base salary rather than 585% of base salary as approved by Compensation Committee in February 2020

•	Both target opportunities would be based on his 2019 year-end base salary of $1,133,000

In connection with these reductions, our CEO forfeited 5,811 PUs and 6,662 MSUs, with an aggregate grant date fair value of approximately $1.3 million, granted to him in February 2020.

Changes Approved in February 2021

Despite the adverse impact of COVID-19, no adjustments to short- or long-term incentive compensation were made for our corporate NEOs; their 2020 AIP awards and 2018-2020 PUs paid out on the basis of unadjusted company results. Similarly, the goals for their 2020-2022 PUs granted to them in February 2020 were not adjusted to reflect the impact of COVID-19.

COVID-19 had a disproportionate impact on RBIS’ results in 2020. As a result, although the business achieved its short-term objectives while managing a challenging environment during the year, the business did not achieve any of its original goals for 2020. However, RBIS delivered substantial temporary cost savings and accelerated restructuring actions to expand its operating margins; achieved its net income plan for the second half of the year and significantly grew sales on an organic basis in the fourth quarter; successfully integrated Smartrac and exceeded its 2020 performance targets for the acquisition; and achieved a high employee engagement score, despite having taken

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aggressive actions to reduce costs. Using its allowable discretion to exclude some of this impact, the Compensation Committee approved an AIP financial modifier of 60% for the RBIS team to recognize their achievements in navigating the challenges the business faced during the year. Given our business NEO’s 25% linkage to total company adjusted EPS, his overall adjusted AIP financial modifier was 76%.

The Compensation Committee also reviewed the performance of the 2018-2020 PUs for our business NEO. Noting that RBIS had entered 2020 with performance during the first two years of the three-year performance period in excess of the maximum level of performance and using its allowable discretion to exclude some of the extremely adverse impact, the Compensation Committee determined to increase the payouts for the 2018-2020 for all RBIS participants from 84% to 126% to recognize the team’s impressive EVA performance through 2019, as well as their achievements in navigating the challenges related to COVID-19 that the business faced during 2020. In addition, the Compensation Committee reviewed the performance of the 2020-2022 PUs for our business NEO. Noting that RBIS had taken substantial actions to protect operating margins during the year and using its allowable discretion to exclude some of this impact, the Compensation Committee determined to revise RBIS’ EVA goals originally approved in February 2020 for threshold, target and maximum EVA performance. The revised goals continue to require strong growth and margin improvement compared to the 2019 baseline for the business, although on a different trajectory than originally planned given the extraordinary impact of COVID-19 on RBIS’ markets in 2020.

2021 CEO Compensation

Based on expert advice provided by its independent compensation consultant, Willis Towers Watson, and giving further consideration to the feedback from investors received in 2019 and 2020, the Compensation Committee determined to reinstate the longer-term approach it intended for our CEO’s 2020 compensation for 2021. Consistent with the Committee’s initial decision in February 2020, our CEO’s 2021 target TDC was set between the market 50th and 75th percentiles of his market peers, reflecting his strong performance throughout his five-year tenure in the role, during which our company delivered top quartile performance. The committee’s current intent is not to revisit his compensation until 2024 unless warranted by market conditions or our company results.

Reviewing 2020 market pay rates and projected 2021 market pay rates for companies with annual revenues between $6 billion and $10 billion, the Compensation Committee determined to target our CEO’s target TDC for 2021 at $9.9 million by increasing (i) his base salary by 6% to $1.2 million, noting that his base salary had not been increased in the previous three years; (ii) his target AIP opportunity from 125% of base salary to 140% of base salary; and (iii) his target LTI opportunity from 475% of base salary to 585% of base salary. The Compensation Committee recognized that our CEO had delivered strong value creation for all our stakeholders by leading the execution of our strategies during his five-year tenure in the role and successfully navigating the impact of COVID-19 in 2020. The Compensation Committee noted that over 90% of his new target TDC would consist of at-risk, performance-based compensation; our CEO’s realized compensation will depend on our company achieving strong TSR performance, delivering our 2021 financial targets and 2025 sustainability goals, and continuing to engage our employees, serve our customers, deliver for our investors, and support the communities in which we operate.

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Executive Compensation Best Practices

As summarized below and described in further detail in the CD&A section of this proxy statement, our executive compensation program aligns with our financial goals and business strategies and reflects best practices.

Pay-for-Performance

✓  86% of CEO 2020 target TDC tied to company performance

✓  68% of CEO 2020 target TDC equity-based to incent delivery of long-term stockholder value

✓  Rigorous stock ownership policy; requires CEO ownership of ~6x base salary, with 50%+ held in vested shares

Compensation Best Practices

✓  Double-trigger equity vesting requires termination of employment after change of control

✓  Three-year average burn rate of 0.67% at year-end 2020 at 50th percentile of S&P 500 companies

✓  Compensation clawback in event of accounting restatement

✓  Independent compensation consultant retained and serving at direction of Compensation Committee

✓  Annual Compensation Committee evaluation and charter review

✓  Periodic formal risk assessment of compensation policies and practices

✓  Releases from liability and restrictive covenants for departing executives

✓  Review of NEO tally sheets reflecting all compensation components

× No NEO employment contracts

× No guaranteed AIP awards; NEO AIP awards based on company or business performance

× No excise tax gross-ups on change of control severance benefits

× No tax gross-ups on perquisites

× No above-market interest rates for deferred compensation

× No re-pricing of stock options without stockholder approval

× No payout of MSU dividend equivalents until vesting

× No grant of stock options below fair market value

× No supplemental retirement benefits

RATIFICATION OF APPOINTMENT OF PwC (ITEM 3)

Our Board’s Audit and Finance Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year 2021 and our Board is seeking stockholder ratification of the appointment. PwC remains well-qualified to act as our independent registered public accounting firm, has a deep understanding of our operations and accounting practices, and maintains rigorous procedures to continuously ensure auditor independence. The committee considered the qualifications, performance, independence and tenure of PwC, the quality of its discussions with PwC, and the fees charged by PwC for the level and quality of services provided by the firm during 2020, and determined the reappointment of PwC to be in the best interest of our company and stockholders.

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GOVERNANCE

Under the oversight of our Board of Directors (our “Board”), we have designed our governance program to comply with applicable laws and regulations – including the rules of the Securities and Exchange Commission (SEC) and the listing standards of the New York Stock Exchange (NYSE) – and to reflect best practices as informed by the practices of other large public companies, recommendations from our outside advisors, the voting guidelines of our stockholders and the policies of proxy advisory firms. The key features of our program are described in the Board Governance Highlights section of the proxy summary; together they form a governance program that we believe is generally consistent and aligned with the Investor Stewardship Group’s Corporate Governance Principles for U.S. Listed Companies.

We encourage you to visit the investors section of our website under Corporate Governance, where you can view and download current versions of the documents shown below, which are referenced in this proxy statement:

•	Amended and Restated Certificate of Incorporation

•	Amended and Restated Bylaws (our “Bylaws”)

•	Corporate Governance Guidelines (our “Governance Guidelines”)

•	Charters for our Board’s Audit and Finance Committee (the “Audit Committee”), Talent and Compensation Committee (the “Compensation Committee”), and Governance Committee

•	Code of Conduct

•	Code of Ethics for the Chief Executive Officer (CEO) and Senior Financial Officers

•	Audit Committee Complaint Procedures for Accounting and Auditing Matters

Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement. You can receive copies of these documents, without charge, by writing to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

CODE OF ETHICS

We have adopted a Code of Ethics that requires our CEO, Chief Financial Officer (CFO) and Chief Accounting Officer (CAO) to act professionally and ethically in fulfilling their responsibilities. Only the Audit Committee or the Governance Committee can amend or waive the provisions of our Code of Ethics, and any amendments or waivers must be posted promptly on our website or timely filed with the SEC on a Current Report on Form 8-K. We last amended our Code of Ethics in April 2014.

Code of Ethics Responsibilities

•   Avoid actual or apparent conflicts of interest

•   Ensure complete and accurate SEC filings

•   Respect confidentiality of financial and other information

•   Employ corporate assets responsibly

•   Report Code of Ethics violations to Chair of Audit or Governance Committees

Supporting fulfillment of responsibilities, our controllership and internal audit functions ensure that we maintain a robust internal control environment, with the leaders of these functions regularly reporting to, and periodically meeting in executive session with, the Audit Committee.

CODE OF CONDUCT

Our Code of Conduct applies to all of our directors, officers and employees and reflects our values of Integrity, Courage, External Focus, Diversity, Sustainability, Innovation, Teamwork and Excellence. It includes leadership messages, detailed information regarding higher risk areas, and case studies to provide guidance on situations that raise complex ethical questions. Our Code of Conduct has been translated into over 30 languages and our leaders affirm their commitment to complying with it when they first join our company and thereafter as part of our annual compliance certification. We train employees on the Code at least biannually, in addition to our online training program generally consisting of four courses per year covering specific risk areas from the Code that computer-based employees are required to complete.

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To ensure that the policies and principles encompassed in our Code of Conduct reach all our employees, we develop and launch three “Talkabout” toolkits (also in over 30 languages) globally each year, which managers are required to use to engage in meaningful discussion with their teams regarding topics from the Code of Conduct. These toolkits consist of presentation slides and an introductory subtitled video, which includes messages from our Chief Compliance Officer and other company leaders.

Ethics-Based Corporate Culture and Policies

Reflecting the culture of our company, the ethics-based corporate policies and other matters discussed in our Code of Conduct are shown below. Our global supplier standards extend our commitment to our third party service providers, establishing our expectation that they also do business in an ethical manner.

Business Conduct GuideLine

Our Business Conduct GuideLine (the “GuideLine”) is a whistleblower hotline available at all hours for employees or third parties to report potential   violations of our Code of Conduct or applicable laws, anonymously if they so choose.

The GuideLine may be reached by (i) calling 800.461.9330 toll-free in the U.S., 720.514.4400 direct with applicable charges from any location, or toll-free outside of the U.S. using the country-specific toll-free numbers found in our Code of Conduct or (ii) visiting averydennison.com/guidelinereport (averydennison.com/guidelinereport-eu in Europe). The hotline is operated by an independent third party and accepts reports in any language to accommodate the needs of our global workforce and customer/supplier base. Reports are investigated under the direction of our Chief Compliance Officer, in consultation with our law department and senior management and with oversight from the Governance Committee. We prohibit retaliation for good-faith reporting.

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COMPLAINT PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

The Audit Committee has adopted procedures for the confidential, anonymous submission of complaints related to accounting, accounting standards, internal accounting controls and audit practices.

These procedures relate to reports of (i) fraud or deliberate error in the preparation, evaluation, review or audit of our financial statements or other financial reports; (ii) fraud or deliberate error in the recording or maintenance of our financial records; (iii) deficiencies in, or noncompliance with, our internal accounting controls; (iv) misrepresentation or false statement to or by a senior officer or accountant regarding any matter contained in our financial records, statements, or other reports; or (v) deviation from full and fair reporting of our financial condition. Any person, including third parties, may submit a good faith complaint regarding accounting and auditing matters and employees may do so without fear of retaliation. The Audit Committee oversees these procedures, with investigations conducted under the direction of our internal audit department in consultation with our Chief Compliance Officer, law department and senior management to the extent appropriate under the circumstances.

Stockholders and other interested parties interested in communicating regarding these matters may make a confidential, anonymous report by contacting the GuideLine or writing to the Audit and Finance Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

STOCK OWNERSHIP POLICY

Our stock ownership policy requires that non-employee directors acquire and maintain a minimum ownership interest in our company of $500,000 and our CEO and other current NEOs acquire and maintain a minimum ownership interest in our company equal to 6x and 3x his or her annual base salary, respectively; at least 50% of the applicable minimum ownership requirement must be held in vested shares.

The values of the following shares/units are considered in measuring compliance with our stock ownership policy: shares beneficially owned or deemed to be beneficially owned, directly or indirectly, under federal securities laws; for officers, shares or units held in qualified and non-qualified employee benefit plans, unvested restricted stock units (RSUs) subject to time-based vesting, and 50% of the value of unvested market-leveraged stock units (MSUs) at the target payout level; and, for non-employee directors, RSUs and deferred stock units (DSUs). Unvested performance units (PUs) and stock options are not considered in measuring compliance.

If a director or officer fails to achieve or make reasonable progress towards achieving his or her respective ownership requirement, he or she is required to retain shares acquired, net of taxes, from the exercise of stock options or vesting of stock awards until such level is met. These individuals are not allowed to transact in company stock until they certify that they will remain in compliance with our stock ownership policy after giving effect to the transaction they plan to effectuate.

The Compensation Committee and the Governance Committee reviewed the stock ownership of our non-employee directors in December 2020 and February 2021, respectively. Both Committees determined that all of our non-employee directors were in compliance with our stock ownership policy, with average ownership of 10x the minimum ownership requirement, helping ensure their interests remain aligned with those of our stockholders and further incenting their focus on long-term stockholder value creation.

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The Compensation Committee reviewed executive stock ownership in December 2020 and determined that all of our executive officers, including all NEOs, were in compliance with our stock ownership policy.

STOCK OWNERSHIP POLICY COMPLIANCE
	Shares* as of 2020 FYE (#)	Minimum Requirement	% of Requirement	Policy Compliance

Non-Employee Directors		$ 500,000
Bradley Alford	41,050		1,266%	✓
Anthony Anderson	16,992		524%	✓
Peter Barker	64,465		1,988%	✓
Mark Barrenechea	5,593		172%	✓
Ken Hicks	42,828		1,320%	✓
Andres Lopez	7,438		229%	✓
Patrick Siewert	16,485		508%	✓
Julia Stewart	61,570		1,899%	✓
Martha Sullivan	27,184		838%	✓

Chairman, President & CEO		6x Base Salary
Mitchell Butier	240,724	$6,798,000	546%	✓

Other NEOs		3x Base Salary
Gregory Lovins	41,470	$1,854,000	345%	✓
Deon Stander	30,339	$1,665,387	281%	✓
Anne Hill	24,120	$1,644,018	226%	✓
Susan Miller	14,865	$1,743,144	131%	✓

*	Reflects shares/units considered in measuring compliance with our stock ownership policy rather than vested shares.

INSIDER TRADING POLICY

Our insider trading policy prohibits our Board members, officers and employees from engaging in transactions in our company’s stock while in the possession of material non-public information; engaging in transactions in the stock of other companies while in possession of material non-public information that they become aware of in performing their duties; and disclosing material non-public information to unauthorized persons outside our company.

Limited Trading Windows

Our insider trading policy restricts trading by Board members, officers (including our NEOs) and director-level employees during blackout periods, which generally begin two weeks before the end of each fiscal quarter and end two business days after the release of earnings for the quarter. Additional blackout periods may be imposed, with or without notice depending on the circumstances.

Prohibitions on Hedging and Pledging

Our insider trading policy prohibits our directors, officers and employees from purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of shares of our common stock they hold, directly or indirectly. In addition, directors and officers are expressly prohibited from – and our non-officer employees are strongly discouraged from – pledging any of their shares of common stock to secure personal loans or other obligations, including by holding such shares in a margin account.

To our knowledge, based on our review of their written representations in our annual director and officer questionnaire, all of our Board members and executive officers complied with our insider trading policy during 2020, and none of them has hedged or pledged shares of our common stock.

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SUSTAINABILITY

Sustainability and Diversity are two of our core values and have long been part of our approach to doing business, driving us to work within our company and across our entire value chain to address the environmental and social impacts of our products and practices. We aim to continually improve the environmental sustainability of our products and processes, build a more diverse and inclusive workforce, and provide meaningful support for our communities to create value for all our stakeholders.

With strategic guidance and direction provided by Mitch Butier, our Chairman, President and CEO, responsibility over ensuring that we continue to make meaningful progress toward achieving our 2025 sustainability goals resides with Deon Stander, Vice President and General Manager of our Retail Branding and Information Solutions business. Our enterprise-wide Sustainability Council, led by Mr. Stander and comprised of a cross-divisional and cross-functional group of leaders to drive broad accountability and continually accelerate our progress, generally meets bimonthly and updates our executive leadership team quarterly.

Board oversight over environmental sustainability and community investment is primarily conducted by the Governance Committee, which receives a report from management on each of these topics at least once a year. In addition, our full Board engages with business leaders on their sustainability initiatives during its regular review of their business strategies. In July and December 2020, our Board held strategy sessions focused on environmental sustainability and our innovation efforts to address the increasing need and demand for more sustainable products.

Board oversight over social sustainability is conducted primarily through the Compensation Committee, which regularly reviews our diversity and inclusion progress and discusses other matters related to human capital management. In December, substantially all members of our entire Board engaged with, and challenged, management in an in-depth discussion of our D+I journey, including by reviewing the initiatives being undertaken by each of Regional D+I Councils and analyzing D+I statistics for our executive leadership team and our U.S. workforce.

ENGAGING OUR STAKEHOLDERS

We seek to ensure that our sustainability efforts are consistent with the expectations of our stakeholders. We regularly communicate with individuals and organizations interested in how we do business generally and our sustainability efforts in particular, and also conduct stakeholder interviews as part of our regular materiality assessments. These assessments help set our sustainability agenda, focusing us on the areas in which we can have the most impact. In 2020, we partnered with Environmental Resources Management to refresh our materiality assessment and reprioritize the sustainability topics most significant to our stakeholders. An updated materiality map showing the importance of various ESG topics to our company and our external stakeholders described on the following page may be found in our second ESG Download published in March 2021.

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SUSTAINABILITY STAKEHOLDERS

1

Industry

Working Groups        Conferences

2

Customers and Brand Owners

Product Collaborations        Surveys        Site Audits        Working Groups

3

Employees

Engagement Survey        Works Councils        Employee Resource Groups        Intranet/Town Halls

Code of Conduct        Training        Business Conduct GuideLine

4

Investors

Annual Meetings        Quarterly Earnings Calls        Investor Meetings        Stockholder Engagement Program

5

Non-Governmental Organizations

Consultations on Issues of Concern        Specific Initiatives (e.g., responsibility sourcing paper, reducing GHG emissions)

6

Policymakers and Regulators

Permitting        Audits        Certifications

7

Communities

Foundation Grantmaking        Employee Volunteerism        Civic Collaboration

8

Suppliers

Supplier Standards        Compliance Training        Supplier Audits        Joint Projects

PROGRESS TOWARD ACHIEVING 2025 GOALS; NEW 2030 GOALS

In our 2020 integrated sustainability and annual report, we present highlights of our progress against our 2025 sustainability goals and announce our more ambitious 2030 sustainability goals. After updating our materiality assessment to better understand the environmental and social sustainability challenges facing our company and stakeholders, we reframed our eight 2025 goals into the following three broader goals that we are aiming to achieve by 2030: deliver innovations that advance the circular economy; reduce the environmental impact in our operations and supply chain; and make a positive social impact by enhancing the livelihood of our people and communities. Within each of these goals, we have specific targets related to environmental and social sustainability. Going forward, we will report our progress against both sets of goals.

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In the first five years of the 10-year horizon for our 2025 sustainability goals, we have made meaningful progress, as shown in the scorecard in the proxy summary. You can find additional information in our 2020 integrated sustainability and annual report, our ESG Downloads available in the investors section of our website, and the sustainability section of our website.

In our ESG Downloads published at least annually, we disclose our ESG metrics using the frameworks of the Sustainability Accounting Standards Board (SASB), the Global Reporting Initiative (GRI) and CDP Worldwide. In November 2020, we joined the United Nations Global Compact and made commitments to the UN Sustainable Development Goals.

DIVERSITY AND INCLUSION

Diversity is one of our core values, reflecting our desire to ensure an inclusive and respectful environment for people of all backgrounds and orientations and our recognition that we gain strength from diverse ideas and teams. The importance of D+I to our company is further evidenced by the diversity-related targets included in our 2025 sustainability goals. D+I at our company is led by our cross-functional and cross-divisional D+I Council, chaired by our President/CEO and advised by our Chief Human Resources Officer. Highlights of our D+I journey are shown in the proxy summary and further described below.

In recent years, among other initiatives, our D+I efforts have focused on training our managers globally on unconscious bias; increasing the number of sites offering flexible work arrangements; adding an inclusion index to our annual employee engagement survey; and expanding our Women.Empowered program featuring interactive discussions among nominated female participants to facilitate and enhance their development. We joined CEO Action for Diversity & Inclusion, the largest CEO-driven business commitment to advance D+I in the workplace, externally committing ourselves to our internal value. We also began evaluating evaluated gender pay equity annually, making adjustments to compensation for both male and female employees where needed.

In 2019, we began formally encouraging and more actively supporting employee resource groups (ERGs), a few of which had already begun to form through the initiative of their individual founders. ERGs are voluntary executive-sponsored and employee-led groups comprised of individuals who join together based on common interests or demographic backgrounds such as race, ethnicity, sexual orientation and veteran status. Participation in these groups is not limited to individuals in these categories, but rather is open to all employees interested in learning about the experiences and challenges of their colleagues. Our ERGs expanded in number throughout 2019 and 2020, with increasing participation and engagement beyond the U.S. Our ERGs currently include groups centered around women, ethnic Chinese, Black employees, military veterans, Hispanic/Latinx employees, and LGBTQ+ individuals.

In 2020, we established Regional D+I Councils in North America; Latin America; Europe; Middle East and Africa; North Asia; and South Asia, which provide leadership of initiatives that more strongly resonate with employees in their respective regions. In addition, we established Regional D+I Executive Councils in certain of these regions to provide a direct avenue for the initiatives and outcomes sought by those Regional D+I Councils to be heard, aligned upon and implemented by their regional business leaders. We also began evaluating racial/ethnic pay equity in the U.S.

Having delayed the launch of the program in 2020 due to COVID-19, we plan to launch global harassment prevention training in 2021 to supplement the anti-harassment messages we continually reinforce as part of our Values and Ethics program. We are also hiring a global D+I leader for our company, as well as similarly dedicated resources in the regions in which we operate. Most important, we are increasing external transparency into our D+I journey with more robust, ongoing ESG reporting so our stakeholders may critically assess our progress and help us achieve our goals.

OTHER HUMAN CAPITAL MANAGEMENT MATTERS

Succession Planning

The Compensation Committee and our full Board conduct executive succession planning at least semiannually, reviewing succession plans for our CEO and other senior executives. Consistent with this practice, in October 2020, the Compensation Committee discussed potential successors to our CEO; in addition, in June 2020, the Compensation Committee reviewed talent that is ready – or, with continued development on their current trajectory with mentorship and coaching from our current leaders, will be ready – to fill other senior executive positions in the event of a vacancy. These assessments were further discussed with our full Board. The Compensation Committee also regularly reviews executive new hires, promotions, transfers and departures to assist with executive succession planning and leadership development.

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Leadership Development

Our Board is actively involved in overseeing our company’s human capital management to assist with identifying and developing our future leaders. We maintain a robust performance review process and provide leadership development opportunities for our employees. Senior management reports to the Compensation Committee or our full Board on leadership at executive levels of our organization by identifying high-potential talent and critical experts, cultivating the skills and capabilities to allow identified individuals to become our future leaders, and ensuring that they have appropriate development plans in place to progress them toward expanded responsibility. Through regular reports from management, our Board has the opportunity to meet our business leaders and functional leaders in law, finance, information technology and human resources. In addition, Board members have freedom of access to all our employees, and are encouraged to visit our facilities to meet local management and attend company events.

COMMUNITY INVESTMENT

With Board oversight from the Governance Committee, our community investment efforts help strengthen the locations around the world in which we operate. We make most of our community investments through the Avery Dennison Foundation (the “Foundation”), which annually distributes at least 5% of its assets from the prior year, historically to advance education, sustainability and women’s empowerment, as well as to encourage employee engagement with a spirit of invention and innovation. These priorities shifted in 2020 to supporting our communities respond to COVID-19. The Foundation supports communities by making grants to community-based organizations, promoting employee volunteerism and engagement, and awarding scholarships. In 2020, we made a $10 million contribution to the Foundation to ensure it is able to increase the scope and pace of its support for our communities, particularly at this time when they continue to be challenged by COVID-19.

In 2020, the Foundation shifted its resources and funds to help our communities respond to COVID-19. In a joint effort with our company, the Foundation provided nearly $3 million in grants to support the efforts of more than 100 nonprofit organizations actively assisting communities respond to the pandemic in over 30 countries, many of which were identified by our employees. These contributions helped serve basic human needs such as food, shelter, education and childcare.

Global Grantmaking

Foundation grantmaking, the primary means of our giving, is aided by our employees worldwide who help identify deserving nonprofit organizations serving communities where our employees live and work. In 2021, the Foundation plans to review its grantmaking areas of focus to ensure continued alignment with our company’s reframed strategies and advance our broader commitment to D+I, while continuing to support the communities in which we operate.

COVID-19 Employee Assistance Fund

In response to COVID-19, the Foundation launched an employee assistance fund to support our employees around the world who were furloughed, laid off, suspended or terminated. This fund was designed to help provide for basic needs such as housing and utilities, medical care, dependent care, and other expenses impacted by the pandemic. Grants were also made available to families of our employees who had died of COVID-19. A significant amount of employee donations supplemented the Foundation funds earmarked for this effort. The fund is administered by Global Impact, an independent third party.

Employee Engagement

As the hands and heart of our company, our employees are critical to advancing the Foundation’s efforts. Because they better understand the needs of their communities, more than 150 employee teams coordinate volunteerism locally at our global locations.

In addition, our employees around the world gave their time and resources to support their communities respond to COVID-19. Their efforts included adapting manufacturing lines to make plastic face shields donated to healthcare facilities; collecting food and other essential goods for colleagues in need; and creating iron-on patches celebrating healthcare workers, with all sales proceeds benefiting Doctors Without Borders/Médecins Sans Frontières.

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The Foundation also engages employees through its Granting Wishes program, which allows them to recommend one-time grants to local NGOs. Employees often have a connection to the organizations they nominate through volunteerism or service on the organization’s board. In the eight years since the Foundation launched Granting Wishes, more than 2,000 of our employees have made recommendations, enabling grants to more than 360 organizations.

In 2020, in light of COVID-19, the Foundation adjusted its Granting Wishes program, supporting 48 former grantees that remained in good standing, had the capacity to deploy funds quickly, and had a stated purpose related to pandemic response. These grants served communities in nearly 30 countries.

Scholarships

The Foundation provides scholarships to the children of our U.S. employees. To date, over 650 scholarships have been awarded to U.S. Scholars. This program is administered by Scholarship America, an independent third party.

In China and India, the Foundation’s InvEnt Scholarships have for more than a decade supported the next generation of innovators in science, technology, engineering and mathematics. By providing undergraduates in those communities with tuition assistance, an invention competition and professional development opportunities, the Foundation seeks to inspire the spirit of innovation in future engineers and technology workers. As part of their application, students submit ideas for an invention they then design during their scholarship year. To date, nearly 200 scholarships have been awarded to Chinese and Indian students who have demonstrated outstanding innovative spirit and strong practical competence.

Racial and Social Justice Funding

Following events in many of our communities globally during 2020 and recognizing the role we can play in accelerating society’s collective journey towards greater racial and social justice, we began taking a more public stand against racial and other forms of inequality. Our company is defining its goals and strategies related to this effort, and Foundation grantmaking will be part of the response. Initial focus areas in the U.S. include recruitment and retention of people of color and scholarships and internships with educational institutions and professional organizations. Beyond the U.S., the Foundation plans to support efforts to address issues involving not only racism, but also inequality and discrimination on the basis of other demographic characteristics such as caste, color, disability and LGBTQ+ status.

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OUR BOARD OF DIRECTORS

OVERVIEW

Our Board oversees, counsels and ensures management is serving the best interests of our company and stockholders, with the goal of maximizing the performance of our businesses and delivering long-term value for all our stakeholders.

PRIMARY BOARD RESPONSIBILITIES

•	Establish strong governance, with Board/Committee structure ensuring independent oversight

•	Conduct director succession planning to maintain engaged and diverse Board with balance of skills, qualifications and demographic backgrounds

•	Oversee businesses, strategy execution and risk mitigation

•	Approve annual operating plan and significant strategic actions, including significant capital expenditures and acquisitions

•	Maintain integrity of financial statements

•	Evaluate performance of senior leaders and determine executive compensation

•	Conduct executive succession planning and ensure effective human capital management

Our Board’s top priority in 2020 given the continuing public health crisis of COVID-19 was supporting management in protecting the health, safety and well-being of our employees, delivering for our customers, minimizing the impact of the pandemic-driven recession on our investors, and supporting our communities. We implemented rigorous protective measures at our operations worldwide, including requiring remote work for employees whose jobs allowed for it; implementing strict health screening measures at our facilities; mandating that masks be worn on our premises; more frequently disinfecting surfaces; suspending business travel and non-essential in-person meetings; and requiring team members having experienced COVID-19 exposure to quarantine in accordance with public health guidelines. With our Board’s oversight, we also took several other actions to support our employees and communities during this difficult time, including providing additional compensation and benefits in the early stage of the pandemic to reduce the financial impact on our employees in hard hit regions, providing supplemental payments to our frontline workers to thank them for their courage and agility in serving our customers, and increasing our commitment to community investment by, among other things, contributing $10 million to the Avery Dennison Foundation to increasing the scope and pace of its support of communities as they continue to be challenged by COVID-19.

2021 Director Nominees

Our Bylaws provide that our Board be comprised of between 8 and 12 directors, with the exact number fixed from time to time by Board resolution. Our Board has fixed the current number of directors at 10 and expects to reduce its size in April 2021 to reflect Peter Barker’s retirement on the date of the Annual Meeting as required by our age-based mandatory retirement policy. The 9 nominees for election in 2021 are shown in the chart below.

Name	Age	Director Since	Principal Occupation	Independent	AC	CC	GC

Bradley A. Alford	64	2010	Retired Chairman & CEO, Nestlé USA	✓		¡	¡

Anthony K. Anderson	65	2012	Retired Vice Chair & Managing Partner, Ernst & Young LLP	✓	¡		¡

Mark J. Barrenechea	56	2018	Vice Chair, CEO & CTO, OpenText Corporation	✓		¡

Mitchell R. Butier	49	2016	Chairman, President & CEO, Avery Dennison Corporation

Ken C. Hicks	68	2007	Chairman, President & CEO, Academy Sports + Outdoors	✓		¡

Andres A. Lopez	58	2017	President & CEO, O-I Glass, Inc.	✓	¡

Patrick T. Siewert	65	2005	Managing Director & Partner, The Carlyle Group	✓	¡		¡

Julia A. Stewart	65	2003	Chair & CEO, Alurx, Inc.	✓		¡	¡

Martha N. Sullivan	64	2013	Retired CEO, Sensata Technologies Holding PLC	✓	¡

AC = Audit and Finance Committee    CC = Talent and Compensation Committee    GC = Governance Committee

 = Lead Independent Director         ¡ = Chair        ¡ = Member

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The ages of our director nominees range from 49 to 68, with an average age of approximately 62. Their lengths of service range from 2 1⁄2 to 18 years, with an average tenure on our Board of approximately 9 1⁄2 years.

Our director nominees bring a balance of skills, qualifications and demographic backgrounds in overseeing our company, as shown by individual in the Board matrix shown in the proxy summary.

2020 Change in Board Leadership Structure

In February 2020, our then-serving Lead Independent Director, David Pyott, notified our Board of his intention not to stand for reelection at the 2020 Annual Meeting so that he could focus on other endeavors. As a result, his membership on our Board ended on the date of the 2020 Annual Meeting. Our Board regularly reviews its composition and assesses the need for refreshment, determining not to appoint an additional director at that time.

In February 2020, the Governance Committee evaluated our Board leadership structure and recommended to our Board that Patrick Siewert be selected to replace Mr. Pyott as Lead Independent Director. The committee’s decision took into account his significant contribution to our Board’s responsibility for maintaining the integrity of our financial statements as a member of the Audit and Finance Committee for 15 years and its then-Chair for the last four years, as well as his extensive international experience in Asia, a region from which nearly 35% of our sales originated and approximately 60% of our employees were located at that time. The Governance Committee determined that Mr. Siewert was best positioned to provide independent leadership of our Board in overseeing our strategies to deliver long-term value for our employees, customers, investors and communities. Upon the recommendation of the Governance Committee, the independent directors on our Board unanimously selected Mr. Siewert (with him and Mr. Pyott abstaining) to serve as our Lead Independent Director, effective immediately after the 2020 Annual Meeting. In February 2021, upon the recommendation of the Governance Committee, the independent directors on our Board unanimously selected Mr. Siewert (with him abstaining) to continue serving as our Lead Independent Director, effective immediately after the Annual Meeting subject to his reelection.

2021 Nomination of Mr. Barrenechea

In nominating Mr. Barrenechea for reelection, the Board evaluated the overboarding policies of certain of our investors and proxy advisory firms. As part of our ongoing stockholder engagement program, members of our Board – including our Chairman and our Lead Independent Director – and management proactively discussed this matter with stockholders, reviewing Mr. Barrenechea’s consistent attendance and robust and active engagement not only with the Board and its committees, but also with management by sharing his information technology expertise and mentoring key leaders. Most notably, Mr. Barrenechea has been actively engaged in helping guide management to advance our Intelligent Labels platform, which is the highest priority in our strategy to drive outsized growth in high-value categories and which we believe will be a substantial driver of our long-term profitable growth. This business is expected to continue being a key area of Board and management strategic focus through at least fiscal year 2022, beyond the one-year term to which Mr. Barrenechea is being nominated to serve.

After giving much consideration to the feedback from investors as evidenced both by their prior votes on his reelection and our candid discussions with them in recent years, as well as its assessment of Mr. Barrenechea’s demonstrated ability to meet the time demands of the director role, our Board determined that it was in the best interests of the company and our stockholders to nominate Mr. Barrenechea for reelection. In light of his contributions, commitment to our company and management, and skill alignment with our strategic priorities, our Board recommends that stockholders vote in favor of Mr. Barrenechea’s reelection, as well as that of our other director nominees.

Board Meetings and Attendance

Our Board met five times and acted five times by unanimous written consent during 2020. There were 15 Committee meetings during the year. In addition, our directors regularly discussed matters of critical importance with our Chairman/CEO throughout the year outside of meetings, particularly with regard to our COVID-19 response. All directors attended 100% of their respective Board and Committee meetings during 2020. Directors are strongly encouraged to attend our annual stockholder meetings under our Governance Guidelines and all directors attended the virtual 2020 Annual Meeting.

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GOVERNANCE GUIDELINES

Our Governance Guidelines provide the governance framework for our company and reflect the values of our Board, as highlighted below. They are reviewed at least annually and amended from time to time to reflect changes in regulatory requirements, evolving market practices, recommendations from our advisors and feedback from our stockholders. Our Governance Guidelines were most recently amended in February 2021.

BOARD GOVERNANCE HIGHLIGHTS
Board Composition

✓  Reasonable Board size of 10 directors at year-end 2020 and 9 director nominees

✓  Mandatory retirement after age 72; no term limits

✓  On average, director nominee age of 62 years and tenure of 9 1⁄2 years

✓  55% of director nominees female or from underrepresented communities

Director Independence	✓ Current directors and director nominees 90% and 89% independent, respectively ✓ Executive sessions of independent directors held at all five 2020 Board meetings
Board Leadership Structure	✓ Annual review of Board leadership structure ✓ Robust Lead Independent Director role and independent Committee Chairs
Board Committees

✓  100% independent

✓  Annual composition review and periodic membership rotation

✓  Act under regularly reviewed charters consistent with market trends and stakeholder expectations

✓  Directors required to attend Board/Committee meetings

Board Duties

✓  Regular CEO/senior executive succession planning

✓  Ongoing review of long-term strategic plans, including key risks and mitigating strategies

✓  Directors entitled to rely on independent legal, financial or other advisors at our expense

Continuous Board Improvement

✓  New directors participate in initial orientation to familiarize themselves with our company and after joining Board committees to understand their responsibilities

✓  Continuing education through meetings with management, visits to our facilities and participation in director education programs

✓  Annual evaluation process ensures Board, Committees, Chairman, Lead Independent Director and Committee Chairs are functioning effectively; includes peer evaluation

Director Qualifications	✓ Regular review of Board composition (skills, qualifications and demographic backgrounds) and director succession planning

DIRECTOR INDEPENDENCE

Our Governance Guidelines require that our Board be comprised of a majority of directors who satisfy the criteria for independence under NYSE listing standards and require that our audit, compensation and nominating committees be comprised entirely of independent directors. An independent director is one who meets the independence requirements of the NYSE and who our Board affirmatively determines has no material relationship with our company, directly or indirectly as a partner, stockholder or officer of an entity with which we have a relationship.

Each year, our directors complete a questionnaire designed to solicit information that may have a bearing on the annual independence determination, including all relationships they have with our company, directly or indirectly through our company’s sale or purchase of products or services to or from the companies or firms by which they are employed. The Governance Committee reviews any relevant disclosures made in the questionnaires with our Chief Legal Officer and our Corporate Secretary, as well as any transactions our company has with director-affiliated entities. In February 2021, after review of the facts and circumstances relevant to all directors, the Governance Committee concluded that only Mr. Butier had a relationship that was disqualifying under NYSE listing standards, otherwise material or impairing of director independence. Upon recommendation of the Governance Committee, our Board affirmatively determined the 9 current directors named on the following page to be independent; 89% of our director nominees are independent.

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Independent Directors Bradley Alford Anthony Anderson Peter Barker Mark Barrenechea Ken Hicks Andres Lopez Patrick Siewert Julia Stewart Martha Sullivan	Director Nominee Independence

For a discussion of the potential impact of tenure on director independence, see the Board Refreshment and Director Succession Planning section of this proxy statement.

BOARD LEADERSHIP STRUCTURE

Our Governance Guidelines give our Board – acting through its independent directors – the discretion to separate or combine the roles of Chairman and CEO as it deems appropriate based on the needs of our company at any given time. To facilitate this decision-making, the Governance Committee annually reviews our Board leadership structure, providing its recommendation on the appropriate structure for the following one-year term to our independent directors taking into account, among other things, our financial position, business strategies and any feedback received from our stockholders.

Robust Lead Independent Director Role

Our Lead Independent Director role provides an effective balance with our combined Chairman/CEO role, exercising critical duties to ensure independent Board decision-making in the boardroom. Mr. Siewert began serving as our Lead Independent Director in April 2020. Our Governance Guidelines clearly define his primary responsibilities, as shown below.

LEAD INDEPENDENT DIRECTOR	PRIMARY RESPONSIBILITIES
Designee: Patrick Siewert	• Preside over executive sessions of independent directors and Board meetings where Chairman/CEO is not present • Serve as liaison between Chairman/CEO and independent directors
Selected annually by independent directors	• Approve Board meeting agendas and schedules • Call meetings of independent directors • Consult and meet with stockholders

In addition to these responsibilities, Mr. Siewert performed the activities described below during his tenure as Lead Independent Director in 2020.

•	Led majority of off-season stockholder engagement discussions

•	Regularly engaged with Chairman/CEO to help guide strategic direction, including COVID-19 response, review of business strategies, mitigation of related risks and assessment of potential acquisitions

•	Consulted frequently with other independent directors and interviewed each of them during Board/Committee evaluation process

•	Provided feedback to Chairman/CEO based on discussions with independent directors

•	Met with members of senior management other than Chairman/CEO

Supplementing our Lead Independent Director in providing independent Board leadership are our Committee Chairs, all of whom are independent.

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2021 Board Leadership Structure

Our Board currently has a Chairman/CEO and a Lead Independent Director. The Governance Committee oversaw the evaluation of their respective performance during the Board evaluation process conducted in the fourth quarter of 2020, noting that Messrs. Butier and Siewert each received uniformly positive feedback from our independent directors in their respective roles. Based in part on these evaluations, we believe that our current Board leadership structure is providing effective oversight of our company. During our 2020 engagement with stockholders, none of them expressed concerns with our Board leadership structure, which we believe reflects support for our robust and clearly delineated Lead Independent Director role as well as Mr. Siewert’s direct engagement in many of those meetings.

In February 2021, the Governance Committee evaluated our Board leadership structure and recommended to our Board that Mr. Butier be elected to continue serving as Chairman, noting that he has successfully led our company as CEO for the last five years and is best positioned to lead our Board in overseeing our strategies to deliver long-term value for our employees, customers, investors and communities. The committee further noted that Mr. Butier has articulated and worked to realize a long-term vision for our company that has delivered top quartile TSR performance, and that we can best continue our progress toward achieving our 2021 financial targets and 2025 sustainability goals – as well as our 2021-2025 financial targets and ambitious 2030 sustainability goals being announced contemporaneously with the issuance of this proxy statement – with combined leadership in the boardroom at this time. Upon the recommendation of the Governance Committee, our Board unanimously elected Mr. Butier (with him abstaining) to serve as our Chairman, effective immediately after the Annual Meeting subject to his reelection.

At the same time, the Governance Committee recommended that Mr. Siewert (with him abstaining) continue serving as Lead Independent Director. Having an experienced director with financial expertise and substantial international experience serve as Lead Independent Director is providing Mr. Butier valuable mentorship and guidance while ensuring robust independent oversight of management. The Governance Committee determined that, in light of his commitment, engagement and leadership in the first year in which he served in such capacity, Mr. Siewert should continue in the role of ensuring independent stewardship of our Board in its oversight of our strategies to deliver long-term value for all our stakeholders. The committee’s decision took into account his significant contribution to the Board’s responsibilities as a member of the Audit Committee for 16 years and its Chair for four years, the current Chair of the Governance Committee, and his extensive international experience in Asia, a region from which approximately 34% of our sales originated and approximately 60% of our employees were located in 2020. Upon the recommendation of the Governance Committee, our independent directors unanimously selected Mr. Siewert (with him abstaining) to serve as Lead Independent Director, effective immediately after the Annual Meeting subject to his reelection.

BOARD COMMITTEES

Each of our Board committees has a written charter that describes its purposes, membership and meeting structure, and responsibilities. These charters may be found on the investors section of our website under Corporate Governance and are reviewed by the respective committee at least annually, with any recommended changes adopted upon approval by our Board. Amended charters are promptly posted on our website. The Charters of the Audit, Compensation and Governance Committees were most recently amended in February 2021, which included changes to the names of the Compensation and Governance Committees.

Each of our Board committees has the ability to form and delegate authority to subcommittees and may obtain advice and assistance from internal or external consultants, legal counsel or other advisors at our expense. In addition, each committee annually evaluates its performance. The primary responsibilities, current membership and 2020 meeting and attendance information for the three standing committees of our Board are summarized on the following pages.

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AUDIT AND FINANCE COMMITTEE	PRIMARY RESPONSIBILITIES

Current Members:

Martha Sullivan (Chair)

Anthony Anderson

Peter Barker*

Andres Lopez

Patrick Siewert

2020 meetings: 9

2020 average attendance: 100%

Audit committee financial experts: Anderson, Barker, Siewert

All members satisfy NYSE enhanced independence standards

* Retiring on date of Annual Meeting

•   Oversee financial statement and disclosure matters, including quarterly and annual earnings release documentation and SEC reports, internal controls, critical accounting policies and practices, and major financial risk exposures

•   Appoint and oversee independent registered public accounting firm, including review its qualifications and independence, as well as scope, staffing and fees for annual audit and other audit, review or attestation services; annually review firm’s performance and regularly consider whether to change firm

•   Oversee internal audit function, including appointing/dismissing senior internal auditor, evaluating his performance, reviewing significant issues raised in internal audits and management’s response, and discussing annual internal audit plan, budget and staffing

•   Perform compliance oversight responsibilities, including overseeing cybersecurity risk management and risks related to information technology controls and security; maintaining procedures for complaints regarding accounting, internal accounting controls or auditing matters; reviewing financially material legal matters; and making determinations regarding certain Code of Ethics Violations

•   Conduct finance oversight responsibilities, including reviewing capital structure and financing plans, capital allocation strategy, funding status of pension plans, and significant tax matters

•   Approve Audit and Finance Committee Report for proxy statement

TALENT AND COMPENSATION COMMITTEE	PRIMARY RESPONSIBILITIES

Current Members:

Julia Stewart (Chair)

Bradley Alford

Mark Barrenechea

Ken Hicks

2020 meetings: 4

2020 average attendance: 100%

All members satisfy NYSE enhanced independence standards and qualify as “non-employee directors” under Exchange Act Rule 16b-3

•   Review and approve corporate goals and CEO objectives and evaluate company and individual performance to determine annual CEO compensation

•   Review and approve senior executive compensation, including base salaries and incentive compensation

•   Oversee CEO succession planning and review succession and development planning for other senior executives; regularly review executive new hires, promotions and role changes, departures and open positions

•   Oversee appropriate compensation strategy, incentive plans and benefit programs

•   Review and provide oversight of policies and strategies related to talent management, including diversity and inclusion; leadership compensation plans, benefit programs, recruiting and retention strategies, and development programs; and employee engagement

•   Review stockholder engagement process, results and feedback related to executive compensation and talent management

•   Approve CD&A and Talent and Compensation Committee Report for proxy statement

•   Oversee stockholder approval of executive compensation matters, including say-on-pay votes and frequency of such votes

•   Ensure no encouragement of excessive risk-taking in compensation policies/programs

•   Recommend non-employee director compensation

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GOVERNANCE COMMITTEE	PRIMARY RESPONSIBILITIES

Current Members:

Patrick Siewert (Chair)

Bradley Alford

Anthony Anderson

Peter Barker*

Julia Stewart

2020 meetings: 2

2020 average attendance: 100%

All members satisfy NYSE independence standards

* Retiring on date of Annual Meeting

•   Identify potential or incumbent Board members and recommend director nominees

•   Annually consider Board leadership structure and recommend whether to separate or combine positions of Chairman and CEO; if combined, recommend Lead Independent Director

•   Recommend Board and Committee structure, Chairs and members

•   Recommend independent directors under NYSE independence standards

•   Review and approve related person transactions

•   Oversee annual performance evaluation of Board and Committees

•   Review Governance Guidelines and recommend changes

•   Review and provide oversight over governance, environmental sustainability and community investment initiatives, policies and programs

•   Review stockholder engagement process, results and feedback related to governance, environmental sustainability and community investment

•   Review stockholder proposals

•   Oversee values and ethics program and Code of Conduct, evaluate significant conflicts of interest and make determinations regarding certain Code of Ethics violations

EXECUTIVE SESSIONS

Our Board believes it is important to have executive session with our Chairman/CEO and without him or other members of management present, which are generally held at all regular Board meetings. Our independent directors have robust and candid discussions at the executive sessions that exclude Mr. Butier during which they critically evaluate the performance of our company, Chairman/CEO and management. Patrick Siewert presided over the three executive sessions of independent directors held since he became Lead Independent Director in April 2020, with David Pyott, our previous Lead Independent Director, presiding over the two such executive sessions held before that date.

Executive sessions are also scheduled for regular meetings of the Audit, Compensation and Governance Committees. These executive sessions exclude our Chairman/CEO and other members of management, unless the Committee requests one or more of them to attend a portion of the session to provide additional information or perspective.

RISK OVERSIGHT

Management is responsible for managing the day-to-day risks confronting our businesses, and our Board has responsibility for overseeing enterprise risk management (ERM). The teams leading our businesses have incorporated ERM into developing and executing their strategies, assessing the risks impacting their businesses, and identifying and implementing appropriate mitigating actions on an ongoing basis. In addition, in consultation with our Chief Compliance Officer and senior management, these teams semiannually prepare a risk profile consisting of a heat map and a summary of their key risks and mitigating strategies, which are used to prepare a company risk profile based on identified business-specific risks as well as enterprise-wide risks, including risks related to ESG matters such as greenhouse gas emissions and energy use; materials management; advancing the circular economy; diversity, inclusion and equal opportunity; waste; and employee health and safety.

We have robust global processes that support a strong internal control environment to promote the early identification and continued mitigation of risks by our company’s leadership. Our legal and compliance functions report into our Chief Legal Officer to provide independent evaluation of the challenges facing our businesses and our Vice President of Internal Audit reports to the Audit Committee in the conduct of his operational responsibilities, ensuring his independence from management.

In performing its oversight role, our Board is responsible for ensuring that the ERM processes designed and implemented by management are functioning effectively, and that our culture promotes risk-adjusted decision-making.

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Our Board as a whole oversees risks related to our company and business strategies and operations, exercising this responsibility by considering the risks related to its decisions. Each year, our Board receives reports on the ERM process and the strategic plans and risks facing our businesses and company as a whole; these risks include financial risks, geopolitical risks, legal and regulatory risks, supply chain risks, competitive risks, compliance risks, ESG risks, information technology risks, and other risks related to the ways in which we do business. Employees who lead various risk areas – such as information technology; environmental, health and safety; tax; compliance; sustainability; and community investment – report periodically to Board Committees and occasionally to our full Board.

Our Board has delegated elements of its risk oversight responsibility to its Committees to better coordinate with management to serve the long-term interests of all our stakeholders. Our Board receives reports from the Committee Chairs regarding topics discussed at committee meetings, including the areas of risk they primarily oversee.

Risk Oversight

Board of Directors

•  Business strategies

•  Annual operating plan and significant capital expenditures

•  Corporate governance

•  Acquisitions, divestitures and other significant transactions

•  Enterprise risk management

Audit Committee	Compensation Committee	Governance Committee

•  Financial reporting processes and statements, and internal controls

•  Capital structure

•  Financing, including debt, liquidity, capital allocation and pension plan funding

•  Stockholder distributions (dividends and stock repurchases)

•  Information technology and cybersecurity

•  Legal, compliance and regulatory matters

•  Compensation plans and benefit programs

•  Executive compensation and CEO/senior executive succession planning

•  Performance objectives for annual and long-term incentive plans

•  Non-employee director compensation

•  Social sustainability and talent management, including diversity and inclusion, leadership compensation and development, and employee engagement

•  Board and Committee structure and composition

•  Director succession planning

•  Values and Ethics/Code of Conduct

•  Conflicts of interest and related person transactions

•  Governance, environmental sustainability and community investment

•  Legal, compliance and regulatory matters

Management • Day-to-day management of risks facing our businesses

The Audit Committee oversees our internal control environment and evaluates the effectiveness of our internal controls at least annually. Supplementing these processes, the Audit Committee periodically meets in executive session with each of our CEO, CFO, CAO, Chief Legal Officer, Vice President of Internal Audit, and representatives of our independent registered public accounting firm. The Governance Committee meets semiannually with our Chief Compliance Officer to discuss, among other things, the investigation of allegations reported to the GuideLine.

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During 2020, our Board was particularly focused on the risk areas shown below.

2020 Risk Focus Areas

•

Impact of COVID-19 on our employees, customers, investors and communities – Prioritized health and well-being of global team members, followed immediately by delivering for customers. Among other things, COVID-19 response encompassed risks related to business continuity, governmental regulations impacting manufacturing operations, cybersecurity and information technology security in work-from-home environment for office-based employees, temporary cost-saving actions, and finance matters such as cash management, collections, liquidity, and stockholder distributions

•	Diversity and inclusion – Redoubled efforts to drive sustainable change in light of demonstrated societal need for enhanced focus on combatting inequality and enhancing social justice

•	Intelligent Labels – Continued to advance primary long-term profitable growth driver, including risks related to acquisition and integration of Smartrac

•	Innovation – Significantly upgraded and reinvigorated innovation program, including assessing and addressing risks related to investment in disruptive technologies

•	Sustainability – Increased focus on sustainable packaging, including risks related to strategic platforms to recycle/enable circularity and reduce/eliminate waste

•	M&A – Worked to maintain robust pipeline of acquisition opportunities, including evaluating risks related to our acquisitions of Smartrac and ACPO, integration of Smartrac and venture investments

•	New functional operating structure – Rationalized corporate/business functional support in areas of finance, law, human resources, and information technology

•

ESG and human capital management risks – Heightened focus on non-financial areas of stakeholder interest, resulting in more fulsome disclosures contained in first ESG Download published in August 2020; 2020 and 2021 integrated sustainability and annual reports; and second ESG Download published in March 2021

Risks Associated with Compensation Policies and Practices

As described in the CD&A section of this proxy statement, we maintain best practices in compensation that collectively encourage ongoing risk mitigation. The Compensation Committee annually discusses with management and its independent compensation consultant, Willis Towers Watson, whether our executive compensation programs are meeting the committee’s objectives. In addition, the Compensation periodically requests Willis Towers Watson to undertake a more formal assessment of our compensation programs to ensure they do not provide incentives that encourage our employees to take excessive risks in managing their respective businesses or functional areas. The committee conducted its most recent formal evaluation in 2018.

Based on the advice of Willis Towers Watson, the Compensation Committee noted the risk-mitigating features of our compensation program described on the following page, which are substantially the same as what they were at the time of the committee’s most recent formal assessment.

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Risk-Mitigating Compensation Features

Governance and Oversight

✓ Compensation Committee has discretion to decrease Annual Incentive Plan (AIP) awards and long-term incentive (LTI) grants, including for excessive risk-taking

✓ Clawback policy deters fraud or other misconduct that could cause restatement of financial statements

✓ Compensation Committee annually evaluates CEO/senior executive performance against challenging company and business goals

✓ Rigorous stock ownership policy consistent with best practices, with minimum ownership level of 6x and 3x base salary for CEO and other current NEOs, respectively

✓ Prohibit officers from hedging or pledging company stock and require them to engage in stock transactions only during limited trading windows

Pay Philosophy and Structure

✓ Prioritize incenting stockholder value creation, balanced by retention and other considerations

✓ Substantial majority of leadership compensation delivered in long-term equity or cash-based rewards to motivate pursuit of superior performance and sustainable growth

✓ Executive severance plans consistent with market practices, with double-trigger change of control benefits

✓ Incentive compensation designed to incent strong annual financial performance and long-term economic and stockholder value creation, and balance growth and efficient capital deployment

Incentive Program Design

✓ AIP and LTI awards incent annual profitable growth and long-term financial value creation, using multiple performance objectives

✓ AIP awards are not guaranteed, with below-threshold performance resulting in zero payout, payments subject to overall cap of 200%, and NEO individual modifiers generally capped at 100%

✓ Equity awards use multiple performance objectives and are subject to threshold and maximum payout opportunities

•   Performance units (PUs) cliff vest at end of three years with payout for relative total stockholder return (TSR) component capped at 100% of target if absolute TSR is negative

•   Market-leveraged stock units (MSUs) vest over one-, two-, three- and four-year performance periods (average performance period of 2.5 years), with threshold performance at absolute TSR of (15)% and target performance at absolute TSR of 10%

Based on these and other factors, Willis Towers Watson determined that our compensation program strikes an appropriate pay-risk balance.

Based on the expert advice of Willis Towers Watson, the Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

DIRECTOR EDUCATION

Initial Orientation

Our initial director orientation generally covers (i) our strategies, performance and leadership; (ii) investor messaging; (iii) the strategies and risks of our businesses; (iv) finance matters, including our financial reporting policies and practices, internal control environment, internal audit deployment, tax planning and compliance, and capital structure; (v) legal and compliance matters, including our governance policies and procedures, ESG matters Values and Ethics program, and ERM; (vi) executive compensation and human captial management matters, including succession planning, leadership development, and diversity and inclusion; and (vii) information technology and cybersecurity.

Continuing Education

Our continuing director education program consists of periodic visits to our facilities and management presentations regarding our business operations, performance, strategies, and risk mitigation activities. We provide updates on these topics to our Board during and between meetings throughout the year, and provide access to a boardroom news resource platform for them to keep informed of emerging best practices. We also reimburse directors who attend continuing director education programs for fees and related expenses.

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BOARD AND COMMITTEE EVALUATIONS

The Governance Committee oversees an annual performance evaluation of our Board, Chairman, Lead Independent Director and Board Committees, including the Committee Chairs. As part of this process, our directors evaluate the performance of their peers serving on the Board, providing candid feedback to ensure continuous boardroom improvement and assist with director succession planning. Our Board views the evaluation process as integral to assessing its effectiveness and identifying improvement opportunities in the pursuit of continued excellence. We have made many improvements to our governance practices and Board processes in recent years as a result of the annual evaluation process, as shown below.

BOARD AND COMMITTEE EVALUATIONS

1

Process

•	Written evaluations on Board/Committee

•	Composition, including diversity of skill, experience and demographic background

•	Meeting materials

•	Meeting mechanics and structure

•	Fulfillment of responsibilities

•	Meeting content and conduct

•	Overall performance

•	Effectiveness of Chairman, Lead Independent Director and Committee Chairs

•	One-on-one interviews with Governance Committee Chair to provide more information and discuss feedback

•	Verbal peer reviews to identify potential improvement opportunities for individual directors

2

Review of Results

•	Discussion of evaluation results and feedback

•	Chairman/CEO, Governance Committee Chair/Lead Independent Director, Chief Legal Officer and Corporate Secretary

•	All members of Governance Committee

•	Full Board meeting in executive session with Chairman/CEO

3

Recent Improvement Actions

•

Sharpened focus on Board leadership roles in director succession planning, selecting new Lead Independent Director, appointing new Chairs for Audit and Governance Committees, and updating Committee memberships in 2020

•	Identified need for independent directors with packaging and information technology expertise, appointing Messrs. Lopez and Barrenechea within last 4 years

•	Expanded review of potential CEO successors and their development plans and increased engagement with leaders below NEO level to enhance executive succession planning and leadership development

•	Heightened focus on financial scenario planning and cybersecurity preparedness

•	Enhanced discussion of M&A pipeline and potential targets, as well as performance of acquired companies and integration learnings

•	Conducted annual post-investment reviews of returns on significant capital expenditures, acquisitions and information technology investments

•	Increased engagement on investor relations, stockholder engagement and competitive landscape to further bring external perspectives into boardroom

•

Increased Chairman/CEO engagement with directors between meetings, with frequent email updates and one-on-one calls/videoconferences between him and each director; particularly important in 2020 as we executed COVID-19 response, redoubled efforts on diversity and inclusion, and advanced ESG focus and transparency

•

Refined Board schedule and meeting process throughout 2020 to maintain robust dialogue despite move to virtual meetings given COVID-19, including beginning each meeting in executive session with Chairman/CEO to discuss management’s key focus areas and frame meeting discussions

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STOCKHOLDER ENGAGEMENT AND COMMUNICATIONS

We value stockholder feedback on our governance, environmental sustainability and community investment, and we actively solicit input through stockholder engagement to ensure that we reflect not only our evolving business strategies but also the expectations of our investors. In addition to our extensive investor relations program through which members of management engage with our investors throughout the year, this supplemental engagement program takes place throughout the year, as depicted the graphic shown in the proxy summary.

Stockholder Engagement on Governance and Environmental Sustainability Matters in 2020

With respect to matters related to governance and environmental sustainability, inclusive of climate risk, we discussed Board oversight of our strategies, our response to COVID-19 and progress toward our 2025 sustainability goals, including with respect to plastics recyclability and greenhouse gas emissions; our Board’s expanded stakeholder and ESG focus, as reflected in our strategies and evidenced in our ESG Download published in August 2020; and Board composition and refreshment, particularly the outside board commitments of one of our directors and the racial/ethnic and gender diversity on our Board.

CONTACTING OUR BOARD

Our Board welcomes feedback from all our stockholders. We review correspondence submitted by stockholders, discussing any substantive feedback received with senior management and/or our Board as appropriate.

Stockholders and other interested parties may contact our Board, Chairman, Lead Independent Director, any Committee Chair, or any other individual director concerning business matters by writing to Board of Directors (or particular Board subgroup or individual director), c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

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ITEM 1 – ELECTION OF DIRECTORS

Our Bylaws provide for a Board of between 8 and 12 directors, with the exact number fixed by resolution of our Board. Our Board has fixed the current number of directors at 10; in April 2021, our Board expects to fix the number of directors at 9 to reflect Peter Barker’s retirement on the date of the Annual Meeting as required by our age-based mandatory retirement policy. All nominees are standing for election for a one-year term expiring at the 2022 Annual Meeting.

Each of our nominees is presently serving on our Board and has consented to being named in this proxy statement and serving if elected by stockholders.

Majority Voting Standard; Unelected Director Resignation Requirement

Our Bylaws provide for the approval by a majority of votes cast for the election of directors in uncontested elections like this one and require that an incumbent director who is not reelected tender his or her resignation from our Board. Our Board, excluding the tendering director, is required to determine whether to accept the resignation – taking into account the recommendation of the Governance Committee and any other factors it considers appropriate – and publicly disclose its decision regarding the tendered resignation, including the rationale for its decision, within 90 days from the date election results are certified. In contested elections, plurality voting is the standard for the election of directors.

In voting for the election of directors, each share has one vote for each position to be filled and there is no cumulative voting.

Recommendation of Board of Directors

Our Board of Directors recommends that you vote FOR each of our 9 director nominees. The persons named as proxies will vote for their election, unless you specify otherwise. If any director nominee were to become unavailable prior to the Annual Meeting, your proxy would be voted for a substitute nominee designated by our Board or we would decrease the size of our Board.

SELECTION OF DIRECTOR NOMINEES

Director nominees are generally recommended by the Governance Committee for nomination by our Board and election by our stockholders. Director nominees may also be recommended by the Governance Committee for appointment to our Board, with their election by stockholders taking place at the next Annual Meeting. Our Board believes that our directors reflect a balance of skills, qualifications and demographic backgrounds, as shown in the Board matrix shown in the proxy summary, that allows them to effectively discharge their oversight responsibilities.

In evaluating whether to recommend a new or incumbent director nominee, the Governance Committee primarily uses the criteria in our Governance Guidelines, which are described below.

•	Independence, to ensure substantial majority of Board remains independent

•	Business and leadership experience, including industry experience and global exposure and considering factors such as size, scope, and complexity

•	Board experience at other U.S. publicly-traded companies

•	Experience in finance, accounting and/or executive compensation

•	For incumbent directors, attendance and compliance with stock ownership policy

•	Time commitments, including service on other boards

•	Potential conflicts of interest

•

Demographic characteristics (including, without limitation, gender, race and ethnicity); when evaluating new nominees, committee will seek to consider (and ask any search firm engaged to provide) candidates that include highly qualified women and individuals from underrepresented communities

•	Ability to contribute to oversight and governance

•	Ability to represent balanced interests of all stockholders, rather than those of any special interest group

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For incumbent directors, the Governance Committee also considers their contributions to our Board and Committees and mandatory retirement dates to assist with director succession planning. The Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all nominees.

The Governance Committee reviews the qualifications of any candidate with those of our current directors in assessing how our Board can most effectively fulfill its oversight responsibilities. Sources for identifying potential nominees include current Board members, senior management, executive search firms, and investors.

Stockholder Submission of Director Nominees

Advance Notice Nominees

Stockholders may recommend director candidates by submitting the candidate’s name, together with his or her biographical information, professional experience and written consent to nomination, to Governance Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203. To be considered at the 2022 Annual Meeting, advance notice stockholder nominations must comply with the requirements described in the Voting and Meeting Q&A section of this proxy statement. The Governance Committee considers stockholder nominees on the same basis as it considers all other nominees.

Proxy Access Nominees

A stockholder, or a group of no more than 20 stockholders, owning at least 3% of our company’s stock continuously for at least three years is permitted to submit director nominees (up to 20% of the Board) for inclusion in our proxy materials, subject to the requirements specified in our Bylaws. For information on submitting proxy access nominees for the 2022 Annual Meeting, please refer to the Voting and Meeting Q&A section of this proxy statement.

BOARD REFRESHMENT AND DIRECTOR SUCCESSION PLANNING

Our Board’s ongoing director succession planning is designed to ensure an independent, well-qualified Board, with diversity in skills, qualifications and demographic backgrounds that aligns with our business strategies and enables effective oversight.

No Term Limits

Our Governance Guidelines reflect our Board’s belief that directors should not be subject to term limits. While term limits could help facilitate fresh ideas and viewpoints being brought to the boardroom, our Board believes they could also result in the premature loss of a director who over a period of time has gained expertise in assessing our strategies, operations and risks and is continuing to provide valuable contributions to Board deliberations. We believe that our Board’s decision not to establish term limits at this time is consistent with the prevailing practice among companies in the S&P 500.

Our Board recognizes that certain governance stakeholders have suggested that longer-serving directors may have decreased independence and objectivity. However, our Board believes that, except as required by our mandatory retirement policy, removing knowledgeable directors and losing the oversight consistency they bring, particularly during periods of executive management change, such as our 2020 Chief Human Resources Officer and Chief Legal Officer transitions, or Board change, such as the 2019 departure of our former chairman and 2020 departure of our former Lead Independent Director, weighs against implementing term limits at this time. Ultimately, our Board believes that it is its responsibility to establish appropriate board refreshment policies in light of our strategies, leadership team and financial position at any particular time, exercising its discretion in the best interest of our company and stockholders. To assist in discharging this responsibility, in November 2020, the Governance Committee reviewed the skills, qualifications and demographic backgrounds of our Board members and conducted director succession planning to ensure that our Board continues to meet the needs of our businesses, align with our strategies and advance the interests of all our stakeholders.

Avery Dennison Corporation | 2021 Proxy Statement	39

Policies and Events Supporting Regular Board Refreshment

Our Board has adopted the policies described below to facilitate regular refreshment of our Board and ensure that it continues to independently oversee, challenge and partner with our management team.

Policy	Description	Events Occurring at or Since 2020 Annual Meeting

Mandatory Resignation Policy	Incumbent directors not elected by stockholders must tender their resignation	All incumbent directors standing for election were elected at 2020 Annual Meeting

Mandatory Retirement Policy	Directors must retire on date of annual meeting of stockholders that follows their reaching age 72; since inception, this policy has never been waived	No directors retired under this policy since 2020 Annual Meeting; director Peter Barker will retire under this policy on date of Annual Meeting

Resignation Tendered Upon Change in Principal Employment	Directors who change their principal occupation, position or responsibility must volunteer to resign	No directors changed their principal employment since 2020 Annual Meeting

Prior Notice Requirement to Prevent Over-Boarding	Directors must give prior notice before accepting another U.S. public company directorship so that his/her ability to fulfill Board responsibilities may be evaluated if he/she serves on more than four other such boards	Mses. Stewart and Sullivan joined boards of Bite Acquisition Corp. and Goldman Sachs Acquisition Holding Company Corp II in January 2021 and July 2020, respectively. Although neither serves on more than four other U.S. public company boards, the Governance Committee affirmatively determined that they should remain directors. In addition, Academy Sports + Outdoors, for which Mr. Hicks serves as Chairman, President and CEO, began trading publicly in October 2020.

Upon the recommendation of the Governance Committee, Messrs. Barrenechea and Lopez were appointed to our Board as independent directors in September 2018 and February 2017, respectively. In connection with his becoming our CEO, Mr. Butier joined our Board in May 2016. Our former Chairman Dean Scarborough, and Messrs. Pyott and Barker departed or are scheduled to depart from our Board in April 2019, 2020 and 2021, respectively. We believe that this recent experience with both joining and departing directors demonstrates our Board’s commitment to thoughtful and regular refreshment.

DIRECTOR DIVERSITY

Our Board supports and reflects our values, recognizing the benefits of diversity in the boardroom, including the healthy debate that results from different viewpoints that may stem from diverse backgrounds.

Age and Tenure

The average age of our director nominees is 62, which we believe is comparable to the average director age in the S&P 500 and within the 60-63-year band in which the plurality of these companies fall. The average tenure of our director nominees is 9 1⁄2 years, which we believe is comparable to the average tenure for companies in the S&P 500 and within the 6-10-year band in which the majority of these companies fall. Our director nominees reflect a balance between newer directors who bring fresh ideas and insights and longer-serving directors with deep institutional knowledge of our Board and company.

Age and Tenure

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Demographic Background

Our Governance Guidelines reflect that the Governance Committee’s assessment of the qualifications of director candidates includes consideration of their demographic backgrounds, including, without limitation, race, gender and ethnicity. Although we have no formal policy regarding the consideration of diversity in selecting director nominees, the Governance Committee seeks to recommend individuals with a broad diversity of experience, profession, skill, geographic representation and demographic background. While diversity is a consideration, nominees are not chosen or excluded solely or primarily on that basis; rather, the Governance Committee focuses on skills, experience and background that can complement our existing Board in light of the diverse and global nature of our businesses and operations. When evaluating new nominees, the committee will continue seeking to increase the overall diversity on our Board.

Board Diversity

2 of 4 most recently appointed independent directors increased Board diversity

2021 DIRECTOR NOMINEES

The following pages provide information on the directors nominated for election, including his or her age, current Board roles, and business experience during at least the past five years. We also indicate the name of any other U.S. public company board on which each nominee currently serves, or has served during the past five years.

In addition to the information presented regarding each nominee’s experience and qualifications that led our Board to conclude that he or she should serve as a director – which includes senior leadership experience, industry experience, global exposure, U.S. public company board experience, and financial expertise as defined in the Board matrix shown in the proxy summary – we believe that each of them has integrity and adheres to our high ethical standards. Each nominee also has demonstrated the ability to exercise sound judgment, fulfill the time commitments necessary to serve on our Board, and advance the long-term interests of all our stakeholders.

Avery Dennison Corporation | 2021 Proxy Statement	41

ANDRES A. LOPEZ

Age 58 Director since February 2017 Independent

RECENT BUSINESS EXPERIENCE

O-I Glass, Inc., a glass container manufacturer and supplier to food and beverage brands

•  President & CEO since January 2016

•  COO & President, Glass Containers, from February 2015 to December 2015

•  President, O-I Americas, from July 2014 to January 2015

•  President, O-I Latin America, from April 2009 to July 2014

BOARD ROLES

Audit Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    O-I Glass, Inc.

Past Five Years:

    None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Oversees company with $6.1 billion revenues and more than 25,000 employees in 2020

Industry experience and global exposure

•  Leads multinational packaging company in food and beverage segment of consumer goods industry into which we sell our label and graphic materials

•  Led Latin America and Americas divisions, after having worked in positions of increasing responsibility globally and throughout the region

U.S. public company board experience

•  Concurrent service on one other board

ANTHONY K. ANDERSON

Age 65 Director since December 2012 Independent

RECENT BUSINESS EXPERIENCE

Ernst & Young LLP, an assurance, tax, transaction and advisory services firm

•  Vice Chair, Managing Partner and Member of Executive Board from 2000 to March 2012

BOARD ROLES

Audit Committee Member

Governance Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    AAR Corporation

    Exelon Corporation

    Marsh & McLennan Companies, Inc.

Past Five Years:

    First American Financial Corporation

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Served on executive board of Ernst & Young for 12 years, and as managing partner of Midwest and Pacific Southwest regions

Financial expertise

•  40+ years of financial statement and internal control expertise acquired through auditing global public companies

•  Substantial experience advising audit committees of large multinational corporations

•  Certified public accountant (now inactive)

U.S. public company board experience

•  Concurrent service on three other boards and prior service on other boards

BRADLEY A. ALFORD

Age 64 Director since April 2010 Independent

RECENT BUSINESS EXPERIENCE

Nestlé USA, a nutrition, health and wellness company

•  Chairman & CEO from January 2006 to October 2012

Nestlé Brands Company, an operating unit of Nestlé USA

•  President & CEO from 2003 to December 2005

BOARD ROLES

Compensation Committee Member

Governance Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    Perrigo Company PLC

Past Five Years:

    Conagra Brands, Inc.

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Led company then with over $12 billion in annual revenues and more than 26,000 employees

Industry experience and global exposure

•  40+ years in consumer goods industry

•  Knowledge of food and beverage segments into which we sell our label and graphic materials

•  Substantial M&A and integration experience

U.S. public company board experience

•  Concurrent service on one other board and prior service on other boards

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JULIA A. STEWART

Age 65 Director since January 2003 Independent

RECENT BUSINESS EXPERIENCE

Alurx, Inc., a health and wellness company

•  Founder, Chair & CEO since January 2020

Dine Brands Global, Inc. (formerly DineEquity, Inc.), owner, operator and franchisor of IHOP and Applebee’s restaurants

•  Chairman & CEO from June 2008 to March 2017

BOARD ROLES

Compensation Committee Chair

Governance Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    Bite Acquisition Corp.

Past Five Years:

    Dine Brands Global, Inc.

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Led company then with over $600 million in annual revenues and nearly 1,000 employees

Global exposure

•  Substantial operational and marketing experience in retail/dining industry

•  Expertise in brand positioning, risk assessment, financial reporting and governance

U.S. public company board experience

•  Concurrent service on one other board and prior service on other boards

KEN C. HICKS

Age 68 Director since July 2007 Independent

RECENT BUSINESS EXPERIENCE

Academy Sports + Outdoors, a sports and recreation retailer

•  Chairman, President & CEO since May 2018

Foot Locker, Inc., a specialty athletic retailer

•  Executive Chairman from December 2014 to May 2015

•  Chairman, President & CEO from February 2010 to November 2014

•  President and CEO from August 2009 to February 2010

BOARD ROLES

Compensation Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    Academy Sports + Outdoors

Past Five Years:

    Whole Foods Corporation

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Leads company with nearly 300 U.S. locations, over $5 billion in annual revenues and more than 23,000 employees

Industry experience

•  30+ years of senior marketing and operational experience in retail industry into which we sell our retail branding and information solutions

U.S. public company board experience

•  Concurrent service on one other board and prior service on other boards

MARK J. BARRENECHEA

Age 56 Director since September 2018 Independent

RECENT BUSINESS EXPERIENCE

OpenText Corporation, a global software company

•  Vice Chair, CEO & CTO since January 2012

BOARD ROLES

Compensation Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    OpenText Corporation

    Dicks Sporting Goods

Past Five Years:

    None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Leads company with over $3 billion in revenues and over 14,000 employees in 2020

Industry experience and global exposure

•  30+ years of experience in technology industry, including experience globally in software, cloud solutions, cybersecurity, and information technology transformation

U.S. public company board experience

•  Concurrent service on two other boards

Avery Dennison Corporation | 2021 Proxy Statement	43

MARTHA N. SULLIVAN

Age 64 Director since February 2013 Independent

RECENT BUSINESS EXPERIENCE

Sensata Technologies Holding PLC, a supplier of sensors and controls

•  President & CEO from January 2013 to March 2020

•  President & COO from September 2010 to December 2012

•  COO from April 2006 to August 2010

Texas Instruments, Inc., Sensata’s predecessor entity

•  Vice President of Sensor Products from 1997 to 2006

BOARD ROLES

Audit Committee Chair

OTHER PUBLIC COMPANY BOARDS

Current:

    Sensata Technologies Holding PLC

    Goldman Sachs Acquisition Holding Company

    Corp II

Past Five Years:

    None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Led company then with approximately $3.5 billion in revenues and more than 21,000 employees

Industry experience and global exposure

•  Oversaw all business segments, global operations and strategic planning

•  Strong technology background, including experience overseeing an RFID business

U.S. public company board experience

•  Concurrent service on two other boards

MITCHELL R. BUTIER

Age 49 Director since April 2016 Not Independent

RECENT BUSINESS EXPERIENCE

Avery Dennison Corporation

•  Chairman, President & CEO since April 2019

•  President & CEO from May 2016 to April 2019

•  President & COO from November 2014 to April 2016

•  Senior Vice President & CFO from June 2010 to October 2014; continued serving as CFO until March 2015

•  Vice President, Global Finance, and Chief Accounting Officer from March 2007 to May 2010

BOARD ROLES

Chairman

OTHER PUBLIC COMPANY BOARDS

Current:

    None

Past Five Years:

    None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•  Held roles of increasing responsibility at our company, including CAO, CFO, COO and CEO

Industry experience and global exposure

•  Served in positions in our primary business segments, including international assignments in Europe

Financial expertise

•  Served as CAO for 3 years and CFO for 5 years

PATRICK T. SIEWERT

Age 65 Director since April 2005 Independent

RECENT BUSINESS EXPERIENCE

The Carlyle Group, a global alternative investment firm

•  Managing Director and Partner since April 2007

The Coca-Cola Company, a beverage company

•  Executive Committee member and Group President, Asia, from August 2001 to March 2007

BOARD ROLES

Lead Independent Director

Governance Committee Chair

Audit Committee Member

OTHER PUBLIC COMPANY BOARDS

Current:

    Mondelēz International, Inc.

Past Five Years:

    None

SELECT SKILLS AND QUALIFICATIONS

Industry experience and global exposure

•  Led division of global company in beverage segment of consumer goods industry into which we sell our label and graphic materials

•  Work experience, citizenship and residency in Asia, region in which we generate substantial amount of sales and majority of our employees is located

Financial expertise

•  Advises on investments in consumer goods businesses globally, particularly in Asia

U.S. public company board experience

•  Concurrent service on one other board

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DIRECTOR COMPENSATION

In recommending non-employee director compensation to our Board based on the independent expert advice of Willis Towers Watson, the Compensation Committee seeks to target compensation at the median of companies similar in size, global scope and complexity with which we compete for director talent. Compensation is reviewed periodically (generally every three years) to ensure market competitiveness and consistency. The majority of compensation is delivered in equity to align director interests with those of our stockholders.

Median Target Compensation

The components of our non-employee director compensation program are summarized in the charts below and described thereafter.

2020 NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM
Target Grant Date Fair Value of Restricted Stock Units (RSUs)	$155,000
Cash Retainer	$100,000
Match of Charitable/Educational Contributions	$10,000
Additional Cash Retainer for Lead Independent Director	$30,000
Additional Cash Retainer for Audit Committee Chair	$20,000
Additional Cash Retainer for Compensation Committee Chair	$15,000
Additional Cash Retainer for Governance Committee Chair	$15,000
TARGETED AT MEDIAN

Our 2017 Incentive Award Plan, under which RSUs are granted to our non-employee directors, limits the sum of the grant date fair value of equity awards and the amount of any cash compensation, in each case granted to any non-employee director during any calendar year, to $600,000. In 2020, all but one of our non-employee directors received less than half of the maximum compensation amount.

Compensation Setting

In early 2021, at the Compensation Committee’s request, Willis Towers Watson analyzed trends in non-employee director compensation and assessed the competitiveness of the components of our program, including total cash compensation (Board and Committee Chair retainers), annual equity grant, charitable match, total direct compensation (annual cash plus equity) mix and amount, our stock ownership policy, and the additional retainer for our Lead Independent Director.

Using benchmarking data from public filings of companies ranked in the Fortune 350-500, Willis Towers Watson recommended that the additional cash retainers for our Audit, Compensation and Governance Committee Chairs each be increased by $5,000 and the target grant date fair value of our annual equity grant to non-employee directors increase by $15,000, in each case to reflect the current market median. This change would bring total direct compensation to $270,000 (or $280,000 with the charitable match), the projected median non-employee director compensation of our Fortune 350-500 peers in 2024, the next time the Compensation Committee expects to review the program. Based on Willis Towers Watson’s recommendation, the Compensation Committee recommended to our Board in February 2021 that the additional cash retainers for our Audit, Compensation and Governance Committee Chairs be increased to $25,000, $20,000 and $20,000, respectively, and the target grant date fair value of RSUs granted annually to our non-employee directors be increased to $170,000.

After consideration of the advice from the independent compensation consultant, the recommendation of the Compensation Committee, and further discussion, our Board approved the revised non-employee director compensation program, effective as of the date of the Annual Meeting.

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Stock Ownership Policy

Our stock ownership policy requires non-employee directors to own $500,000 of our company stock, 50% of which must be held in vested shares. Stock option gains are not considered when measuring policy compliance; only shares owned directly or in a trust, deferred stock units (DSUs) and unvested RSUs count for these purposes. Our non-employee directors are prohibited from hedging or pledging our common stock.

All of our non-employee directors have achieved the minimum ownership required by our stock ownership policy; average non-employee director ownership was ~10x the required level at year-end 2020. Based on our review of their written representations in our 2020 director questionnaire, none of our non-employee directors has hedged or pledged our common stock.

Equity Compensation

The 2020 equity grant to non-employee directors was made in the form of RSUs that vest on the one-year anniversary of the grant date, consistent with the one-year term to which directors are elected. Unvested RSUs (i) fully vest upon a director’s death, disability, retirement from our Board after reaching age 72 or termination of service within 24 months after a change of control and (ii) are cancelled in the event a director voluntarily resigns, is not reelected by stockholders or is otherwise asked to leave our Board, unless the Compensation Committee determines otherwise. On May 1, 2020, each of our then-serving non-employee directors was granted 1,450 RSUs with a grant date fair value of $151,600.

In connection with his departure from our Board on the date of the 2020 Annual Meeting and as permitted by our 2017 Incentive Award Plan, the Compensation Committee determined to accelerate the vesting of the RSUs granted in May 2019 to David Pyott, our former Lead Independent Director. These RSUs were scheduled to vest a few days after his departure from our Board. In making its determination, the Compensation Committee noted that Mr. Pyott had served nearly the entire one-year term for which he had been elected by stockholders.

Deferrable Cash Compensation

Cash retainers are paid semiannually and prorated for any director’s partial service during the year. Directors are also reimbursed for travel expenses incurred to attend Board meetings and continuing director education events.

Our non-employee directors may choose to receive this compensation in (i) cash, either paid directly or deferred into an account under our Directors Variable Deferred Compensation Program (DVDCP), which accrues earnings at the rate of return of certain bond and equity investment funds managed by a third party; (ii) DSUs credited to an individual account pursuant to our Directors Deferred Equity Compensation Program (DDECP); or (iii) a combination of cash and DSUs. None of our current non-employee directors participate in the DVDCP and eight of them currently participate in the DDECP. When a director participating in the DDECP retires or otherwise ceases serving as a director, the dollar value of the DSUs in his or her account is divided by the closing price of our common stock on the last date of the director’s service, with the resulting number of shares of our common stock issued to the director. Dividend equivalents, representing the value of dividends per share paid on shares of our common stock calculated with reference to the number of DSUs held as of a dividend record date, are reinvested on the applicable payable date in the form of additional DSUs credited to the accounts of directors participating in the DDECP.

Charitable Match

We match up to $10,000 per year of each non-employee director’s contributions to charitable organizations or educational institutions.

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DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total

Bradley A. Alford	$100,000	$151,600	—	$9,750	$261,350

Anthony A. Anderson	$100,000	$151,600	—	—	$251,600

Peter K. Barker	$100,000	$151,600	—	$10,000	$276,600

Mark J. Barrenechea	$100,000	$151,600	—	$10,000	$261,600

Ken C. Hicks	$100,000	$151,600	—	$10,000	$261,600

Andres A. Lopez	$100,000	$151,600	—	—	$251,600

David E.I. Pyott(3)(5)	—	—	—	—	—

Patrick T. Siewert	$145,000	$151,600	—	$10,000	$306,600

Julia A. Stewart	$115,000	$151,600	—	$10,000	$276,600

Martha N. Sullivan	$120,000	$151,600	—	$10,000	$281,600

(1)

Mr. Butier does not appear in the table because he serves as President/CEO of our company and does not receive any additional compensation to serve as director or Chairman. Amounts represent retainers earned as shown in the table below. At their election, the following directors deferred their cash compensation through the DDECP, with the following number of DSUs in their accounts as of January 2, 2021, the last day of our 2020 fiscal year: Alford – 19,835; Anderson – 11,266; Barker – 31,855; Barrenechea – 1,849; Hicks – 14,618; Lopez – 1,115; Pyott – 0; Stewart – 40,720; and Sullivan – 11,316. Mr. Pyott’s DDECP account was paid out to him in shares of our common stock after he left our Board in April 2020 in accordance with the program’s terms.

Director	Board Leadership Roles	Board Retainer	Committee Chair Retainer	Lead Director Retainer

Alford		$100,000	—	—

Anderson		$100,000	—	—

Barker		$100,000	—	—

Barrenechea		$100,000	—	—

Hicks		$100,000	—	—

Lopez		$100,000	—	—

Pyott		—	—	—

Siewert	Lead Independent Director, Governance Committee Chair	$100,000	$15,000	$30,000

Stewart	Compensation Committee Chair	$100,000	$15,000	—

Sullivan	Audit Committee Chair	$100,000	$20,000	—

(2)

Amounts reflect the grant date fair value of 1,450 RSUs granted on May 1, 2020 in accordance with Accounting Standards Codification Topic 718, Compensation, Tock Compensation) (ASC 718). Fair value was determined based on the fair market value of our common stock on the grant date, adjusted for foregone dividends, of $104.55. Each non-employee director serving as of January 2, 2021 held 1,450 unvested RSUs.

(3)

None of our current non-employee directors has a retirement benefit. Mr. Pyott had a negative change in present value of his accumulated retirement benefits for 2020, based on an interest rate of 1.03% as of January 2, 2021 and equal to $(17,091) because he began receiving his benefits in 2020. These benefits were under a director retirement plan the accrual of benefits under which was frozen in 2002.

(4)	Amounts reflect our match of director contributions made to charitable organizations or educational institutions.

(5)

Mr. Pyott retired from the Board on the date of our 2020 Annual Meeting. Although he served as a non-employee director for four months of the year, he received no cash fees during this time since fees for the second half of a non-employee director’s term are paid in December of the previous year. In addition, he received no stock awards during the year, which are granted only to elected directors after the date of the Annual Meeting. However, in connection with his departure from our Board on the date of the 2020 Annual Meeting and as permitted by our 2017 Incentive Award Plan, the Compensation Committee determined to accelerate Mr. Pyott’s RSUs granted in May 2019 that were scheduled to vest a few days after his departure from our Board. In accelerating the vesting, the Compensation Committee noted that he had served nearly the entire one-year term for which he had been elected by stockholders.

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ITEM 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

After considering the voting results of the advisory vote on the frequency of our say-on-pay vote at our 2017 Annual Meeting, our Board determined to hold say-on-pay votes annually, at least until the next advisory vote on the frequency of our say-on-pay vote (which we expect to take place at our 2023 Annual Meeting).

In this Item 2, our stockholders are being asked to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (NEOs), as described in the Compensation Discussion and Analysis and Executive Compensation Tables sections of the Company’s 2021 proxy statement.

Recommendation of Board of Directors

We are committed to maintaining ongoing engagement with our stockholders to seek their feedback and discuss why we believe our executive compensation program properly aligns with our strategies by incenting our leaders to deliver strong financial performance and create superior long-term, sustainable value for our customers, employees, investors and communities. Our Board of Directors recommends that you vote FOR approval, on an advisory basis, of our executive compensation. Properly dated and signed proxies will be so voted unless you specify otherwise.

Meaning of Advisory Vote

The advisory vote is a vote to approve the compensation of our NEOs, as described in the Compensation Discussion and Analysis (CD&A) and Executive Compensation Tables sections of this proxy statement. It is not a vote on our general compensation policies or any specific element of compensation, the compensation of our non-employee directors, our CEO pay ratio, or the features of our compensation program designed to prevent excessive risk-taking as described in the Risks Associated with Compensation Policies and Practices section of this proxy statement.

The results of the advisory vote are not binding on our Board. However, in accordance with SEC regulations, the Compensation Committee will disclose its consideration of the results of the vote in the CD&A of our 2022 proxy statement.

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TALENT AND COMPENSATION COMMITTEE REPORT

The Talent and Compensation Committee (referred to in this report as the “Committee”) of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on its review and those discussions, has recommended to our Board of Directors that the CD&A be included in our 2021 proxy statement and incorporated by reference into our 2020 Annual Report on Form 10-K.

The Committee welcomes feedback regarding our executive compensation program. Stockholders may communicate with the Committee by writing to the Talent and Compensation Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Julia A. Stewart, Chair

Bradley A. Alford

Mark J. Barrenechea

Ken C. Hicks

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis* (CD&A) describes our executive compensation program and the decisions made by the Talent and Compensation Committee of our Board of Directors (referred to in this CD&A as the “Committee”) related to 2020 executive compensation. This CD&A contains the sections shown below.

EXECUTIVE SUMMARY

Business Strategy Overview

Over the last several years, we have successfully executed our business strategies, which are designed to create long-term, sustainable value for our employees, customers and investors and improve the communities in which we operate. From our stockholders’ perspective, we believe that this value is best measured by our total stockholder return (TSR) and cumulative economic value added (EVA), both of which are performance objectives used in our long-term incentive (LTI) program and inform how we set our goals for sales growth, operating margin improvement, asset efficiency, return on total capital (ROTC) and capital allocation.

In March 2017, we announced long-term goals for our three reportable segments – Label and Graphic Materials (LGM), Retail Branding and Information Solutions (RBIS) and Industrial and Healthcare Materials (IHM) – and our company as a whole, targeting solid compound annual organic sales growth, significant operating margin expansion, double-digit compound annual adjusted earnings per share (EPS) growth, and the ROTC we planned to achieve by 2021.

*

This CD&A contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the results, performance or achievements expressed or implied thereby. For a detailed discussion of these risks, see Part I, Item 1a, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our 2020 Annual Report on Form 10-K, filed on February 24, 2021 with the SEC (our “2020 Annual Report”). Stockholders should note that statements contained in this CD&A regarding our company and business performance targets and goals should not be interpreted as management’s expectations, estimates of results or other guidance.

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We are committed to ensuring the continued success of all our stakeholders – our employees, customers, investors and communities. In a challenging 2020 due to the extraordinary impact of COVID-19, we focused on ensuring the health and well-being of our employees, delivering for our customers, minimizing the impact of the pandemic-driven recession for our investors, and supporting our communities, while continuing to invest in the long-term success of our company. For additional information on our COVID-19 response, please see the proxy summary. We have refined how we present our key strategies shown below, but our primary areas of strategic focus are consistent with recent years.

1

Drive outsized growth in high-value categories

•	We strive to increase the proportion of our portfolio in high-value products and solutions, both organically and through acquisitions

•

In 2020, organic sales change in high-value product categories outpaced that of our base businesses by more than one point, driven by growth in specialty labels, external embellishments and RFID; also advanced our RFID platform through our acquisition of the Transponder (RFID inlay) division of Smartrac, a manufacturer of RFID products (which we refer to as “Smartrac”)

2

Grow profitability in our base businesses

•	We strive to improve profitability in our base businesses by carefully balancing volume, price and mix, reducing complexity and tailoring our go-to-market strategies

•	In 2020, we protected, and even grew, operating margins in our base businesses

3

Focus relentlessly on productivity

•

We employ product reengineering and enterprise lean sigma to expand our operating margins, enhance our competitiveness (particularly in our base businesses) and provide a funding source for reinvestment

•	In 2020, we significantly expanded operating margins, showing agility in response to COVID-19 by delivering approximately $200 million of cost reduction through both structural and temporary actions

4

Effectively allocate capital

•	We work to balance our investments in organic growth, productivity, and acquisitions and venture investments, while continuing to return cash to stockholders through dividends and share repurchases

•

In 2020, leveraging our strong balance sheet, we invested nearly $220 million in capital expenditures to support organic growth; completed two acquisitions; and increased our quarterly dividend rate by 7% in October after having maintained it earlier in the year and resumed the repurchase of shares in Q3 after having suspended it in March, in each case due to then-uncertain impact of COVID-19 on our businesses

5

Lead in an environmentally and socially responsible manner

•

We work to deliver innovations that advance the circular economy and reduce the environmental impact of our operations; build a more diverse workforce and inclusive culture; maintain a culture of health and safety; and support our communities primarily through the Avery Dennison Foundation

•

In 2020, we continued to make progress toward our 2025 sustainability goals, reducing the environmental impact of our operations and investing in innovation platforms focused on recyclability/enabling circularity and waste reduction/elimination; redoubling our efforts to drive sustainable change in diversity and inclusion, including by sharpening our focus on racial/ethnic workforce diversity, particularly in the U.S.; and contributing $10 million to the Avery Dennison Foundation to significantly increase the scope and pace of its grantmaking in the communities in which we operate

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Achieving Financial Targets

The five-year financial goals through 2021 that we announced in March 2017 included targets for compound annual organic sales growth, 2021 GAAP operating margin, compound annual adjusted EPS growth and 2021 ROTC. The combination of our growth and ROTC targets is a proxy for growth in EVA, one of the performance objectives used in our LTI program. As shown below, based on our results of the first four years of this five-year period, we are largely on track to achieve these commitments. Our 2017-2020 compound annual organic sales growth of 2.0% was lower than our top-line target, but higher than forecasted global GDP growth (a key tenet of our top-line objective) of 1.5% over the same period.

Sales change ex. currency, organic sales change, adjusted EPS and ROTC – as well as free cash flow, which is used later in this CD&A – are financial measures not in accordance with generally accepted accounting principles in the United States of America (GAAP), which we provide investors to assist them in assessing our performance and operating trends. These non-GAAP financial measures are not a substitute for or superior to progress toward the comparable financial measures under GAAP and are defined, qualified and reconciled from GAAP in the last section of this proxy statement.

For the 2017-2020 period, on a four-year compound annual basis (with 2016 as the base period), GAAP reported net sales and reported EPS increased by 3.5% and 16.9%, respectively, and reported net income increased by 14.7%.

	2017-2021 Targets	2017-2020 Results(1)

Sales Growth(2)	5%+ ex. currency(3) 4%+ organic	3.8% ex. currency 2.0% organic

GAAP Operating Margin	11%+ in 2021	11.6% in 2020

Adjusted EPS Growth(2)	10%+	15.3%

ROTC	17%+ in 2021	18.1% in 2020
LARGELY ON TRACK TO ACHIEVE FINANCIAL TARGETS
(1)	Results for non-GAAP measures are reconciled from GAAP in the last section of this proxy statement.
(2)

Percentages for targets reflect five-year compound annual growth rates, with 2016 as the base period. Percentages for results reflect four-year compound annual growth rates, with 2016 as the base period.

(3)	Target for sales growth ex. currency reflects the impact of completed acquisitions as of March 2017 of approximately one point.

2020 Financial Performance

In fiscal year 2020, we delivered another year of strong EPS growth, significant operating margin expansion and record free cash flow, despite the challenging macroeconomic environment during which the safety and well-being of our employees remained our top priority given the continuing public health crisis from COVID-19. These results reflect the extraordinary efforts undertaken by our leaders, including our CEO and other NEOs, and teams globally respond to COVID-19 and mitigate its impact on our company. We achieved our adjusted EPS and free cash flow financial goals for the year, with key financial results shown below and on the following page. For detailed information regarding our 2020 performance, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and notes thereto contained in our 2020 Annual Report.

NET SALES

$6.97B

Reported sales declined by 1.4% due to impact of COVID-19; sales ex. currency declined by 1.7% and sales on organic basis, sales declined by 3.4% with a slight decline in LGM and more significant declines in RBIS and IHM, markets of which were more adversely impacted by COVID-19

REPORTED EPS

$6.61

Reported EPS substantially increased reflecting prior-year settlement charges from U.S. pension plan termination and significant operating margin expansion in 2020; adjusted EPS increased by 8% driven by operating margin expansion to $7.10, which was at high end of January 2020 guidance range

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CASH FROM OPERATING ACTIVITIES

$751.3M

Free cash flow of $547.5 million was used in part to invest $218.6 million in capital expenditures, deploy $350.4 million of acquisitions and venture investments, pay dividends of $196.8 million, and repurchase $104.3 million in shares of our common stock

NET INCOME $555.9M Achieved return on total capital (ROTC) of 18.1%.

Effective Capital Allocation

We have been consistently effective in executing our approach to capital allocation, balancing our investments in organic growth, productivity, and acquisitions and venture investments with continuing to return cash to stockholders through dividends and share repurchases. In 2020, on net income of $555.9 million, we invested $218.6 million in capital expenditures to support our future growth and further productivity improvement and allocated $350.4 million to acquisitions and venture investments; we also paid $196.8 million in dividends and repurchased $104.3 million in shares of our common stock.

We have invested in our businesses to support organic growth and pursued complementary and synergistic acquisitions. Our spending on capital expenditures in 2020 was 15% lower than 2019 but consistent with our externally communicated outlook for the year, during which we accelerated our pace of investment in high-value categories, particularly RFID. We also allocated over $350 million to acquisitions. In February 2020, we completed our acquisition of Smartrac for approximately $255 million. Together with our then-existing Intelligent Labels business, this acquisition created a platform with over $500 million in annual revenues, with increased potential for long-term growth and profitability, enhanced research and development capabilities, expanded product lines and additional manufacturing capacity. In December 2020, we completed our acquisition of ACPO, Ltd., an Ohio-based manufacturer of self-wound (linerless) pressure-sensitive overlaminate products, for approximately $88 million. During 2020, we also invested in three startup companies developing innovative technological solutions that we believe have the potential to advance our businesses.

In 2020, we deployed $301.1 million to pay an annual dividend of $2.36 per share and repurchase 0.8 million shares of our common stock. We raised our quarterly dividend rate by approximately 7% in October 2020, after having maintained it earlier in the year due to the impact of COVID-19. Given the uncertain impact of COVID-19 at that time, in March 2020, we suspended our repurchase of shares and did not resume repurchases until the third quarter; as a result, in 2020, we allocated less than half the capital we deployed to share repurchases in 2019.

As shown below, over the last five years, we have allocated over $900 million to acquisitions and venture investments and nearly $2 billion to dividends and share repurchases.

* Amounts for acquisitions include investments in unconsolidated businesses.

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TSR Outperformance

We experienced strong TSR in 2020 despite the uncertain macroeconomic environment during most of the year as a result of COVID-19, delivering TSR of over 20% and outperforming the S&P 500. However, we believe that our longer-term TSR is a more meaningful measure of our performance than our one-year TSR, which can be significantly impacted by short-term market volatility that may be unrelated to our performance (as occurred at various times during 2020). We focus on TSR because it measures value we create for our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends). We compare ourselves to the median of the S&P 500 Industrials and Materials subsets because we are a member of the Materials subset, and also share many characteristics with members of the Industrials subset; this practice is further informed by feedback from our investors, who have indicated that they look at both subsets in evaluating our performance relative to that of our peers.

5-Year Cumulative TSR

1-, 3- and 5-Year TSR

	AVY	S&P 500	S&P Indus. & Mats.*
2016	15%	12%	21%
2017	67%	22%	28%
2018	(20)%	(4)%	(14)%
2019	49%	32%	34%
2020	21%	18%	17%
3-Year TSR	43%	49%	32%
5-Year TSR	173%	103%	116%

*	Based on median of companies in both subsets as of December 31, 2020.

2020 Say-on-Pay Vote and Feedback During Stockholder Engagement

In 2020, we continued our practice of maintaining proactive engagement with stockholders regarding executive compensation and talent management. The Committee continually reviews our executive compensation program, making changes – including previously replacing regular grants of stock options and time-vesting restricted stock units (RSUs) with performance-based market-leveraged stock units (MSUs), capping Annual Incentive Plan (AIP) awards at 200% of target, and establishing additional guardrails on PU and MSU performance criteria – to address feedback from our stockholders and more closely align our executive compensation program with our financial profile and business strategies. We believe this process and the specific actions taken demonstrate the Committee’s commitment to paying for performance and being responsive to investor feedback. In 2020, during our ongoing stockholder engagement program, we discussed elements of our executive compensation program with some of our stockholders, who generally expressed support for its structure. We also discussed the Committee’s approach to CEO compensation intended for 2020 but later reversed due to COVID-19, sharing the feedback with the Committee.

Results and Analysis of 2020 Vote

At the 2020 Annual Meeting, over 95% of our stockholders approved, on an advisory basis, our executive compensation. The level of support we received was consistent with the high approval rates we have received in recent years. The Committee believes that our say-on-pay vote results in recent years, as well as the generally positive feedback we have received during our ongoing engagement with stockholders, reflects strong support of our executive compensation program, as well as our consistently improving CD&A disclosure.

Stockholder Engagement Process

In addition to our extensive investor relations program through which members of management engage with our investors throughout the year, we have a longstanding practice of supplemental engagement with stockholders to discuss our strategies, performance, executive compensation and talent management practices and solicit their feedback. This engagement process, which takes place throughout the year, is depicted in the graphic shown in the proxy summary.

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Executive Compensation/Talent Management Feedback During 2020 Engagement

With respect to executive compensation and talent management, we discussed Board oversight of our strategies, response to COVID-19 (including the potential for changes to executive compensation to address the impact of the pandemic, as well as measures implemented to support employees more broadly), and diversity and inclusion initiatives, particularly related to race/ethnicity in the U.S.; potential consideration of non-financial measures in our incentive compensation programs to address environmental, social and governance (ESG) topics while maintaining pay-for-performance alignment; status of changes initially approved for 2020 CEO compensation but reversed due to COVID-19; and the Committee’s oversight of additional talent management topics such as executive succession, leadership development and pay equity.

2020 Named Executive Officers (NEOs)

In this CD&A and the Executive Compensation Tables section of this proxy statement, we provide compensation information for our 2020 NEOs, who are identified in the chart below. Mses. Hill and Miller retired from our company at the end of fiscal year 2020.

2020 NEOs

Name	Title

Mitchell R. Butier	Chairman, President & Chief Executive Officer

Gregory S. Lovins	Senior Vice President & Chief Financial Officer

Deon M. Stander	Vice President & General Manager, RBIS

Anne Hill	Former Senior Vice President & Chief Human Resources Officer

Susan C. Miller	Former Senior Vice President, General Counsel & Secretary

Overview of Pay Philosophy and Executive Compensation Components

Our executive compensation program reflects the Committee’s philosophy that a substantial majority of compensation should be tied to our success in meeting our performance objectives and creating stockholder value, providing higher realized compensation when we deliver superior, sustained performance. The objectives of this strategy are to motivate our executives to achieve our annual and long-term financial goals, giving consideration to their contributions to delivering strong performance. In addition, recognizing our increased focus on ESG matters and greater transparency with all our stakeholders, the Committee considers our ESG progress in evaluating the performance of our CEO and other NEOs.

The Committee implements its pay-for-performance philosophy primarily through the following:

•

Establishing target total direct compensation (TDC) to incent strong operational and financial performance and stockholder value creation, giving consideration to the market median of companies similar in size, scope and complexity with which we compete for executive talent, role responsibilities, individual performance, tenure, retention, and succession;

•	Aligning our annual incentives for executives with our company’s annual operating plan and financial goals for the year; and

•	Rewarding long-term performance using absolute and relative TSR, as well as cumulative EVA, to focus our executives on delivering consistent and sustainable stockholder value creation.

Incentive compensation consists of target award opportunities under our AIP and our LTI compensation program, with payouts determined based on our performance against goals originally established by the Committee in February 2020. The Committee structures annual incentive compensation to reward NEOs based on corporate and/or business performance to align their compensation with stockholder interests, giving consideration to their individual contributions to our performance. AIP targets are generally established at or above the midpoint of the guidance we give to our stockholders on our anticipated performance for the year and consistent with achievement of our long-term financial goals. Our LTI awards provide higher realized compensation for exceeding performance targets and downside risk (up to and including cancellation) for failing to achieve threshold performance, with EVA targets set consistent with our externally communicated long-term financial goals for earnings growth and ROTC.

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ELEMENTS OF TARGET TDC FOR CORPORATE NEOs

As shown in the graph below, the substantial majority of each of our NEOs’ 2020 target TDC was performance-based, meaning that our executives ultimately may not realize the value of the at-risk components of TDC if we fail to achieve our performance objectives.

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As shown in the graph below, over the past five years, our cumulative TSR has increased by 173% while the annual compensation of our CEO has remained relatively constant, except for 2016 when he received a one-time equity grant in connection with his promotion to CEO.

Changes in NEO Compensation

Changes in CEO Compensation Originally Approved for 2020

In the few years prior to 2020, the Committee discussed how best to ensure that it was compensating our CEO optimally and in alignment with the long-term interests of our stockholders. The Committee’s objectives were to:

•	Recognize our company’s performance and delivery of value to our customers, employees, investors and communities during his tenure as our CEO;

•	Enhance his incentive to continue creating value for these stakeholders, including by driving superior TSR for our investors; and

•	Encourage his retention for the long term.

The Committee was seeking to maintain market-competitive target TDC for our CEO that was well-aligned with our company’s performance and ensure that his target TDC did not fall substantially below the market median, without relying on the traditional approach of annual review and periodic increase to the components of his TDC – base salary, target AIP opportunity and target LTI opportunity – to maintain consistency with a continually rising market median.

After extensive discussion, and giving consideration to the feedback received from dialogue with some of our largest stockholders, in February 2020, the Committee determined to eliminate potential annual increases to our CEO’s base salary and target AIP and LTI opportunities in favor of a longer-term approach that would hold his target TDC constant for a three-year period. During the three-year period, the Committee would retain the discretion to review his target TDC if market conditions or company results warranted a change. At the end of the period, the Committee would evaluate both his and our company’s performance and market conditions before determining the appropriate level of his compensation, continuing to give consideration to factors such as individual performance, tenure, retention and succession. This approach to CEO compensation was intended to be more consistent with the long-term approach we take to planning our strategies, setting our financial targets and sustainability goals, creating value for our stockholders, developing an engaged and diverse workforce, and investing in the communities in which we operate.

To ensure our CEO’s compensation originally determined for 2020 remained competitive and mitigate the potential for his target TDC to substantially trail behind his peers in the next three years, the Committee, at that time determined to set his target TDC modestly above market median, recognizing that his base salary had not increased in the previous two years and his target AIP opportunity had not increased since he became CEO in 2016. The committee intended to make no additional increases until 2023. Anticipating that the median for market would continue to grow at historical rates, the

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Committee determined to set our CEO’s compensation package roughly halfway between the then–current 50th and 75th percentiles of his market peers, with the expectation that – at the end of the three-year period during which our CEO’s compensation was expected not to increase – his TDC would be at or around the market median. This approach was consistent with the longer-term, forward-looking approach taken by the Committee in recommending to our Board the compensation of our non-employee directors.

Based on 2019 market pay rates and projected 2020 market pay rates for companies with annual revenues between $6 billion and $10 billion, and with the expert advice and recommendation of its independent compensation consultant, Willis Towers Watson, the Committee determined in February 2020 to target our CEO’s TDC for that year at $9.9 million by increasing (i) his base salary by 6% to $1.2 million; (ii) his target AIP opportunity from 125% of base salary to 140% of base salary; and (iii) his target LTI opportunity from 475% of base salary to 585% of base salary. These targets were subject to decrease if warranted by market conditions or our company results. The Committee noted that over 90% of this target TDC would have consisted of at-risk, performance-based compensation; our CEO’s realized compensation would have depended on our company achieving strong TSR performance, delivering our 2021 financial targets and 2025 sustainability goals, and continuing to engage our employees, serve our customers, deliver for our investors, and support the communities in which we operate.

Changes in 2020 NEO Compensation

Changes Approved in April 2020

In light of the uncertain impact of COVID-19 on market conditions, in April 2020, our CEO recommended that the base salary increases for our executive leadership team (which includes all of our NEOs) approved by the committee in February of that year be indefinitely postponed, and no such increases were given in 2020. Given the market conditions at the time and also at the recommendation of our CEO, the Committee determined that it was in the best interests of our company and stockholders that his 2020 target AIP and LTI opportunities remain at 2019 levels rather than the levels approved by the Committee in February 2020. As a result, the Committee approved the reductions in CEO compensation for 2020 described below.

•	His target AIP opportunity for 2020 would remain at previous level of 125% of base salary rather than 140% of base salary approved in February 2020

•	His target LTI opportunity for 2020 would remain at previous level of 475% of base salary rather than 585% of base salary approved in February 2020

•	Both target opportunities would be based on his 2019 year-end base salary of $1,133,000

In connection with these reductions, our CEO forfeited 5,811 PUs and 6,662 MSUs, with an aggregate grant date fair value of approximately $1.3 million, granted to him in February 2020.

Changes Approved in February 2021

Despite the adverse impact of COVID-19, no adjustments to short- or long-term incentive compensation were made for our corporate NEOs; their 2020 AIP awards and 2018-2020 PUs paid out on the basis of unadjusted company results. Similarly, the goals for their 2020-2022 PUs granted to them in February 2020 were not adjusted to reflect the impact of COVID-19.

COVID-19 had a disproportionate impact on RBIS’ results in 2020. As a result, although the business achieved its short-term objectives related to managing the extremely challenging environment its markets faced during the year, it did not achieve any of its original goals for 2020. However, RBIS delivered substantial temporary cost savings and accelerated restructuring actions to expand its operating margins; achieved its net income plan for the second half of the year and significantly grew sales on an organic basis in the fourth quarter; successfully integrated Smartrac and exceeded its 2020 performance targets for the acquisition; and achieved a high employee engagement score, despite having taken aggressive actions to reduce costs. Using its allowable discretion to exclude some of this impact, in February 2021 the Committee approved an AIP financial modifier of 60% for the RBIS team to recognize their achievements in navigating the challenges the business faced during the year. Given our business NEO’s 25% linkage to total company adjusted EPS, his overall adjusted AIP financial modifier was 76%.

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The Committee also reviewed the performance of the 2018-2020 PUs for our business NEO. Noting that RBIS had entered 2020 with performance during the first two years of the three-year performance period in excess of the maximum level of performance and using its allowable discretion to exclude some of the extremely adverse 2020 impact, the Committee determined to increase the payouts for the 2018-2020 for all RBIS participants from 84% to 126% to recognize the team’s impressive EVA performance through 2019, as well as their achievements in navigating the challenges related to COVID-19 that the business faced during 2020. In addition, the Committee reviewed the performance of the 2020-2022 PUs for our business NEO. Noting that RBIS had taken substantial actions to protect operating margins during the year and using its allowable discretion to exclude some of this impact, the Committee determined to revise RBIS’ EVA goals for threshold, target and maximum performance originally approved in February 2020. The revised goals continue to require strong growth and margin improvement compared to the 2019 baseline for the business, although on a different trajectory than originally planned given the extraordinary impact of COVID-19 on RBIS’ markets in 2020.

2021 CEO Compensation

Based on the expert advice of Willis Towers Watson and giving further consideration to the feedback from investors received in 2019 and 2020, the Committee determined to reinstate the longer-term approach it intended for CEO compensation for 2020 in 2021. Consistent with the Committee’s initial decision in February 2020, our CEO’s 2021 target TDC was set between the market 50th and 75th percentiles of his market peers, reflecting his strong performance throughout his five-year tenure in the role, during which our company delivered top quartile performance. The Committee’s current intent is not to revisit his compensation until 2024 unless warranted by market conditions or our company results.

Reviewing 2020 market pay rates and projected 2021 market pay rates for companies with annual revenues between $6 billion and $10 billion, the Committee determined in February 2021 to target our CEO’s TDC for the year at $9.9 million by increasing (i) his base salary by 6% to $1.2 million; (ii) his target AIP opportunity from 125% of base salary to 140% of base salary; and (iii) his target LTI opportunity from 475% of base salary to 585% of base salary. The Committee recognized that our CEO had delivered strong value creation for all our stakeholders by leading the execution of our strategies during his five-year tenure in the role and successfully navigating the impact of COVID-19 in 2020. The Committee noted that over 90% of his new target TDC would consist of at-risk, performance-based compensation; our CEO’s realized compensation will depend on our company achieving strong TSR performance, delivering our 2021 financial targets and 2025 sustainability goals, and continuing to engage our employees, serve our customers, deliver for our investors, and support the communities in which we operate.

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Strong Compensation Governance Practices

Our executive compensation program incorporates the best practices shown below, which the Committee believes ensure that it serves the long-term interests of our stockholders.

Policy or Best Practice	Description and Stockholder Benefit

PAY FOR PERFORMANCE

Compensation Primarily Performance-Based	✓ 86% of 2020 CEO target TDC and 72% of average 2020 target TDC of other NEOs tied to company and/or business performance

Capped Annual Incentive Set At or Above Midpoint of Guidance

✓   AIP award based primarily on achievement of performance objectives targeted at or above midpoint of annual guidance and consistent with long-term financial goals, subject to downward discretion based on Committee’s assessment of CEO’s achievement of predetermined goals and other NEOs’ individual contributions; awards capped at 200% of target and individual modifiers for NEOs generally capped at 100%

Majority Long-Term Equity Incentive Compensation

✓   LTI awards prioritize long-term performance, with PUs cliff-vesting in 3 years and MSUs having average performance period of 2.5 years; realized compensation based on long-term performance and stockholder value creation

Strategic Targeting

✓   TDC (base salary + target AIP opportunity + target LTI opportunity) set to incent strong performance and value creation, giving consideration to median of companies similar in size, global scope and complexity, role responsibilities, individual performance, tenure, retention, and succession

No Annual Stock Options	✓ Last made regular grant of stock options in 2012, though stock options may be granted for special purposes such as promotion

COMPENSATION BEST PRACTICES

No Employment Contracts	✓ NEOs employed at-will

Rigorous Stock Ownership Policy

✓   CEO required to maintain 6x his base salary; at year-end 2020, he owned stock with market value of ~33x base salary and ~5x minimum requirement; other current NEOs required to maintain ownership of 3x their base salaries and all complied at year-end 2020

No Hedging or Pledging	✓ Insider trading policy prohibits officers and employees from hedging – and officers from pledging – AVY common stock and all NEOs complied during 2020

Limited Trading Windows	✓ NEOs may only transact in AVY common stock during approved trading windows after satisfying clearance requirements, including continued compliance with stock ownership policy

Median Burn Rate	✓ Three-year average burn rate of 0.67% at year-end 2020 was at 50th percentile of S&P 500 companies

Clawback Policy	✓ Cash and equity incentive compensation subject to clawback in event of fraud or other intentional misconduct on NEOs that necessitates accounting restatement

No Excise Tax Gross Ups	✓ No gross-up payments for excise taxes for termination following change of control

Double Trigger Equity Vesting	✓ Equity awards not accelerated on change of control, unless NEO is terminated without cause or terminates employment for good reason within 24 months following change of control

No Repricing/Exchange of Underwater Stock Options	✓ No repricing or exchange of underwater options without stockholder approval

Limited Perquisites	✓ Other than capped financial planning reimbursement and payment for annual physical examination, NEOs receive flat taxable executive benefit allowance not subject to tax gross-up

Reasonable Severance Benefits

✓   Severance formula for qualifying termination:

    CEO: 2x (annual salary + target AIP award for year of termination + cash value of annual health insurance premium)

    Other NEOs: 1x (annual salary + target AIP award for year of termination + cash value of annual health insurance premium)

Reasonable Change of Control Benefits

✓   Severance formula for qualifying termination within 24 months following a change of control:

    CEO: 3x (annual salary + target AIP award for year of termination + cash value of annual health insurance premium) + prorated target AIP award for year of termination

    Other NEOs: 2x (annual salary + target AIP award for year of termination + cash value of annual health insurance premium) + prorated target AIP award for year of termination

STRONG GOVERNANCE

Independent Oversight	✓ Committee comprised of independent directors with executive compensation decisions reviewed and ratified by all independent directors

Expert Compensation Consultant	✓ Willis Towers Watson is independent, free of conflicts of interest and provides Committee with expert executive compensation advice

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SUMMARY OF COMPENSATION DECISIONS FOR 2020

The Committee designs executive compensation to pay for performance, with the target TDC of NEOs established to incent strong financial performance and stockholder value creation, giving consideration to the market median of companies similar in size, global scope and complexity with which we compete for executive talent, role responsibilities, individual performance, tenure, retention and succession. Compensation is primarily performance-based, meaning that our executives may ultimately not realize some or all of the at-risk components of TDC if we fail to achieve our financial objectives. In 2020, approximately 86% and 72% of the target TDC of our CEO and average of our other NEOs, respectively, was performance-based.

In determining 2020 NEO compensation, in addition to the extraordinary impact COVID-19 had on our businesses and results in 2020 and our leaders’ continuous efforts during the year to mitigate this impact, the Committee considered the factors shown below.

•

Company/Business Performance – Our company’s financial performance, including our 2020 adjusted sales growth, adjusted EPS, and free cash flow for our corporate NEOs, and, for our business NEO, the performance of RBIS

•	Stockholder Returns – Our TSR on an absolute basis, as well as relative to an objectively determined group of peer companies

•	Annual Individual Performance – Our CEO’s performance against the predetermined strategic objectives established for him at the beginning of the year and the individual contributions of our other NEOs

•	Competitiveness – Market pay practices and company performance relative to peers

•	Investor Feedback – The results of our 2020 say-on-pay vote and feedback on executive compensation received during our ongoing stockholder engagement program

The key elements of 2020 NEO target TDC are described in the table shown below and on the following page. While we provide consistent, market-competitive target TDC opportunities for our NEOs, the actual compensation they realize varies year-to-year based primarily on company and business performance.

2020 EXECUTIVE COMPENSATION SUMMARY

Component	Rationale	Decisions Impacting 2020 Compensation

FIXED Base Salary 14% of TDC for CEO; Avg. 28% of TDC for Other NEOs	Provide fixed, market competitive monthly income for performing daily responsibilities	In light of uncertain impact of COVID-19, in April 2020, Committee reversed increases originally approved for NEO base salaries in February 2020.

PERFORMANCE-BASED SHORT-TERM CASH Target AIP Award 14% of TDC for CEO; Avg. 18% of TDC for all NEOs Capped at 200% of target

Provide variable, cash-based incentive to motivate executives to grow sales, increase profitability and deliver strong free cash flow consistent with annual financial goals

Target AIP opportunity based on market survey data; financial modifier based on company and/or business performance; capped individual modifier based on CEO’s achievement against predetermined strategic objectives and other NEOs’ individual contributions

No change to NEO target AIP opportunities for 2020; in April 2020, Committee reversed target AIP opportunity increase originally approved for our CEO in February 2020.

Company/business performance resulted in financial modifiers of 94% for corporate NEOs, with no adjustments made for impact of COVID-19. After making 60% aggregate adjustment to RBIS’ AIP financial modifier given disproportionate adverse impact of COVID-19 on its markets, approved AIP financial modifier of 76% for business NEO.

Despite its general 100% cap on AIP individual modifiers for NEOs, Committee approved individual modifiers of 150% for Messrs. Lovins and Stander, recognizing their performance in an exceptional year in which they demonstrated extraordinary leadership in navigating one of the most challenging periods in our company’s history. Mr. Butier’s individual modifier was capped at 100%, as were the individual modifiers of Mses. Hill and Miller, who transitioned their primary responsibilities to their successors midway through the year and retired from our company at year-end 2020.

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2020 EXECUTIVE COMPENSATION SUMMARY

Component	Rationale	Decisions Impacting 2020 Compensation

PERFORMANCE-BASED LONG-TERM EQUITY Target LTI Award (50% PUs, 50% MSUs) 68% of TDC for CEO; Avg. 54% of TDC for Other NEOs

Provide variable, equity-based incentive compensation to align NEO interests with stockholder interests and drive long-term value creation

Target LTI opportunity based on market survey data; award vehicles, performance criteria and weightings selected based on recommendation of Willis Towers Watson

LTI Awards Granted in 2020

•   No change to NEO target LTI opportunities for 2020; in April 2020, Committee reversed target LTI opportunity increase originally approved for our CEO in February 2020.

•   50% in PUs that cliff-vest at the end of three-year period with payouts ranging from zero to 200% based on achievement of respective cumulative EVA and relative TSR performance objectives. Payout for TSR component is capped at 100% of target for any three-year performance period in which absolute TSR is negative. No change to performance objectives or weightings for 2020. No adjustments made for PUs granted to corporate NEOs; EVA goal for business NEO revised in February 2021 given disproportionate adverse impact of COVID-19 on its markets.

•   50% in MSUs that vest based on absolute TSR over one-, two-, three- and four-year performance periods, with average performance period of 2.5 years. Consistent with recent years, performance criteria were as follows: (i) threshold performance level, which results in payout at vesting of 85%, is TSR of (15)%; (ii) target performance level, which results in a payout at vesting of 100%, requires TSR of 10%; and (iii) maximum performance level, which results in payout at vesting of 200%, requires TSR of 75%. No adjustments made as a result of COVID-19.

LTI Awards Vesting at YE 2020

•   2018-2020 PUs: Our 2018-2020 TSR was at 79th percentile of objectively determined peer group established in February 2018. Cumulative EVA for our company was $985.1 million, 99% of target for EVA component for corporate NEOs, with no adjustments made for impact of COVID-19. Cumulative EVA for RBIS business EVA, as adjusted to reflect disproportionate impact of COVID-19 in 2020, was 110% of target, resulting in 126% payout on its sole performance objective. 2018-2020 PUs paid out at 147% of target for corporate NEOs and 126% of target for business NEO.

•  MSUs Vesting at YE 2020

•   4th Tranche of MSUs granted in 2017:

    2017-2020 Absolute TSR = 134%

    Paid out at 200% of target

•   3rd Tranche of MSUs granted in 2018:

    2018-2020 Absolute TSR = 40%

    Paid out at 146% of target

•   2nd Tranche of MSUs granted in 2019:

    2019-2020 Absolute TSR = 73%

    Paid out at 197% of target

•   1st Tranche of MSUs granted in 2020:

    2020 Absolute TSR = 23%

    Paid out at 120% of target

In addition to the primary elements of our executive compensation program described above, we also provide our NEOs with limited perquisites and benefits that the Committee believes are comparable to those offered by other multinational public companies.

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DISCUSSION OF COMPENSATION COMPONENTS AND

DECISIONS IMPACTING 2020 EXECUTIVE COMPENSATION

The Committee aims to have base salaries at or around the market median, with the substantial majority of NEO compensation consisting of incentive compensation to advance the Committee’s pay-for-performance philosophy, driving higher realized compensation when our financial performance is stronger and lower realized compensation when our financial performance is weaker.

Base Salary

Increases in base salary for NEOs are generally based on the average percentage merit increase given to our U.S. employees, subject to increase based on the NEO’s performance and market comparisons for positions with similar scope and responsibility. In light of the uncertain impact of COVID-19 and on the recommendation of our CEO, in April 2020, the Committee determined to reverse the base salary increases for him and our other NEOs of 6% and 3%, respectively, that it had originally approved in February of that year.

NEO base salaries at year-end 2020 were as follows: Mr. Butier – $1,133,000; Mr. Lovins – $618,000; Mr. Stander – $555,129; Ms. Hill – $548,006; and Ms.  Miller – $581,048.

2020 AIP Awards

The 2020 AIP was designed to incent management to create long-term stockholder value. NEOs are not eligible for guaranteed AIP awards. AIP awards are determined for each fiscal year using the formula below. Individual modifiers for NEOs are generally capped at 100% although the Committee retains the discretion to determine higher individual modifiers, up to 150%.

Target AIP Opportunities

As a percentage of year-end base salary, the target AIP opportunities for 2020 were 125% for Mr. Butier, 75% for Mr. Lovins, and 60% for Mr. Stander and Mses. Hill and Miller. Because the Committee reversed the increased target AIP opportunity originally approved for Mr. Butier in February 2020, there were no changes to NEO target AIP opportunities for 2020.

AIP Performance Objectives and Weightings; Target-Setting Principles

The following performance objectives and weightings for the 2020 AIP were established by the Committee, in consultation with Willis Towers Watson. These were the same objectives and weightings used for the 2019 AIP to continue incenting our NEOs to increase sales on an organic basis, improve adjusted EPS and generate strong free cash flow. Our CEO, then-Chief Human Resources Officer and CFO participated during portions of the meetings during which the Committee reviewed and recommended performance objectives for our AIP and analyzed our performance against these objectives.

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For our business NEO, the Committee determined to link 75% of his AIP financial modifier to RBIS’ results and 25% to corporate results. RBIS performance objectives were designed to provide realized compensation only if the business improved upon its 2019 performance and delivered results consistent with achieving its 2021 financial targets

2020 AIP TARGETS
Objective	Description	Rationale

Adjusted Sales Growth (20%)	Focuses management on organic top-line growth, a key contributor to sustained long-term value creation for stockholders	• Tied to total company for corporate NEOs (Butier, Lovins, Hill and Miller) • Tied to RBIS for business NEO (Stander)

Profitability (60%)	Primary measure used by management, investors and analysts to evaluate our performance; focuses management on profitable growth and expense control

• For corporate NEOs, based on our total company adjusted EPS, the measure we use to provide guidance regarding our anticipated annual performance to our stockholders

• For business NEO (as a proportion of profitability objective) based:

• 42% on total company adjusted EPS

• 58% on RBIS’ adjusted net income

Free Cash Flow (20%)	Cash available after investment in our business, which can be allocated to acquisitions, dividends and share repurchases; focuses management on improving capital efficiency, including working capital	• Tied to total company for corporate NEOs • Tied to RBIS for business NEO

In setting 2020 AIP targets, the Committee aimed to ensure consistency with our 2021 financial targets and require improvement over the prior year, considering the factors described below.

•	Target adjusted sales growth of 2.2% was set lower than our 2017-2021 target of at least 4% but higher than what we achieved in 2019, reflecting the anticipated impact of COVID-19 on 2020 performance.

•

Target adjusted EPS of $6.95 was established below the midpoint of the annual guidance we provided to investors in January 2020 due to the anticipated impact of COVID-19, which had only begun to emerge as a concern just a month earlier; target represented a 5% increase from our 2019 results for this measure. Adjusted EPS is the measure on which we provide annual guidance to our investors and a primary driver of stockholder value creation.

•

Although we did not externally communicate a free cash flow target as part of our 2021 financial goals, we aimed to generate 2020 free cash flow of $500+ million. Free cash flow is an important metric used internally and by our investors in evaluating the amount of cash we have available for debt reductions, dividends and share repurchases. Our 2020 target for corporate free cash flow was 5% higher than the free cash flow we generated in 2019, despite continued planned investment in fixed capital and cash restructuring payments to support our future growth and profitability.

CORPORATE 2020 AIP TARGETS VS. LONG-TERM TARGETS AND 2019 RESULTS
	2017-2021 Long-Term Target	2019 Results	2020 AIP Target

Adjusted Sales Growth	4%+	2.0%	2.2%

Adjusted EPS Growth	10%+	$6.60	$6.95 (5% over 2019 results)

Free Cash Flow	N/A	$512M	$540M (5% over 2019 results)

Financial Modifiers

AIP financial modifiers are currently capped at 200%. In evaluating our achievement of these performance objectives, the Committee has the discretion to exclude the impact, positive or negative, of extraordinary items such as acquisitions and divestitures; restructuring and integration actions not included in our annual net income plan; currency translation fluctuations; changes in accounting principles, tax codes or related regulations and rulings; extraordinary events such as natural disasters, outbreaks of epidemiological disease, terrorism and war; costs related to the early extinguishment of debt and pension plan terminations; costs of litigation outside the normal course of business; and non-cash charges associated with the impairment of long-lived assets.

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The table below shows the 2020 AIP financial modifiers for our NEOs. As shown, the target level was exceeded for two of the three performance objectives established for our corporate NEOs and one of the four performance objectives established for our business NEO. Corporate performance resulted in AIP financial modifiers of 94% for our corporate NEOs. No adjustments were made to AIP financial modifiers for corporate NEOs as a result of COVID-19.

Although RBIS achieved its short-term objectives while managing a challenging environment during the year, the business did not achieve any of its original goals for 2020 given the disproportionate impact COVID-19 had on its markets, particularly in the second quarter. However, RBIS delivered substantial temporary cost savings and accelerated restructuring actions to expand its operating margins; achieved its net income plan for the second half of the year and significantly grew sales on an organic basis in the fourth quarter; successfully integrated Smartrac and exceeded its 2020 performance targets for the acquisition; and achieved a high employee engagement score, despite having taken aggressive actions to reduce costs. Using its allowable discretion to exclude some of this impact, the Committee approved an AIP financial modifier of 60% for the RBIS team to recognize their achievements in navigating the challenges the business faced during the year. Given our business NEO’s 25% linkage to total company adjusted EPS, his overall AIP financial modifier was 76%.

2020 AIP FINANCIAL MODIFIERS

NEO(s)	Performance Objective	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	2020 Actual	Modifier	Weighted Average Modifier

Butier Lovins Hill Miller	Total Company Adjusted Sales Growth(1)	20%	0.8%	2.2%	5.6%	(3.4%)	0%	0%
	Total Company Adjusted EPS(2)	60%	$6.60	$6.95	$7.58	$7.10	124%	75%
	Total Company Free Cash Flow(3)	20%	$468M	$540M	$684M	$548M	97%	19%
Corporate NEO Financial Modifier								94%

Stander	Total Company Adjusted EPS(2)	25%	$6.60	$6.95	$7.58	$7.10	124%	31%

	RBIS Adjusted Sales Growth(4)	20%	2.1%	4.2%	8.4%	(9.5%)	0%	0%

	RBIS Adjusted Net Income(4) (5)	35%	$137M	$146.1M	$164.4M	$98.4M	0%	0%

	RBIS Free Cash Flow(4)	20%	$87M	$108M	$151M	$7M	0%	0%
Business NEO Financial Modifier (without COVID-19 adjustments)								31%
Business NEO Financial Modifier (with 60% aggregate COVID-19 adjustment for RBIS performance objectives)(6)								76%

(1)

Total Company Adjusted Sales Growth refers to reported sales decline of 1.4%, adjusted for the impact of currency translation of 0.9%, acquisitions of (1.7%) and 53rd week of 2020 of (1.3%). Total does not sum due to rounding.

(2)	Total Company Adjusted EPS refers to reported net income per common share, assuming dilution, of $6.61, adjusted for restructuring charges and other items of $0.49.

(3)

Total Company Free Cash Flow refers to net cash provided by operations of $751.3 million, minus purchases of property, plant and equipment of $201.4 million and software and other deferred charges of $17.2 million, plus proceeds from sales of property, plant and equipment of $9.2 million, plus proceeds from insurance and sales (purchases) of investments, net, of $5.6 million. Free cash flow is measured quarterly to ensure consistent management of working capital throughout the year, subject to adjustment if the full-year target is not achieved. While total company free cash flow was 101% of target, measurement of this objective on a quarterly basis, as required by the Committee to incent consistent delivery of free cash flow throughout the year, resulted in a lower modifier of 97% for that objective.

(4)

Adjusted sales growth, adjusted net income and free cash flow measures at the segment level are internal metrics. These metrics either exclude or make simplifying assumptions for items that cannot be allocated precisely by segment, such as interest and income tax expenses, and related balance sheet accounts, such as deferred tax assets and liabilities, income tax payables and receivables, and short- and long-term debt. Certain balance sheet accounts such as pension and other postretirement benefits and insurance that are generally managed at the corporate level, as well as the impact of foreign currency translation, are also excluded from the calculation of these metrics for the segments. In certain limited circumstances, one-time items may be excluded from segment adjusted net income. The impact of intercompany sales is included in segment metrics.

(5)

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as impacts related to the prior-year termination of our U.S. pension plan and the effects of discrete tax planning actions.

(6)

Although RBIS did not achieve any of its 2020 goals given the disproportionate impact COVID-19 had on its markets, the business delivered substantial temporary cost savings and accelerated restructuring actions to expand its operating margins; achieved its net income plan for the second half of the year and grew sales by over 3% on an organic basis in the fourth quarter; successfully integrated Smartrac and exceeded its 2020 performance targets for the acquisition; and achieved a high employee engagement score, despite having taken aggressive actions to reduce costs. The Committee used its discretion to approve an aggregate AIP financial modifier of 60% for the three RBIS components; our business NEO’s 25% company-tied component resulted in an AIP financial modifier of 76%.

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NEO Performance Evaluations & Individual Modifiers

Our NEOs are evaluated on their individual performance for the year. In a typical year, the Committee approves our CEO’s strategic objectives and our CEO approves the goals of our other NEOs, in each case in February of that year, with the performance of all NEOs evaluated in February of the following year. The Committee evaluates our CEO’s performance against his predetermined strategic objectives; for our NEOs other than the CEO, this assessment considers the totality of their performance rather than assigning weightings to their annual goals.

While the goal-setting process in 2020 was consistent with prior years, as it became clear that COVID-19 would have a significant impact on our company, navigating the challenging environment presented by the pandemic and protecting our employees, serving our customers, managing our supply chain risk, maintaining our strong balance sheet and financial flexibility, and supporting our communities became the primary objective for all our executives, especially our CEO and other NEOs who had to continually adjust our COVID-19 response in the face of continuously evolving health information, governmental regulations and economic conditions.

Individual modifiers for all participants are capped at 150%, subject to the total cap on AIP awards of 200%. Although it retains the discretion to determine individual modifiers of up to 150%, the Committee has determined that the individual modifiers for our CEO and other NEOs should generally be capped at 100%. Given the extraordinary impact of COVID-19 and their efforts managing the challenging environment, not all NEO individual modifiers for 2020 were capped at 100%, as they had been for the three prior years. As explained later in this section, the individual modifiers of Mr. Butier and Mses. Hill and Miller were capped at 100%; the individual modifiers of Messrs. Lovins and Stander were greater than 100%.

The Committee reviewed and evaluated our CEO’s annual performance, giving precedence to his having led the company through the extensive challenges presented by COVID-19 as well as considering his performance against the predetermined strategic objectives established in February 2020 and the self-assessment of his performance discussed with the Committee in February 2021. The Committee determined the individual modifier for our CEO based on its assessment of his performance, within the context of the limits described above. The Committee Chair, together with our Lead Independent Director, discussed with our CEO the feedback from discussions by the Committee and our full Board regarding his 2020 performance.

For 2020, the Committee evaluated the performance of our CEO against his original strategic objectives for the year, determining that he substantially achieved or exceeded them, as shown in the chart below and on the following page.

2020 CEO PERFORMANCE EVALUATION AGAINST PRE-COVID OBJECTIVES

Strategic Objective	Weighting	Evaluation

Accelerate exposure to high-value product categories – Deliver above-average organic growth rate in LGM’s Graphics and Specialty product categories; achieve targeted percentage of growth in RBIS’ external embellishments; achieve targeted percentage of growth in Intelligent Labels and deliver Smartrac integration objectives; and manage IHM through challenging macroeconomic environment	30%	Substantially increased proportion of portfolio in high-value categories, despite impact of COVID-19; delivered above-average organic sales growth in Specialty categories although growth in Graphics declined as a result of COVID-19; grew external embellishments, although short of targeted amount; substantially increased sales change ex. currency in Intelligent Labels, with significant organic sales growth, and advanced platform by completing Smartrac acquisition; navigated even more challenging macroeconomic environment than expected for IHM, with results short of original target

Drive profitable growth in base business – Stabilize share in LGM’s North America business and maintain share position in other LGM regions; maintain share position in RBIS’ base product categories (adjusted for RFID); and accelerate near-term productivity in IHM, achieving targeted EBIT margin and EVA	15%	Experienced slight decline in LGM share positions in its largest regions; maintained RBIS’ share position in base product categories; and failed to achieve targeted EBIT margin and EVA in IHM due to disproportionate impact COVID-19 had on its markets during the year

Continue relentless focus on productivity – Achieve targeted restructuring savings in LGM and RBIS, including execute designated significant projects in each business; begin executing key footprint optimization projects; and implement new functional operating structure and achieve targeted annualized savings by year-end	10%	Substantially exceeded targeted restructuring savings in LGM and RBIS, reflecting both structural and temporary actions; executed designated projects in each business; and implemented new functional operating structure, realizing run rate savings in excess of target

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Strategic Objective	Weighting	Evaluation

Deploy capital effectively – Invest in capital expenditures within targeted range to enable future growth; continue to execute acquisitions and build M&A pipeline; complete upgrade of significant information technology platform in RBIS; invest targeted amount in accelerated growth platforms; and repurchase shares opportunistically	10%	Invested nearly $220 million in capital expenditures to enable future growth, within targeted range and managed capital efficiently throughout the year; completed 2 acquisitions, made 3 venture investments and continued to ensure robust M&A pipeline; upgraded RBIS information technology platform; appropriately scaled back investments in accelerated growth platforms due to COVID-19, delivering significant but below-target growth; and appropriately paused repurchase of shares for nearly half the year due to impact of COVID-19 but still delivered $100+ million in share repurchases

Leadership succession planning – Progress CEO succession with goal of ready-now successors by targeted deadline; refine/execute executive leadership development plans; and execute plan for senior leadership transitions	15%	Progressed CEO succession strategy; refined development plans for leadership; and executed plans for senior leadership transitions, including promoting and providing mentorship and guidance to new Chief Human Resources Officer and new Chief Legal Officer

Innovation/Progress Toward Sustainability Goals – Develop new innovation strategy and deployment program; reduce greenhouse gas emissions by targeted amount; develop accelerated roadmap to enable greater recyclability of consumer packaged goods in LGM; and further increase leadership diversity	20%	Deployed new innovation strategy, creating two strategic platforms focused on recyclability/enabling circularity and waste reduction/elimination; reduced GHG emissions by 45% compared to 2015 baseline, exceeding 2025 sustainability goal; developed recyclability roadmap; and, although representation of females in manager-level and above roles remained at 34%, advancing D+I journey, with sharpened focus on racial/ethnic diversity

Individual Modifier Based on Evaluation and NEO Cap		100%

Our CEO recommended to the Committee the individual modifiers for our other NEOs based on his assessment of their 2020 performance. The Committee considered our CEO’s recommendations and evaluated his assessments of their performance, retaining the discretion to approve individual modifiers for them different than what our CEO had recommended. Other than discussing with our CEO their performance against their individual performance plans, our other NEOs played no role in their compensation determinations.

In determining the individual modifiers for our other NEOs, the Committee noted the highlights of the 2020 performance of our other NEOs described below.

•

Mr. Lovins – Led our finance function, continuing to deliver for our stakeholders, including leading initiatives to ensure we delivered results that exceeded our goals for adjusted EPS despite the challenging environment caused by COVID-19. Mr. Lovins also ensured our balance sheet remained strong as we managed through the pandemic, while investing in our business, organically and through acquisitions, and returning cash to stockholders, and delivered strong operating margins and record free cash flow. In addition, he continued to serve as interim leader of our IHM segment, achieving operating margin expansion despite the challenging top-line environment, and oversaw the expended disclosures contained in our ESG Downloads.

•

Mr. Stander – Led our RBIS business through an unprecedentedly challenging year, ensuring continued elevation of global service and flexibility for customers while adjusting operating costs to sustain value creation; investing in and delivering continued growth in high-value categories of Intelligent Labels and external embellishments; and ensuring the safety of an engaged and diverse global team. Together with the rest of the RBIS leadership team, Mr. Stander was also named our 2020 Leader of the Year, an annual recognition given by our company to recognize extraordinary leadership in delivering for our business and living our values. He also continued to lead our enterprise-wide Sustainability Council, overseeing our progress toward our 2025 sustainability goals and the development of our 2030 sustainability goals.

•

Ms. Hill – Led the execution of our global human resources and communications strategies in support of our company’s overall strategic direction. Ms. Hill also led our response to the impact of COVID-19 on our global workforce while continuing to ensure our ongoing commitment to support the communities in which we operate. In addition, she oversaw our transition to a leaner leadership structure with continued focus on senior leadership succession and development, and completed the transition of her responsibilities to our new Chief Human Resources Officer.

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Ms. Miller – Led our legal function, overseeing the development and implementation of a new functional operational model aligned our company strategies that will accelerate departmental productivity, standardize processes and deploy best practices across the function. Ms. Miller also supported our capital allocation strategies, including M&A projects and footprint optimization efforts, and oversaw our values and ethics/compliance and risk management programs. In addition, she completed the transition of her responsibilities to our new Chief Legal Officer.

Based on these assessments and after giving consideration to the recommendations of our CEO (other than with respect to himself), the Committee approved individual modifiers of 150% for Messrs. Lovins and Stander, recognizing their performance in an exceptional year in which they demonstrated extraordinary leadership in navigating one of the most challenging periods in our company’s history. Mr. Butier’s individual modifier was capped at 100%, as were the individual modifiers of Mses. Hill and Miller, who transitioned their primary responsibilities to their successors midway through the year and retired from our company at year-end 2020.

AIP Awards

Our NEOs received the AIP awards shown in the table below for 2020, based on their respective year-end base salary, AIP opportunity, financial modifier and individual modifier.

2020 AIP AWARDS

NEO	2020 YE Base Salary	AIP Opportunity	Target AIP Award	Financial Modifier	Individual Modifier	AIP Award
Butier	$1,133,000	125%	$1,416,250	94%	100%	$1,331,275
Lovins	$618,000	75%	$463,500	94%	150%	$653,535
Stander	$555,129	60%	$333,077	76%	150%	$379,708
Hill	$548,006	60%	$328,804	94%	100%	$309,076
Miller	$581,048	60%	$348,629	94%	100%	$327,711

2020 GRANTS OF LTI AWARDS

Our LTI program provides variable incentive compensation to enhance alignment of executive interests with stockholder interests and drive long-term value creation. The annual LTI awards granted in 2020 were fully performance-based and delivered through the equity vehicles described below.

•	50% in PUs that cliff-vest at the end of a three-year period subject to the achievement of the cumulative EVA and relative TSR performance objectives established for the respective award

•	50% in MSUs that vest at the end of the one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years, based solely on our absolute TSR

Annual LTI awards were granted on February 27, 2020, the day our Board held its regularly scheduled meeting.

The Committee does not offset the loss or gain of prior year grants in determining current year grants, as doing so would compromise the intended risk/reward nature of these incentives.

Actual amounts, if any, realized by our NEOs from the vesting of these awards will be based on our performance, as well as our stock price at the time of vesting.

Target LTI Opportunity

As a percentage of base salary, the 2020 target LTI opportunities for our NEOs were 475% for Mr. Butier; 250% for Mr. Lovins; and 180% for Mr. Stander and Mses. Hill and Miller. Target LTI award opportunities represented 79% and 75%, respectively, of our CEO’s and other NEOs’ average performance-based incentive compensation. Because the Committee reversed the increased target LTI opportunity originally approved for our CEO in February 2020, there were no changes to NEO target AIP opportunities for 2020.

Performance Units (PUs)

PUs cliff-vest in shares of our common stock after the end of the three-year 2020-2022 period at threshold (50% payout), target (100% payout) and maximum (200% payout) levels based on our achievement of the performance objectives established for the award. PUs do not accrue dividend equivalents and are not counted toward measuring compliance with our stock ownership policy.

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The Committee established the following performance objectives for the 2020-2022 PUs. The Committee believes that these objectives continue to align executive compensation with the long-term interests of our stockholders because delivering cumulative EVA and strong TSR relative to peer companies reflects the value we create for our investors.

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Cumulative EVA, weighted 50% for our corporate NEOs (based on our total company EVA) and 75% for our business NEO (based on RBIS’ cumulative EVA). EVA is a measure of financial performance calculated by deducting the economic cost associated with the use of capital (weighted average cost of capital multiplied by average invested capital) from after-tax operating profit. The Committee established cumulative EVA targets for our corporate NEOs consistent with our 2017-2021 financial goals for earnings growth and ROTC and our primary objective of delivering superior TSR, with the target payout at the midpoint of these targets and the maximum payout at the high end of these targets. The cumulative EVA target for our business NEO focused on RBIS’ EVA change compared to the prior three-year period, with the target payout at the midpoint of RBIS’ 2017-2021 targets and the cost of capital fixed over the performance period. In contrast to the AIP, cash restructuring charges – which include severance and related costs and exclude asset impairment charges and lease and other contract cancellation costs – are included in EVA calculations as the Committee expects that these investments will generate a return over the three-year performance period (in contrast to the AIP, which measures performance over one year). Whether linked to corporate or business results, the 2020-2022 cumulative EVA targets require continued improvement in financial performance.

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Relative TSR compared to an objectively determined peer group of companies, weighted 50% for our corporate NEOs and 25% for our business NEO. TSR measures the return that we provide to our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends). Consistent with its pay-for-performance philosophy, the Committee designed the TSR objective to provide realized compensation only if our stockholder value creation compares favorably relative to the designated peer group. The Committee set the threshold payout at TSR at the 40th percentile, target payout at TSR at the 50th percentile, and maximum payout at TSR at the 80th percentile, which were the same levels used for the 2019-2021 PUs. Payouts for the relative TSR component of PUs are capped at 100% of target if our absolute TSR is negative for the 2020-2022 performance period. In assessing the rigor of the TSR objectives, the Committee noted that our stock price and TSR had significantly decreased in the second half of 2019; as a result, performing at the median relative to our peers over the 2020-2022 performance period would represent solid performance, particularly in light of the anticipated impact of COVID-19 on performance in 2020 and potentially beyond, as well as our relatively high exposure to the impact of foreign currency translation and continued geopolitical and trade-related uncertainty.

Consistent with the 2019-2021 PUs and upon the recommendation of Willis Towers Watson, to benchmark TSR, the Committee utilized a peer group† comprised of U.S. companies (i) in similar industries based on their classification in one of five GICS groups (diversified chemicals, specialty chemicals, metal and glass containers, paper packaging, and paper products) and (ii) with revenues during the last 12 months of $1 billion to $20 billion. Based on the formulaic application of the same objective criteria, the peer group changed from the prior year as follows: (A) Verso Corporation was added because its GICS classification changed; (B) Bemis Company Inc. was deleted because it had been acquired; and (C) Neenah Inc. and P.H. Glatfelter Company were deleted because each of their last 12 months’ revenues was less than $1 billion.

2020-2022 PUs

NEO	Performance Objectives	Weighting

Butier Lovins Hill Miller	Total Company Cumulative EVA Relative TSR	50% 50%

Stander	RBIS Cumulative EVA	75%
	Relative TSR	25%

†

The following companies comprised the peer group for the 2020-2022 PUs at the end of fiscal year 2020: Albermarle Corporation; AptarGroup, Inc.; Ashland Global Holdings Inc.; Axalta Coating Systems Ltd.; Avient Corporation (formerly known as PolyOne Corporation); Ball Corporation; Berry Global Corp., Inc.; Celanese Corporation; Clearwater Paper Corporation; Crown Holdings Inc.; Domtar Corporation; Eastman Chemical Company; Ecolab Inc.; Element Solutions Inc.; Ferro Corporation; GCP Applied Technologies Inc., Graphic Packaging Holding Company; Greif Inc.; H.B. Fuller Company; Huntsman Corporation; Ingevity Corporation; Innospec Inc.; International Flavors & Fragrances Inc.; Corporation; Minerals Technologies Inc.; NewMarket Corporation; O-I Glass, Inc.; Packaging Corporation of America; PPG Industries Inc.; PQ Group Holdings Inc.; Rayonier Advanced Materials Inc.; RPM International Inc.; Schweitzer-Mauduit International, Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Silgan Holdings Inc.; Sonoco Products Company; Stepan Company; The Chemours Company; The Sherwin-Williams Company; Valhi Inc.; Verso Corporation; W.R. Grace & Co.; and WestRock Company.

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In February 2021, the Committee reviewed the performance of the 2020-2022 PUs for our business NEO in light of the disproportionate impact COVID-19 had on its results in 2020. Noting that RBIS had taken substantial actions to protect operating margins during the year and using its allowable discretion to exclude some of this impact, the Committee determined to revise RBIS’ EVA goals originally approved in February 2020 for threshold, target and maximum EVA performance. In contrast to the original targets, the results of Smartrac, which had been acquired in February 2020, were included in the revised goals, which continue to require strong growth and margin improvement compares to the 2019 baseline for the business, although on a different trajectory than originally planned given the extraordinary impact of COVID-19 on RBIS’ markets in 2020.

Market-leveraged Stock Units (MSUs)

MSUs are LTI awards that:

•	Are fully performance-based because they are tied to our absolute TSR performance, which represents appreciation in our stock price and dividends paid; and

•	Vest over one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years.

MSUs are designed to achieve the combined objectives of retention (similar to RSUs) and higher realized compensation from stock price appreciation (similar to stock options, but more limited due to fewer shares earned for target performance and a cap on the number of shares that can be earned above target), while making our LTI compensation program fully performance-based. The Committee continues to believe that retention is an important objective of our executive compensation program.

MSUs vest based on our performance over periods as shown in the graph below, with the number of shares paid out at vesting based solely on our absolute TSR and the value realized reflecting both the number of shares paid out as well as our stock price at the time of vesting. Although dividend equivalents accrue on MSUs during the performance period, they are earned and paid only at vesting; as such, if the threshold level of performance is not achieved, any dividend equivalents accrued during the performance period are cancelled, as occurred with the first tranche of MSUs granted in 2018.

The performance criteria for MSUs are shown in the chart below. Every 1% increase in TSR above 10% increases the payout by 1.54%. The Committee determined to maintain the same MSU performance objectives for 2020 given that the more challenging MSU structure is achieving the Committee’s goal of incenting strong performance and value creation.

MSU PERFORMANCE CRITERIA
	Absolute TSR	Unit Payout
Cancelled	<(15)%	0%
Threshold	(15)%	85%
Target	10%	100%
Above Target	>10%	>100%
Maximum	75%	200%

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Annual LTI Awards

Our NEOs were granted the annual LTI awards shown in the table below in February 2020. The number of awards granted was based on the respective NEO’s (i) base salary at year-end 2019 and (ii) target LTI opportunity. Consistent with our historical practice, the number of PUs granted was based on the average closing price for shares of our common stock during the first ten trading days of February 2020 and the number of MSUs granted was based on a grant date fair value using the Monte-Carlo simulation method described in footnote (2) of the 2020 Summary Compensation Table. As a result of the methodology used to determine grant date fair value, awarded LTI values were 13% to 15% lower than target LTI values.

2020 ANNUAL LTI AWARDS

NEO	2020 YE Base Salary	Target LTI Opportunity	PUs (#)	PUs ($)	MSUs (#)	MSUs ($)	LTI Value
Butier*	$1,133,000	475%	19,091	$2,484,316	21,884	$2,065,486	$4,549,802
Lovins	$618,000	250%	5,480	$713,116	6,283	$594,078	$1,307,194
Stander	$555,129	180%	3,587	$480,421	4,063	$384,183	$864,604
Hill	$548,006	180%	3,500	$455,455	4,011	$379,266	$834,721
Miller	$581,048	180%	3,710	$482,789	4,253	$402,123	$884,912
*

Table reflects the forfeiture by Mr. Butier of 5,811 PUs and 6,662 MSUs with an aggregate grant date value of approximately $1.3 million in April 2020. As a result, LTI value in table does not equal the amount shown in the 2020 Summary Compensation Table, which reflects original grant date fair value.

2020 VESTING OF PREVIOUSLY GRANTED LTI AWARDS

2018-2020 PUs Eligible for Vesting

The PUs granted to our NEOs in February 2018 were eligible to vest at the end of 2020 based (i) for our corporate NEOs, 50% on our company’s cumulative three-year EVA and 50% on our three-year relative TSR compared to a peer group§ of companies determined using the same objective criteria used for the 2020-2022 PUs; and (ii) for our business NEO, 100% on RBIS’ cumulative three-year EVA. The key goal-setting principle in setting cumulative EVA targets was consistency with our 2017-2021 financial goals for growth and ROTC, which the Committee believes translates into delivering above-average TSR.

The cumulative EVA target of $986 million for our corporate NEOs was consistent with our 2017-2021 financial goals for organic sales growth and operating margin expansion and recognized that increasing sales and operating margin, together with balance sheet efficiency, are key drivers of EVA improvement. The cumulative EVA target established in February 2018 for our corporate NEOs was approximately 64% higher than the cumulative EVA we achieved for the three-year period ending in 2017. EVA required for maximum payout – cumulative EVA of $1,047 million – was consistent with the high end of our long-term growth and operating margin targets. As shown on the following page, we delivered cumulative EVA of $985.1 million for the 2018-2020 performance period, resulting in a payout of 99% for the EVA component for our corporate NEOs. No adjustments were made to cumulative EVA for corporate NEOs as a result of COVID-19.

§

The following companies comprised the peer group for the 2018-2020 PUs at the time of payout: Albermarle Corporation; AptarGroup, Inc.; Ashland Global Holdings Inc.; Axalta Coating Systems Ltd.; Avient Corporation (formerly known as PolyOne Corporation); Ball Corporation; Berry Global Group, Inc.; Celanese Corporation; Clearwater Paper Corporation; Crown Holdings, Inc.; Domtar Corporation; Eastman Chemical Company; Ecolab Inc.; Element Solutions Inc.; Ferro Corporation; GCP Applied Technologies Inc.; Graphic Packaging Holding Company; Greif, Inc.; H.B. Fuller Company; Huntsman Corporation; Innospec Inc.; International Flavors & Fragrances Inc.; Kraton Corporation; Minerals Technologies Inc.; NewMarket Corporation; O-I Glass Inc.; Packaging Corporation of America; P. H. Glatfelter Company; PPG Industries, Inc.; PQ Group Holdings Inc.; RPM International Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Silgan Holdings Inc.; Sonoco Products Company; Stepan Company; The Chemours Company; The Sherwin-Williams Company; Valhi, Inc.; Venator Materials PLC; W.R. Grace & Co.; and WestRock Company.

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2018-2020 PUS: CORPORATE CUMULATIVE EVA
(In millions)	2018	2019	2020	Cumulative EVA
Adjusted EBIT(1)	$713.1	$776.9	$808.5
Taxes(2)	(178.3)	(191.1)	(194.8)
Equity method investment net losses	(2.0)	(2.6)	(3.7)

	532.8	583.2	610.0
Capital charge(3)	(233.9)	(243.0)	(264.0)

EVA	$298.9	$340.2	$346.0	$985.1

(1)  Adjusted EBIT is a non-GAAP financial measure defined and reconciled from GAAP in the last section of this proxy statement.

(2)  The GAAP tax rates for 2018, 2019 and 2020 were 15.4%, (22.7)% and 24.1%, respectively. Taxes shown in the table are based on an adjusted tax rates of 25.0%, 24.6% and 24.1% for fiscal years 2018, 2019 and 2020, respectively. The adjusted tax rate represents the full-year GAAP rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as completion of our 2017 provisional estimate of the impact of the Tax Cuts and Jobs Act (TCJA), impacts related to the termination of our U.S. pension plan, and the effects of discrete tax structuring and planning transactions.

(3)  8.5% of average invested capital of $2.75 billion, $2.86 billion and $3.11 billion for fiscal years 2018, 2019 and 2020, respectively, using an annual five-point average (December of prior year and March, June, September and December of current year) of short- and long-term debt plus equity, adjusted to exclude the impact of termination of our U.S. Pension Plan and acquisitions completed since the target was set.

In February 2021, the Committee reviewed the performance of the 2018-2020 PUs for our business NEO in light of the disproportionate impact COVID-19 had on RBIS’ results in 2020. Noting that RBIS had entered 2020 with performance during the first two years of the three-year performance period in excess of the maximum level of performance and using its allowable discretion to exclude some of the extremely adverse 2020 impact, the Committee determined to increase the payouts for the 2018-2020 for all RBIS participants from 84% to 126% to recognize the team’s impressive EVA performance through 2019, as well as their achievements in navigating the extraordinary challenges the business faced during 2020.

Relative TSR for the 2018-2020 performance period was at the 79th percentile of the designated peer group, resulting in a 195% payout for this component for all corporate NEOs. The 2018-2020 PUs for our business NEO did not have a relative TSR component.

PUs for 2018-2020 performance period paid out at 147% for our corporate NEOs and 126% for our business NEO.

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MSUs Eligible for Vesting

Four tranches of MSUs were eligible for vesting at the end of 2020 based on our absolute TSR for the four-, three-, two- and one-year performance periods shown below, with the number of shares paid out at vesting determined in accordance with the formula shown below.

Stock price at settlement (avg. closing price for trading days of January 2021) + reinvested dividends during period		Stock price at grant (avg. closing price for trading days of January of year of grant)		Payout at vesting
	÷		=

4TH TRANCHE OF MSUs GRANTED IN 2017	3RD TRANCHE OF MSUs GRANTED IN 2018
Performance period = 4 years	Performance period = 3 years
2017-2020 Absolute TSR = 134%	2018-2020 Absolute TSR = 40%
Paid out at 200% of target	Paid out at 146% of target

2ND TRANCHE OF MSUs GRANTED IN 2019	1ST TRANCHE OF MSUs GRANTED IN 2020
Performance period = 2 years	Performance period = 1 year
2019-2020 Absolute TSR = 73%	2020 Absolute TSR = 23%
Paid out at 197% of target	Paid out at 120% of target

PERQUISITES

Consistent with market practices, our NEOs receive the perquisites shown in the chart below. We do not reimburse our NEOs for the tax consequences of their receipt of these perquisites.

LIMITED PERQUISITES
Perquisite	Description and Limitations	Benefit to Stockholders
Executive Benefit Allowance	$70,000 for CEO and $65,000 for our other current NEOs, which has not increased since program inception in 2011; taxable to NEO with no gross-up	Flat allowance reduces expense of administering a variety of separate perquisites
Financial Planning	Annual reimbursement of up to $25,000 for our CEO and $15,000 for our other NEOs; taxable to NEO with no gross-up	Allows executives to focus on job duties
Annual Physical Examination	Paid directly to the service provider only to the extent actually used; as such, not taxable to our NEOs	Facilitates maintenance of good overall health by key company leaders

GENERAL BENEFITS

Nonqualified Deferred Compensation Benefits

Our NEOs are eligible to participate in our nonqualified deferred compensation plan, which allows eligible U.S. employees to defer up to 75% of their base salary and up to 90% of their AIP award. The plan provides NEOs and other eligible employees with a long-term capital accumulation opportunity because deferred amounts accumulate on a pre-tax basis. Participating executives may select from a number of investment options. Our only deferred compensation plan currently open for deferrals does not offer above-market interest rates. Deferrals are 100% vested.

We made an annual contribution as of January 1, 2020 to the deferred compensation accounts of our U.S. NEOs for 401(k) eligible earnings and deferred compensation in 2019 in excess of the Internal Revenue Code of 1986, as amended (the “Code”) compensation limit. This annual contribution provided an automatic contribution of 3% of pay and a matching contribution of up to 50% of the first 7% of pay above the Code compensation limit. This benefit is designed to supplement 401(k) contributions that are limited under the Code.

For additional information regarding our deferred compensation plan and accrued NEO benefits thereunder, see 2020 Nonqualified Deferred Compensation in Executive Compensation Tables.

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Retirement Benefits

Our NEOs (excluding Mr. Stander) were eligible for retirement benefits under our U.S. pension plan and are eligible for retirement benefits under our benefit restoration plan, a nonqualified excess benefit plan, in each case subject to the same terms and conditions as our other eligible U.S. employees. We terminated our U.S. pension plan as of September 28, 2018 and, because the accrual of benefits under the benefit restoration plan was frozen as of December 31, 2010, none of our eligible NEOs accrued additional retirement benefits during 2020. For additional information regarding the benefit restoration plan and accrued NEO benefits thereunder, see 2020 Pension Benefits in Executive Compensation Tables.

Defined Contribution Benefits

Our NEOs are eligible to participate in our employee savings plan, a qualified 401(k) plan that permits certain U.S. employees to defer up to 100% of their eligible earnings less payroll deductions to the plan on a pre-tax basis and 25% of their eligible earnings on an after-tax basis, subject to the annual limit prescribed by the Internal Revenue Service (IRS) for the aggregate of company contributions and employee pre- and post-tax contributions. Employee deferrals are immediately vested upon contribution. In 2020, we contributed up to 6.5% of an employee’s eligible compensation, 3% of which was an automatic contribution and up to 3.5% of which was a matching contribution of 50% of the employee’s contributions up to 7% of pay, subject to the Code compensation limit. Participants vest in company contributions to their savings plan account after two years of service.

Employees are immediately eligible to participate in the savings plan, and all our NEOs participated in the plan during fiscal year 2020. Our NEOs participate in the plan subject to the same eligibility and terms and conditions as our other U.S. employees.

Life Insurance Benefits

In addition to the $50,000 in life insurance benefits we provide to all U.S. employees, our NEOs are provided with supplemental life insurance benefits equal to three times the NEO’s base salary less $50,000, up to a maximum coverage amount of $1 million.

Executive Long-Term Disability Insurance Benefits

If our NEOs elect to enroll in executive long-term disability coverage, their long-term disability benefit is equal to 65% of their eligible pre-disability monthly earnings up to a maximum of $25,000 per month. Coverage is available only for the executive; dependents are not covered.

Personal Excess Liability Insurance Benefits

We provide $3 million of personal excess liability insurance coverage to our NEOs. Personal excess liability coverage provides an additional layer of liability coverage that supplements the coverage provided by the individual’s personal liability insurance. To receive any benefit from this excess liability insurance, the NEO must maintain certain minimum coverage requirements under his or her personal liability policy.

SEVERANCE BENEFITS

None of our NEOs has an employment contract, and each is employed at-will, which reflects our pay-for-performance philosophy; if an NEO is no longer performing at the expected level, he or she can be terminated immediately without receiving a contractually guaranteed payment. However, consistent with market practices, the Committee believes that providing our executives with severance benefits helps ensure that they act in the best interests of our company and stockholders, even if doing so may be contrary to their personal interests, such as where it could lead to termination of their employment or a change of control of our company.

The compensation of our NEOs in the event of termination not for cause is governed by our Amended and Restated Executive Severance Plan (the “Severance Plan”) and our Amended and Restated Key Employee Change of Control Severance Plan (the “COC Severance Plan”). We use these plans rather than individually negotiated agreements to provide us with the flexibility to change the severance benefits for which our NEOs are eligible to reflect market practices without the need to obtain their individual consent. In addition, this plan-based approach eliminates the time and expense it would require to individually negotiate separation payments and ensures that our NEOs are eligible for benefits on the same terms and conditions as employees with similar levels of responsibility. Receipt of benefits under these plans is conditioned on the executive signing a waiver and general release of claims against our company, as well as agreeing to non-competition, non-solicitation, and non-disclosure covenants in favor of our company. Any violation of these covenants could result in our company seeking to recover some or all severance benefits previously paid or pursuing any other claims that may be appropriate under the circumstances.

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Unvested equity awards outstanding on the date of termination are generally cancelled, except for employees who qualify as retirement eligible under the terms of our equity incentive plans, whose awards are accelerated upon termination of service. Mses. Hill and Miller retired from our company at the end of fiscal year 2020 and qualified as retirement eligible under these plans. As a result, all of their unvested PUs and MSUs were eligible to vest on a prorated basis after their respective performance periods based on actual performance.

For additional information regarding potential NEO benefits under these plans, including the treatment of equity awards under various termination scenarios, see Payments Upon Termination as of January 2, 2021 in Executive Compensation Tables.

Severance Following Involuntary Termination Not for Cause

Our NEOs (excluding Mses. Hill and Miller) are eligible to receive severance benefits upon involuntary termination not for “cause,” in accordance with the terms and conditions of the Severance Plan. In the event of a qualifying termination, our CEO would be eligible to receive two times the sum of his annual salary, his target AIP award for the year of termination, and the cash value of 12 months of his qualified medical and dental insurance premiums; our other still-participating NEOs would be eligible to receive one times his or her respective sum of these amounts. Eligible NEOs would also be eligible to receive up to $25,000 in outplacement services for up to one year following termination of employment. Any payments made under the Severance Plan would be offset by any payments received by the NEO under any statutory, legislative and regulatory requirement or, if applicable, the COC Severance Plan.

Severance Following Change of Control

Our NEOs (excluding Mses. Hill and Miller) are eligible for severance payments upon termination not for “cause” or by the executive for “good reason” within 24 months of a “change of control” of our company, in accordance with the terms and conditions of the COC Severance Plan. In the event of a qualifying termination following a change of control, our CEO would be eligible to receive three times the sum of his annual salary, his target AIP award for the year of termination, and the cash value of 12 months of his qualified medical and dental insurance premiums; our other still-participating NEOs would be eligible to receive two times his or her respective sum of these amounts. Eligible NEOs would also be eligible to receive a pro rata AIP award for the year of termination and up to $25,000 in outplacement services for up to one year following termination of employment. Any payments under the COC Severance Plan would be offset by any payments received by the NEO under the Severance Plan and any other statutory, legislative and regulatory requirement.

Under our equity incentive plans, unvested equity awards granted to our NEOs would generally vest only if the NEO is terminated without “cause” or resigns for “good reason” within 24 months after the change of control. Outstanding PUs and MSUs granted beginning in 2018 would vest based on actual performance, if determinable, and otherwise based on target performance.

Our NEOs are not eligible to receive any excise tax gross-up on amounts payable under the COC Severance Plan. If an NEO would otherwise incur excise taxes under Section 4999 of the Code, payments under the COC Severance Plan would be reduced so that no excise taxes would be due if the reduction results in a greater after-tax benefit to the NEO.

COMPENSATION-SETTING TOOLS

Market Survey Data

The Committee annually considers market survey data to target TDC, looking at companies of similar size with respect to annual revenues that span all industries to reflect the broad talent market across which we seek our executives. The Committee reviews results from a third-party survey to understand market compensation practices and assess our competitiveness, narrowing the scope of the results to account for variations caused by company size.

In February 2020, the Committee was presented with industry-wide data from the most recent Willis Towers Watson U.S. Compensation General Industry Database, which was narrowed in scope to focus on data of the 48 participants with $6 billion to $10 billion in annual revenue. The Committee reviewed the data with executive matches based on job and functional responsibility on an aggregated basis, with no consideration of the survey’s component companies, which were not determined or known by the Committee.

The Committee uses the survey data as a reference point to target TDC and the components thereof, giving consideration to the market median, responsibilities, individual performance, tenure, retention and succession.

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Peer Groups

For determining our relative TSR for purposes of the vesting of the 2018-2020 PUs and the grant of the 2020-2022 PUs, the Committee used a peer group comprised of U.S. companies satisfying objective criteria for industry classification and revenue size, the names of which are disclosed earlier in this CD&A. The Committee does not utilize a peer group for any other purpose.

Tally Sheets

The Committee annually reviews tally sheets that reflect the components of each NEO’s compensation. The tally sheets reviewed in February 2021 included the information shown below for each of the most recent three fiscal years.

•	Compensation history, including annual cash compensation (base salary and AIP awards), LTI awards, value of vested LTI awards, and annualized cost of benefits and perquisites

•	Expected value of annual compensation, including base salary, AIP award and grant date fair value of LTI awards

•	Accumulated value of compensation, including total accumulated value of LTI awards and accumulated benefit values under retirement and deferred compensation plans

•	Potential payments under various termination scenarios

•	Compliance with stock ownership policy

The Committee believes that reviewing tally sheets is useful in determining executive compensation because they provide a historical perspective on NEO compensation and include information that will be contained in our proxy statement.

INDEPENDENT OVERSIGHT AND EXPERTISE

Our Board believes that hiring and retaining our executives and providing them with market-competitive compensation are essential to the success of our company and advance the interests of our stockholders. The Committee, which is comprised solely of independent/non-employee directors, is responsible for approving executive compensation. The Committee may delegate authority to subcommittees or, in certain circumstances not related to the compensation of our executive officers, to our CEO.

Under its charter, the Committee has authority, in its sole discretion and at our expense, to obtain advice and assistance from external advisors. The Committee may retain and terminate any compensation consultant or other external advisor and has sole authority to approve the advisor’s fees and other terms and conditions of the retention. In retaining its advisors, the Committee considers each advisor’s independence from management, as required by NYSE listing standards.

During 2020, the Committee retained Willis Towers Watson as its independent compensation consultant, with the firm performing the services described below for the Committee.

WILLIS TOWERS WATSON 2020 SERVICES

• Assisted with setting target TDC for CEO

• Evaluated proxy advisory firms’ pay-for-performance analyses

• Commented on 2020 CD&A

• Provided incentive compensation advice (including recommending relative TSR peer group for PUs granted in 2020)

• Conducted analyses of share utilization and stockholder value transfer related to LTI compensation

• Advised on executive compensation considerations in light of COVID-19

• Provided information regarding compensation committee best practices, including evolving remit of committees giving consideration to market trends, in particular related to ESG and talent management

• Prepared for, attended and reviewed documentation for Committee meetings

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In 2020, Willis Towers Watson received $139,677 in compensation from our company for professional services performed for or at the request of the Committee. We also reimbursed the firm for its reasonable expenses.

The Committee conducted its annual assessment of Willis Towers Watson’s performance in October 2020, which included an evaluation of its services provided year-to-date, the fees paid therefor and the additional criteria described below.

•

Experience – The firm’s depth and breadth of executive compensation knowledge and experience; qualification as a board-level consultant; quality of resources available; and understanding of our business strategy, issues, industry, performance drivers and human capital considerations

•	Independence – The firm’s objectivity in giving advice and making recommendations, and its willingness to provide candid feedback regarding management and Committee proposals, questions and concerns

•

Preparation – The quality and timeliness of the firm’s reports (in accuracy, type and amount of information, clear communication and responsiveness to issues); its review and feedback on management proposals; and the firm’s preparation with the Committee Chair and our management, as appropriate

•

Committee Relationship – The accessibility and availability of members of the engagement team; the firm’s reporting relationship with the Committee Chair and its working relationship with our human resources team; and the effectiveness of its communication

Based on this evaluation, the Committee determined that it was satisfied with the performance of Willis Towers Watson and the individual members of the engagement team serving the Committee.

Advisor Independence

Willis Towers Watson and the Committee have had the following protocols in place since the engagement commenced to ensure the firm’s independence from management: the Committee has the sole authority to select, retain and terminate Willis Towers Watson, authorize the firm’s fees and determine the terms and conditions that govern the engagement; the Committee directs Willis Towers Watson on the process for delivery and communication of its work product, including its analyses, findings, conclusions and recommendations; in the performance and evaluation of its duties, Willis Towers Watson is accountable, and reports directly, to the Committee; and members of the Committee may consult with Willis Towers Watson at any time, with or without members of management present, at their sole discretion.

As required by SEC regulations and NYSE listing standards, the Committee considered the independence of its advisors in October 2020. The Committee reviewed the information provided by Willis Towers Watson described below.

•	Willis Towers Watson performed no services for our company in 2020 other than executive compensation services performed at the request of the Committee

•	Fees from our company reflected approximately 0.001% of Willis Towers Watson’s revenue for its fiscal year ended December 31, 2020

•

Willis Towers Watson has several policies and procedures to ensure its advice is objective and independent, including a comprehensive code of conduct and ethics and quality policies that mandate rigorous work reviews and periodic compliance reviews, which the firm has represented to the Committee are highly effective

•	Based on disclosures from Willis Towers Watson and members of the Committee, there are no business or personal relationships between them

•	No members of the Willis Towers Watson team serving the Committee own stock in our company, other than potentially through investments in mutual or other funds managed without the member’s input

•

Based on disclosures from the firm and our executive officers, there are no business or personal relationships between Willis Towers Watson or the members of the engagement team advising the Committee with any executive officer of our company

The Committee affirmatively determined Willis Towers Watson to be independent and both the firm and the members of the engagement team advising the Committee to be free of any conflicts of interest.

Avery Dennison Corporation | 2021 Proxy Statement	77

OTHER CONSIDERATIONS

Clawback Policy

In the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results (including, without limitation, any accounting restatement due to material noncompliance with any financial reporting requirement), the NEO would be required to reimburse our company for any AIP or LTI awards paid or granted in excess of the amount that would have been paid or granted based on the restated financial results. These remedies would be in addition to, not instead of, any other actions taken by our company (through the imposition of any discipline up to and including termination), law enforcement agencies, regulators or other authorities. This clawback policy is contractually acknowledged by our NEOs upon the execution of their LTI award agreements.

Our clawback policy is designed to subject incentive compensation to forfeiture if our financial results are not achieved consistent with our high ethical standards. This policy is expressly incorporated into our AIP and LTI plans and applicable agreements thereunder. The Committee anticipates that it will revise the policy if and as necessary to comply with final rules issued by the SEC.

Tax Implications of Executive Compensation

The Committee aims to compensate our NEOs in a manner that is tax effective for our company. However, the Committee may, in its discretion, adopt or implement compensation programs and/or practices that are not fully tax deductible if believes doing so is in the best interests of our company and stockholders.

Section 162(m) of the Code

Following the enactment of the TCJA, for taxable years beginning on or after January 1, 2018, compensation in excess of $1 million paid to executive officers covered by Section 162(m) of the Code (“Section 162(m)”) generally is not deductible, unless it qualifies for limited transition relief under the TCJA. To qualify for transition relief, compensation must, among other things, have been payable pursuant to a written binding contract that was in effect on November 2, 2017 and not subsequently modified in any material respect.

While in the past we have structured certain of our incentive compensation in a manner intended to be tax-deductible for purposes of Section 162(m), due to the TCJA and the uncertainties in the application of Section 162(m), as amended by the TCJA, and the regulations thereunder, there is no guarantee that any deductions claimed under Section 162(m) will not be challenged or disallowed by the IRS and our ability to deduct compensation under Section 162(m) may be restricted. Furthermore, although the Committee believes that the deductibility of executive compensation is a relevant consideration and may continue to consider the effects of Section 162(m) on our future pay practices, it reserves the right to approve incentive compensation that is not fully tax deductible, and/or modify executive compensation without regard to tax deductibility, if it believes that doing so is in the best interests of our company and stockholders.

Section 409A of the Code

Nonqualified deferred compensation must be deferred and paid under plans or arrangements that satisfy the requirements of Section 409A of the Code with respect to the timing of deferral elections and payments and certain other matters. Failure to satisfy these requirements could expose individuals to accelerated income tax liabilities, penalty taxes and interest on their compensation deferred under these plans. As a general matter, we design and administer our compensation and benefit plans and arrangements in a manner intended to cause them to be either exempt from, or satisfy the requirements of, Section 409A of the Code.

78	2021 Proxy Statement | Avery Dennison Corporation

EXECUTIVE COMPENSATION TABLES

2020 SUMMARY COMPENSATION TABLE

This table shows the compensation earned by or awarded to our NEOs in accordance with SEC regulations. Compensation as shown in the table does not reflect the compensation actually realized by our NEOs for these years.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change In Pension Value and NQDC Earnings	All Other Compensation(4)	Total

Mitchell R. Butier

Chairman, President &	2020	$1,133,000	–	$5,598,133	$1,331,275	$464,100	$182,840	$8,709,348

Chief Executive Officer	2019	$1,133,000	–	$5,358,043	$1,288,788	$508,024	$207,177	$8,495,032

	2018	$1,133,000	–	$5,580,651	$1,741,988	–	$254,058	$8,709,697

Gregory S. Lovins

Senior Vice President &	2020	$618,000	–	$1,232,041	$653,535	$76,327	$125,223	$2,705,126

Chief Financial Officer	2019	$613,500	–	$1,493,462	$421,785	$81,676	$126,425	$2,736,848

	2018	$587,500	–	$1,140,762	$553,500	–	$123,963	$2,405,725

Deon M. Stander

Vice President &	2020	$555,129	–	$791,699	$379,708	$120,727	$122,642	$1,969,906

General Manager, RBIS	2019	$551,086	–	$963,728	$363,887	$105,550	$143,172	$2,127,423

	2018	$535,290	$750,000	$870,212	$388,051	–	$98,242	$2,641,795

Anne Hill

Former Senior Vice	2020	$548,006	–	$786,713	$309,076	$39,796	$143,996	$1,827,587

President &

Chief HR Officer

Susan C. Miller

Former Senior Vice	2020	$581,048	–	$834,037	$327,711	$607,945	$142,504	$2,493,245

President, General	2019	$576,817	–	$1,010,855	$317,252	$1,070,207	$148,872	$3,124,003

Counsel & Secretary	2018	$560,017	–	$1,022,200	$416,324	–	$147,356	$2,145,897

(1)

Amounts include any portions of salary contributed to our employee savings plan or deferred under our deferred compensation plan. In light of COVID-19, there were no increases in NEO base salaries for 2020.

(2)

Amounts reflect the aggregate grant date fair value of PUs and MSUs granted in 2020 and do not reflect compensation actually realized by our NEOs in that year. For values actually realized by our NEOs from the vesting of PUs and MSUs during the year, see the “Value Realized on Vesting” column of the 2020 Option Exercises and Stock Vested table. In April 2020, Mr. Butier forfeited MSUs and PUs with an aggregate grant date value of approximately $1.3 million due to COVID-19.

Amounts in 2020 include the grant date fair value of PUs, which are paid out in shares of our common stock at the end of a three-year period provided that the designated performance objectives are achieved at the end of the period. The number of shares paid out at vesting can range from 0% to 200% of the target units at the time of grant. The performance objectives that determine the number of shares that may be earned for the PUs granted in 2020 are (i) cumulative EVA (weighted 50% based on our total company for our corporate NEOs and 75% based on our RBIS business for our business NEO), which is a performance condition under Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC 718), and (ii) company relative TSR (weighted 50% for our corporate NEOs and 25% for our business NEO), compared to the TSR of a peer group of companies objectively determined based on GICS code and revenue size, which is a market condition under ASC 718, in each case computed over the three-year (2020-2022) performance period. The performance condition component of the fair value of PUs was determined based on the fair market value of our common stock on the grant date, adjusted for foregone dividends during the performance period. The maximum grant date fair values of the performance condition component of PUs were $2,827,440, $622,259 and $603,631 for Messrs. Butier, Lovins and Stander, respectively, and $397,394 and $421,344 for Mses. Hill and Miller, respectively. The market condition component of the fair value of PUs was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price relative to the group of peer companies listed on page 69 of this proxy statement at the end of the three-year performance period and a risk-free interest rate of 1.08% derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for the performance period; as such, their maximum grant date fair values were the same as their target grant date fair values shown in the table. Based on the Monte-Carlo simulation method, the grant date fair value of the market condition component of the PUs was 103.83% of our average stock price on the grant date. The grant date fair values of the market condition component of the PUs were $1,485,460, $326,870 and $105,738 for Messrs. Butier, Lovins and Stander, respectively, and $208,786 and $221,254 for Mses. Hill and Miller, respectively.

Amounts in 2020 also include the grant date fair value of MSUs, which are paid out in shares of our common stock over one-, two-, three- and four-year performance periods provided that the designated performance objective is achieved as of the end of each period. The number of shares paid out at each vesting can range from 0% to 200% of one-quarter of the target units on the grant date. The single performance objective that determines the number of units that may be paid out for MSUs is our absolute TSR, which is a market condition under ASC 718; as such, their maximum grant date fair values were the same as their target grant date fair values shown in the table. The grant date fair value of MSUs were $2,698,953, %594,042 and $384,146 for Messrs. Butier, Lovins and Stander, respectively, and $379,230 and $402,111 for Mses. Hill and Miller, respectively. The grant date fair value was 80.31% of our average stock price on the grant date and determined using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objective established for the award, including the expected volatility of our stock price over one-, two-, three- and four-year performance periods and risk-free interest rates of 1.19%, 1.11%, 1.08% and 1.09% for the first, second, third and fourth MSU tranches, respectively, derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for the respective performance periods.

(3)	Amounts reflect cash AIP awards for the applicable year, which are determined in February and paid in March of the following year.

(4)	The table shown on the following page shows the components of these amounts for 2020.

Avery Dennison Corporation | 2021 Proxy Statement	79

	Perquisites			Benefits
Name	Executive Benefit Allowance	Financial Planning	Other*	Company Contribution and Match, Employee Savings Plan	Company Contributions, Deferred Comp. Plan	Excess Life Insurance	Executive Long-Term Disability Insurance	Executive Group Term Life Insurance	Excess Executive Liability Insurance	Total

Butier	$70,000	–	–	$18,525	$86,971	$1,944	$2,700	$1,800	$900	$182,840

Lovins	$65,000	–	–	$18,525	$34,354	$1,944	$2,700	$1,800	$900	$125,223

Stander	$65,000	–	–	$18,525	$30,813	$1,944	$2,700	$2,760	$900	$122,642

Hill	$65,000	$15,000	$3,177	$18,525	$28,830	$1,944	$2,700	$7,920	$900	$143,996

Miller	$65,000	$15,000	–	$18,525	$30,515	$1,944	$2,700	$7,920	$900	$142,504

*	Amount for Ms. Hill reflects payment for executive physical examination.

2020 GRANTS OF PLAN-BASED AWARDS

The table below provides information regarding grants of plan-based incentive awards made to our NEOs during 2020.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock Units(#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Mitchell R. Butier(4)
	MSUs	02/27/20	–	–	–	21,714	28,546	57,092	–	$2,698,953
	PUs	02/27/20	–	–	–	12,451	24,902	49,804	–	$2,899,180
	AIP Award	–	$708,125	$1,416,250	$2,832,500	–	–	–	–	–
Gregory S. Lovins
	MSUs	02/27/20	–	–	–	5,341	6,283	12,566	–	$594,042
	PUs	02/27/20	–	–	–	2,740	5,480	10,960	–	$637,999
	AIP Award	–	$231,750	$463,500	$927,000	–	–	–	–	–
Deon M. Stander
	MSUs	02/27/20	–	–	–	3,454	4,063	8,126	–	$384,183
	PUs	02/27/20	–	–	–	1,794	3,587	7,174	–	$407,553
	AIP Award	–	$166,539	$337,077	$666,155	–	–	–	–	–
Anne Hill
	MSUs	02/27/20	–	–	–	3,409	4,011	8,022	–	$379,230
	PUs	02/27/20	–	–	–	1,750	3,500	7,000	–	$407,483
	AIP Award	–	$164,402	$328,804	$657,608	–	–	–	–	–
Susan C. Miller
	MSUs	02/27/20	–	–	–	3,615	4,253	8,506	–	$402,111
	PUs	02/27/20	–	–	–	1,855	3,710	7,420	–	$431,926
	AIP Award	–	$174,314	$348,629	$697,258	–	–	–	–	–

(1)

Amounts represent threshold, target and maximum opportunities under the 2020 AIP. Target AIP awards are established by multiplying each NEO’s base salary at the end of 2020 by the following target opportunities: 125% for Mr. Butier; 75% for Mr. Lovins; and 60% for Mr. Stander and Mses. Hill and Miller. Payout levels range from zero for below-threshold performance; 50% for threshold performance with respect to each of the performance objectives; 100% for target performance with respect to each of the performance objectives; and 200% for maximum performance with respect to each of the performance objectives.

(2)

Amounts for MSUs represent threshold, target and maximum opportunities, which are paid out in shares of our common stock over one-, two-, three- and four-year performance periods provided that the absolute TSR performance objective is achieved as of the end of each period. The actual number of shares paid out can range from 0% to 200% of the target number of units on the grant date, with a threshold payout of 85%. MSUs accrue dividend equivalents during the performance period, which are earned and paid only at vesting.

Amounts for PUs represent threshold, target and maximum opportunities for the 2020-2022 PUs, which are paid out in shares of our common stock at the end of a three-year performance period provided that the cumulative EVA and relative TSR performance objectives are achieved at the end of the period. The actual number of shares paid out can range from 0% to 200% of the target number of units on the grant date, with a payout of 50% if threshold performance is achieved with respect to each of the performance objectives.

(3)

The grant date fair value of MSUs was determined using the Monte-Carlo simulation method, which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award.

The grant date fair value for the performance condition component of PUs was determined based on the fair market value of our common stock on the grant date, adjusted for foregone dividends during the performance period. The grant date fair value for the market condition component of PUs was determined as of the grant date using the Monte-Carlo simulation method described above.

For information on the inputs to the Monte-Carlo simulation method, see footnote (2) of the 2020 Summary Compensation Table. For additional information regarding the assumptions we use for our stock-based compensation, see Note 12, “Long-Term Incentive Compensation,” to the consolidated financial statements contained in our 2020 Annual Report.

(4)	In April 2020, Mr. Butier forfeited 6,662 MSUs and 5,811 PUs with an aggregate grant date value of approximately $1.3 million due to COVID-19.

80	2021 Proxy Statement | Avery Dennison Corporation

2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below shows NEO equity awards outstanding as of January 2, 2021, the end of our 2020 fiscal year.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options – Exercisable (#)		Number of Securities Underlying Unexercised Options – Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mitchell R. Butier
	06/01/16	141,108	(2)	141,108	(2)	$73.96	06/01/26	–		–	–		–
	02/23/17	–		–		–	–	–		–	13,300	(4)	$2,062,963
	02/22/18	–		–		–	–	–		–	34,286	(5)	$5,318,102
	02/22/18	–		–		–	–	–		–	20,453	(4)	$3,172,465
	02/28/19	–		–		–	–	–		–	48,184	(5)	$7,473,821
	02/28/19	–		–		–	–	–		–	30,149	(4)	$4,676,411
	02/27/20	–		–		–	–	–		–	38,182	(5)	$5,922,411
	02/27/20	–		–		–	–	–		–	39,787	(4)	$6,171,362

		141,108		141,108				–		–	224,341		$34,797,535
Gregory S. Lovins
	02/23/17	–		–		–	–	–		–	1,407	(4)	$218,240
	09/01/17	–		–		–	–	1,453	(3)	$225,375	–		–
	02/22/18	–		–		–	–	–		–	7,009	(5)	$1,087,166
	02/22/18	–		–		–	–	–		–	4,182	(4)	$648,670
	02/28/19	–		–		–	–	–		–	13,430	(5)	$2,083,127
	02/28/19	–		–		–	–	–		–	8,404	(4)	$1,303,544
	02/27/20	–		–		–	–	–		–	10,960	(5)	$1,700,005
	02/27/20	–		–		–	–	–		–	11,432	(4)	$1,773,218

		–		–				1,453		$225,375	56,824		$8,813,970
Deon M. Stander
	02/23/17	–		–		–	–	–		–	1,219	(4)	$189,079
	02/22/18	–		–		–	–	–		–	4,809	(5)	$745,924
	02/22/18	–		–		–	–	–		–	3,347	(4)	$519,153
	02/28/19	–		–		–	–	–		–	5,511	(5)	$854,811
	02/28/19	–		–		–	–	–		–	5,436	(4)	$843,178
	02/27/20	–		–		–	–	–		–	4,452	(5)	$690,549
	02/27/20	–		–		–	–	–		–	7,392	(4)	$1,146,573

		–		–				–		–	32,166		$4,989,267
Anne Hill
	02/23/17	–		–		–	–	–		–	2,646	(4)	$410,421
	02/22/18	–		–		–	–	–		–	6,100	(5)	$946,171
	02/22/18	–		–		–	–	–		–	3,147	(4)	$488,131
	02/28/19	–		–		–	–	–		–	5,954	(5)	$923,525
	02/28/19	–		–		–	–	–		–	3,927	(4)	$609,117
	02/27/20	–		–		–	–	–		–	2,528	(5)	$392,118
	02/27/20	–		–		–	–	–		–	3,562	(4)	$552,502

		–		–				–		–	27,864		$4,321,985
Susan C. Miller
	02/23/17	–		–		–	–	–		–	2,723	(4)	$422,365
	02/22/18	–		–		–	–	–		–	6,280	(5)	$974,091
	02/22/18	–		–		–	–	–		–	3,238	(4)	$502,246
	02/28/19	–		–		–	–	–		–	6,312	(5)	$979,055
	02/28/19	–		–		–	–	–		–	4,164	(4)	$645,878
	02/27/20	–		–		–	–	–		–	2,680	(5)	$415,695
	02/27/20	–		–		–	–	–		–	3,778	(4)	$586,006

		–		–				–		–	29,175		$4,525,336

(1)	Market value calculated based on the closing price of our common stock of $155.11 on December 31, 2020, the last trading day of our 2020 fiscal year.

(2)	Stock options granted to Mr. Butier on June 1, 2016 vested 50% on each of the third and fourth anniversaries of the grant date.

(3)	RSUs granted to Mr. Lovins on September 1, 2017 vest in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to his continued service.

(4)

MSUs are eligible for vesting as of the end of the period over one-, two-, three- and four-year performance periods, subject to achievement of the absolute TSR performance objective established for the award. Amounts are shown at (i) 200%, 146%, 197% and 120% of target for the vesting tranches of the MSUs granted in 2017, 2018, 2019 and 2020, respectively, the payouts for all NEOs based on our actual performance for the respective performance periods as determined by the Compensation Committee in February 2021 and (ii) the maximum level of performance for the remaining tranches of the MSUs granted in 2018, 2019 and 2020, as actual performance through January 2, 2021 would result in above-target payouts.

(5)

PUs are eligible for vesting at the end of a three-year performance period, subject to achievement of the applicable performance objectives established for the NEO’s award. Amounts are shown at (i) 147% of target for the 2018-2020 PUs for corporate NEOs and 126% of target for the 2018-2020 PUs for business NEO, which were the payouts based on the actual performance for the period as determined by the Compensation Committee in February 2021, and (ii) the maximum level of performance for the 2019-2021 PUs and 2020-2022 PUs for all NEOs as actual performance through January 2, 2021 would result in above-target payouts.

Avery Dennison Corporation | 2021 Proxy Statement	81

2020 OPTION EXERCISES AND STOCK VESTED

The table below provides information regarding the number of shares acquired and the value realized by our NEOs upon the vesting of stock awards during 2020. Amounts reflect the vesting of (i) PUs granted in 2017 for the 2017-2019 performance period, which paid out at 200% of target for all NEOs based on their respective performance objectives; (ii) the fourth tranche of MSUs granted in 2016 that paid out at 200% of target based on our 2016-2019 absolute TSR; (iii) the third tranche of MSUs granted in 2017 that paid out at 200% of target based on our 2017-2019 absolute TSR; (iv) the second tranche of MSUs granted in 2018 that paid out at 106% of target based on our 2018-2019 absolute TSR; (v) the first tranche of MSUs granted in 2019 that paid out at 147% of target based on our 2019 absolute TSR; and (vi) for Mr. Lovins, RSUs granted in 2017, the third tranche of which vested in 2020. MSU amounts include accrued dividend equivalents paid out at vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Mitchell R. Butier	–	–	102,498	$12,067,090

Gregory S. Lovins	–	–	14,253	$1,674,606

Dean M. Stander	–	–	21,361	$2,514,831

Anne Hill	–	–	20,202	$2,378,381

Susan C. Miller	–	–	20,835	$2,452,905

(1)

Amounts reflect the number of shares acquired on vesting multiplied by the fair market value of our common stock on the vesting date, and include the vesting of the stock awards shown in the chart below. The number of shares acquired on vesting for MSUs includes the payout of accrued dividend equivalents.

Name	Award Type	Grant Date	Number of Units Subject To Vesting (#)	Performance Modifier (%)	Number of Shares Acquired on Vesting (#)	Fair Market Value on Vesting Date ($)	Value Realized on Vesting ($)
Butier
	MSUs	02/25/16	7,542	200%	16,332	$117.73	$1,922,767
	MSUs	02/23/17	6,394	200%	13,544	$117.73	$1,594,535
	MSUs	02/22/18	5,713	106%	6,297	$117.73	$741,346
	MSUs	02/28/19	4,952	147%	7,421	$117.73	$873,674
	PUs	02/23/17	29,452	200%	58,904	$117.73	$6,934,768
Lovins
	RSUs	09/01/17	1,453	–	1,453	$115.39	$167,662
	MSUs	02/25/16	823	200%	1,786	$117.73	$210,266
	MSUs	02/23/17	676	200%	1,432	$117.73	$168,589
	MSUs	02/22/18	1,168	106%	1,286	$117.73	$151,401
	MSUs	02/28/19	1,380	147%	2,068	$117.73	$243,466
	PUs	02/23/17	3,114	200%	6,228	$117.73	$733,222
Stander
	MSUs	02/25/16	720	200%	1,559	$117.73	$183,541
	MSUs	02/23/17	586	200%	1,242	$117.73	$146,221
	MSUs	02/22/18	935	106%	1,031	$117.73	$121,380
	MSUs	02/28/19	893	147%	1,337	$117.73	$157,405
	PUs	02/23/17	8,096	200%	16,192	$117.73	$1,906,284
Hill
	MSUs	02/25/16	1,547	200%	3,352	$117.73	$394,631
	MSUs	02/23/17	1,272	200%	2,693	$117.73	$317,047
	MSUs	02/22/18	1,017	106%	1,120	$117.73	$131,858
	MSUs	02/28/19	881	147%	1,321	$117.73	$155,521
	PUs	02/23/17	5,858	200%	11,716	$117.73	$1,379,324
Miller
	MSUs	02/25/16	1,593	200%	3,449	$117.73	$406,051
	MSUs	02/23/17	1,309	200%	2,773	$117.73	$326,465
	MSUs	02/22/18	1,047	106%	1,153	$117.73	$135,743
	MSUs	02/28/19	934	147%	1,400	$117.73	$164,822
	PUs	02/23/17	6,030	200%	12,060	$117.73	$1,419,824

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2020 PENSION BENEFITS

The present value of accumulated pension benefits shown in the table below has been calculated based on the assumptions we used to calculate our pension benefit obligations in the consolidated financial statements contained in our 2020 Annual Report. Since the accrual of additional benefits under this plan has been frozen since December 31, 2010, the change in present value from year to year is based primarily on the assumptions we use to determine the present value of participants’ accumulated benefits for purposes of our year-end audited financial statements and secondarily on the passage of time. Mr. Stander has not been included in the table because he has no accumulated pension benefits.

Amounts shown reflect the lump-sum present value of the pension benefit accumulated as of January 2, 2021, the last day of our fiscal year.

Name	Plan Name	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit(1)($)	Payments During Last Fiscal Year(1)($)

Mitchell R. Butier	Benefit Restoration Plan	9.33	$377,882	–

Gregory S. Lovins	Benefit Restoration Plan	15.58	$51,224	–

Anne Hill	Benefit Restoration Plan	5.50	$283,045	–

Susan C. Miller	Benefit Restoration Plan	21.00	$560,653	–

(1)

The Benefit Restoration Plan allows for lump-sum payment. For information regarding the assumptions we use to determine the present value of accumulated benefits for our pension plans, see Note 6, “Pension and Other Postretirement Benefits,” to the consolidated financial statements contained in our 2020 Annual Report.

Pension Plan

We previously provided qualified retirement benefits for eligible U.S. employees under the Avery Dennison Pension Plan (the “Pension Plan”). All NEOs except for Mr. Stander were eligible to receive benefits under the Pension Plan. The accrual of additional benefits under the Pension Plan was frozen as of December 31, 2010. In September 2018, we terminated the Pension Plan. Based on their individual election, all NEOs participating in the Pension Plan either had the lump-sum value of their accrued pension benefit transferred to an annuity insurance provider or received the lump-sum value of their accrued pension benefit, in each case in fiscal year 2019.

Benefit Restoration Plan

Our Benefit Restoration Plan (BRP) is a nonqualified excess benefit plan that provides for the payment of supplemental retirement benefits to eligible participants in an amount equal to the amount by which their benefits payable under the Pension Plan would be reduced under the Code. All NEOs except for Mr. Stander are eligible to receive benefits under the BRP. The accrual of additional benefits under the BRP was frozen as of December 31, 2010; as a result, no additional accruals were made during 2020.

Compensation covered by the BRP includes base salary and AIP awards, up to applicable statutory limitations each plan year. Employees vested in the BRP after five years of service, or at age 55 upon termination of employment. Benefits under the BRP are based on pensionable earnings, length of service, when benefits commence and how they are paid. Benefits are calculated separately for each year of applicable service using a formula equal to 1.25% times compensation up to the breakpoint (which for each year prior to our freezing the accrual of additional benefits was the average of the Social Security wage bases for the preceding 35 years) plus 1.75% times compensation in excess of the breakpoint. The results of the calculation for each year of service are added together to determine the annual single life annuity benefit under the BRP for an employee at normal retirement (generally age 65), which is not subject to reduction for Social Security payments. Payments are in the form of a lump-sum distribution, unless a timely election is made for monthly payments over the lifetime of the participant and, if applicable, a designated beneficiary, generally payable upon the later of separation from service and age 55.

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2020 NONQUALIFIED DEFERRED COMPENSATION

The table below provides information regarding NEO and company contributions to our Executive Variable Deferred Retirement Plan (EVDRP). Under the EVDRP, participants may choose among publicly available funds ranging from money market and bond funds to index and other equity/mutual funds. Their rate of return depends on the funds selected by the participant.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last FYE ($)

Mitchell R. Butier	–	$86,971	$392,944	–	$2,637,330

Gregory S. Lovins	–	$34,354	$66,375	–	$431,573

Deon M. Stander	$130,603	$30,813	$120,727	–	$871,554

Anne Hill	–	$28,830	$10,084	–	$894,902

Susan C. Miller	–	$30,515	$518,348	–	$6,630,977

(1)	Company contributions to the EVDRP are included in the “All Other Compensation” column of the 2020 Summary Compensation Table.

(2)

Amounts reflect EVDRP vested account balances as of January 2, 2021, the last day of our 2020 fiscal year. Because the amounts do not represent above-market earnings, they are not reported in the 2020 Summary Compensation Table. Ms. Miller elected to defer the 13,183 MSUs granted to her in 2013, including related dividend equivalents, under the EVDRP. The amounts shown below were reported under the “All Other Compensation” column of the Summary Compensation Table in previous proxy statements.

Name	Aggregate Company Contributions Previously Reported ($)

Butier	$669,276

Lovins	$113,434

Stander0	$80,964

Hill	$151,701

Miller	$202,166

Executive Variable Deferred Retirement Plan

Our Executive Variable Deferred Retirement Plan (EVDRP) is the only active deferred compensation plan available to our eligible U.S. employees. Earnings are based on a fixed rate and/or the performance of variable bond and equity funds selected by the participant from available options. The EVDRP does not offer investment options that provide above-market interest rates.

Eligible employees are able to defer U.S. taxes until their investment is withdrawn, providing an opportunity for them to accumulate savings on a pre-tax basis. We also benefit from this arrangement because we can use this cash for other corporate purposes until a deferred compensation account is paid to a participant based on his or her election to receive in-service withdrawals or after termination of employment.

All deferred compensation accounts are unfunded obligations of our company and subject to the same risks as any of our general debts and obligations. As a result, these accounts help mitigate risk-seeking behavior by management that could be detrimental to the long-term health of our company.

Employee Contributions

Under the EVDRP, eligible employees can defer up to 75% of their salary and 90% of their AIP award.

Company Contribution

As of January 1, 2020, we made a contribution to the deferred compensation accounts of eligible employees based on 401(k) eligible earnings in excess of the Code compensation limit and deferred compensation in 2019. This annual contribution provided an automatic contribution of 3% of pay plus a matching contribution of 50% on the first 7% of pay not covered by company contributions to our 401(k) Plan. This contribution was added to the deferred compensation accounts of eligible employees who were employed at year-end 2019, which included all our NEOs. This benefit is designed to supplement 401(k) contributions that are limited under the Code.

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Withdrawals/Distributions

Contributions to deferred compensation accounts are required to be distributed following an eligible employee’s separation from service. Subject to Section 409A of the Code, eligible employees may elect to receive separation from service withdrawals in the form of a lump-sum payment or monthly installments over two to 20 years. Eligible employees may change the method in which payments are distributed provided that they do so at least 12 months before the date of distribution; however, any change results in the distribution occurring or beginning five years later than it would have otherwise. All NEOs are “specified employees” under Section 409A of the Code. Distributions to specified employees cannot be made until at least the seventh month after separation from service, except in the event of death.

PAYMENTS UPON TERMINATION AS OF JANUARY 2, 2021

The table below shows (i) potential benefits that would have been payable to our NEOs (other than Mses. Hill and Miller) in the event of termination on January 2, 2021, the last day of our 2020 fiscal year, and (ii) benefits payable to Mses. Hill and Miller in connection with their retirements at year-end 2020. Amounts paid or distributed upon actual termination may differ from amounts shown due to timing and any future changes to our benefit plans.

		Termination Scenarios as of End of Fiscal Year 2020

Name	Benefit	Death	Qualifying Disability	Qualifying Retirement	Involuntary Termination Not for Cause	Termination within 24 Mos. of Change of Control
Mitchell R. Butier
	Severance Payment	–	–	–	$5,144,766	$7,717,150
	Unvested Stock Options(1)	–	–	–	–	–
	Unvested PUs(1)	$3,478,342	$3,478,342	–	–	$6,698,115
	Unvested MSUs(1)	$2,573,283	$2,573,283	–	–	$5,131,739
	Outplacement	–	–	–	$25,000	$25,000

	Total	$6,051,625	$6,051,625	–	$5,169,766	$19,572,004

	Value of Forfeited Equity(1)	$(5,778,230)	$(5,778,230)	$(11,829,855)	$(11,829,855)	–
Gregory S. Lovins
	Severance Payment	–	–	–	$1,104,633	$2,209,266
	Unvested RSUs(1)	$225,375	$225,375	–	–	$225,375
	Unvested PUs(1)	$977,710	$977,710	–	–	$1,891,566
	Unvested MSUs(1)	$673,018	$673,018	–	–	$1,382,803
	Outplacement	–	–	–	$25,000	$25,000

	Total	$1,876,103	$1,876,103	–	$1,129,633	$5,734,010

	Value of Forfeited Equity(1)	$(1,623,642)	$(1,623,642)	$(3,499,745)	$(3,499,745)	–
Deon M. Stander
	Severance Payment	–	–	–	$911,339	$1,822,679
	Unvested PUs(1)	$651,721	$651,721	–	–	$1,255,771
	Unvested MSUs(1)	$457,329	$457,329	–	–	$923,837
	Outplacement	–	–	–	$25,000	$25,000

	Total	$1,109,050	$1,109,050	–	$936,339	$4,027,287

	Value of Forfeited Equity(1)	$(1,070,559)	$(1,070,559)	$(2,179,608)	$(2,179,608)	–
Anne Hill(2)
	Unvested PUs(1)	–	–	$657,822	–	–
	Unvested MSUs(1)	–	–	$480,187	–	–

	Total	–	–	$1,138,009	–	–

	Value of Forfeited Equity(1)	–	–	$(989,689)	–	–
Susan C. Miller(2)
	Unvested PUs(1)	–	–	$697,375	–	–
	Unvested MSUs(1)	–	–	$513,238	–	–

	Total	–	–	$1,210,613	–	–

	Value of Forfeited Equity(1)	–	–	$(1,047,913)	–	–
(1)

Values for equity awards were determined as follows: (i) for stock options, the number of shares that would have been exercisable multiplied by the difference between the fair market value of our common stock on December 31, 2020, the last trading day of our 2020 fiscal year, and the applicable exercise price; (ii) for RSUs, PUs and MSUs, the number of shares that would have been acquired or forfeited on vesting multiplied by the fair market value of our common stock on December 31, 2020.

(2)

The retirements of Mses. Hill and Miller qualified as a “retirement” under our equity plans because each of them had reached the age of 55 and completed over ten years of service with our company. As a result, all of their unvested equity awards became eligible to vest after the end of their respective performance periods based on our actual performance. Amounts for Mses. Hill and Miller are reported solely based in the “Qualifying Retirement” column for because their retirements did not constitute any of the other termination scenarios.

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In the event of termination, our NEOs other than Mses. Hill and Miller would be entitled to receive their accrued and vested balance under the EVDRP. In addition to the amounts shown in the table, each of Mses. Hill and Miller became entitled to receive her accrued and vested balance under the EVDRP as a result of her retirement at year-end 2020. These amounts would be determined and paid in accordance with the terms and conditions of the plan, and are not included in the table. See 2020 Nonqualified Deferred Compensation for more information.

None of our NEOs has an employment contract, and all of them are employed at-will; if an NEO were no longer performing at the expected level, he or she could be terminated for cause immediately without receiving a contractually guaranteed payment. The other potential payments upon termination or a change of control are described below.

Executive Severance Plan

Our NEOs are eligible participants under the Severance Plan except that Mses. Hill and Miller, who retired from our company at year-end 2020, are no longer eligible for benefits under the Severance Plan. Effective July 1, 2020, the Compensation Committee amended and restated the Severance Plan, to provide that the AIP award portion of the Severance Plan payment be changed from the highest AIP award received during the last three years to the target AIP award for the year of termination. Upon involuntary termination not for cause, our NEOs (excluding Mses. Hill and Miller) would be entitled to the benefits shown below.

Lump-sum payment equal to (i) annual base salary + (ii) target AIP award for year of termination (iii) cash value of 12 months of employer and employee medical and dental insurance premiums		2 For our CEO		Outplacement services of up to $25,000 for up to one year
	×		+
1 For our other NEOs

Benefits Not Subject to Gross up. Benefits are subject to withholding for all applicable taxes and not grossed-up for taxes.

Trigger for Benefits. Involuntary termination, which excludes termination for cause; due to disability; due to death; due to voluntary resignation; or due to an executive declining simultaneous or continuing employment in a comparable position.

Definition of Cause. Cause is defined as (i) commission of a crime or other act that could materially damage the reputation of our company or its subsidiaries; (ii) theft, misappropriation, or embezzlement of company or subsidiary property; (iii) falsification of company or subsidiary records; (iv) substantial failure to comply with written policies and procedures; (v) misconduct; or (vi) substantial failure to perform material job duties not cured within 30 days after written notice.

Key Executive Change of Control Severance Plan

The COC Severance Plan is designed to retain certain key executives during a period in which a change of control transaction is being negotiated or a hostile takeover is being attempted. Our NEOs are eligible participants under the COC Severance Plan except that Mses. Hill and Miller, who retired from our company at year-end 2020, are no longer eligible for benefits under the COC Severance Plan. Effective July 1, 2020, the Compensation Committee amended and restated the COC Severance Plan, to provide that the AIP award portion of the COC Severance Plan payment be changed from the highest AIP award received for during the last three years to the target AIP award for the year of termination. Participants are only entitled to benefits if they are terminated not for “cause” or terminate employment for “good reason” within 24 months of the change of control (a “double trigger”). In these circumstances, our NEOs (excluding Mses. Hill and Miller) would be entitled to the benefits shown below.

Lump-sum payment equal to (i) annual base salary + (ii) target AIP award for year of termination (iii) cash value of 12 months of employer and employee medical and dental insurance premiums	×	3 For our CEO	+	Prorated target AIP award for year in which termination occurs	+	Outplacement services of up to $25,000 for up to one year

2 For our other NEOs

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Benefits Not Subject to Gross-up. Benefits are subject to withholding for all applicable taxes and not grossed-up for excise or other taxes. However, if the payment would trigger an excise tax for a particular NEO, the NEO can elect to receive (i) his or her full benefits, with him or her responsible for paying any applicable excise taxes, or (ii) reduced benefits to an amount sufficient to eliminate any excise tax liability. In the termination payments table, we assume that any such NEO would elect to reduce his or her benefit.

Definition of Change of Control. Change of control is defined as (i) replacement of a majority of our Board during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of our Board; or (ii) acquisition by any person, group or corporation that has entered into a merger, acquisition, consolidation, purchase, stock acquisition, asset acquisition, or similar business transaction with our company, of (A) together with any of our company’s stock previously held, more than 50% of the total fair market value or the total voting power of our company’s stock; (B) 30% or more of the total voting power of our company’s stock during any 12-month period; or (C) assets of our company having a total gross fair market value of 40% or more of the total gross fair market value of all of our company’s assets during any 12-month period.

Definition of cause. Cause is defined as it is under the Severance Plan.

Definition of good reason. Good reason is defined as (i) material diminution in base compensation; (ii) material diminution in authority, duties, or responsibilities or supervisor’s authority, duties, or responsibilities; (iii) material change in geographic job location; or (iv) any other action or inaction that constitutes a material breach by our company.

Equity Incentive Plans

Under our previous Amended and Restated Stock Option and Incentive Plan last approved by our stockholders in April 2012 and our 2017 Incentive Award Plan approved by stockholders in April 2017, unvested equity awards held by our NEOs on the date of termination would vest as shown in the table below. Mses. Hill and Miller qualified as retirement eligible under our equity plans because they had reached the age of 55 and had completed over ten years of service with our company; upon their retirement as of our fiscal year-end, their unvested equity awards became eligible to vest after the end of the respective performance period on a prorated basis based on actual performance.

VESTING OF EQUITY AWARDS ON TERMINATION EVENTS
	PUs	MSUs	RSUs	Stock Options

Resignation/Involuntary Termination, whether or Not for Cause	Cancelled	Cancelled	Cancelled	Cancelled

Death	Vest at time of event on prorated basis based on target performance	Vest at time of event on prorated basis based on target performance	Vest	Cancelled

Qualifying Disability	Same as death	Same as death	Vest	Cancelled

Qualifying Retirement	Vest after end of performance period on prorated basis based on actual performance	Vest after end of performance period on prorated basis based on actual performance	Vest	Vest and exercisable by our CEO for term of option and by our other NEOs for lesser of five years and term of option

Change of Control*	Vest based on actual, if determinable, and otherwise target performance only in event of termination without cause or for good reason within 24 months after change of control	Vest based on actual, if determinable, and otherwise target performance only in event of termination without cause or for good reason within 24 months of change of control	Vest only in event of termination without cause or for good reason within 24 months after change of control	Vest only in event of termination without cause or for good reason within 24 months after change of control

*	Unvested PUs and MSUs granted prior to May 2017 would vest based on target performance.

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EQUITY COMPENSATION PLAN INFORMATION AS OF JANUARY 2, 2021

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Equity compensation plans approved by security holders
Amended and Restated Stock Option and Incentive Plan(1)	213,994	$68.84	–
2017 Incentive Award Plan(2)	1,169,004	–	4,182,064

Total	1,382,998	$68.84	4,182,064

(1)

Our Amended and Restated Stock Option and Incentive Plan was last approved by stockholders in April 2012. We ceased issuing awards under this plan in March 2017. Under this plan, shares issuable under outstanding equity awards granted prior to December 30, 2017 included (i) stock options and RSUs for non-employee directors and (ii) stock options, RSUs, PUs and MSUs for officers and other eligible employees. Amount in column (A) includes 162,082 stock options, 1,043 RSUs, and 50,869 MSUs (including accrued dividend equivalents and reflecting the 2017 tranche subject to vesting as of January 2, 2021 at 200%, the payout based on actual performance). Price in column (B) does not include RSUs, MSUs or dividend equivalents.

(2)

Our 2017 Incentive Award Plan was approved by our stockholders in April 2017. We began issuing awards under this plan in May 2017. Under this plan, shares issuable under outstanding equity awards include (i) RSUs and DSUs for non-employee directors and (ii) RSUs, PUs and MSUs for officers and other eligible employees. Amount in column (A) includes 50,323 RSUs; 135,051 DSUs; 402,335 MSUs (including accrued dividend equivalents and reflecting the unvested tranches of the MSUs granted in 2018, 2019 and 2020 at the maximum level of performance as actual performance would result in above-target payouts and the tranches subject to vesting as of January 2, 2021 at 146%, 197% and 120%, respectively, the payouts based on actual performance); 581,295 PUs (reflecting the maximum level of performance for the relative TSR component of 2019-2021 and 2020-2022 PUs as actual performance would result in above-target payouts and the relative TSR component of 2018-2020 PUs at 195%, the payout based on actual performance, and a weighted-average of 130%, 144% and 173%, respectively, for the cumulative EVA components of PUs granted in 2018, 2019 and 2020). Amount in column (C) represents the aggregate number of shares available for future issuance, with each full-value award decreasing the number of shares available for future issuance by 1.5 shares.

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CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing this disclosure about the relationship between the median annual total compensation of our employees to the annual total compensation of our CEO.

With approximately 76% of our 2020 revenues originated outside the U.S. and approximately half of our revenues having originated in emerging markets (Asia, Latin America, Eastern Europe and Middle East/Northern Africa), our employees are located in over 50 countries to best serve our customers. Approximately 87% of our employees at year-end 2020 were located outside the U.S. and approximately 70% were located in emerging markets, where median compensation is substantially lower than it is in the U.S.

The charts shown below provide a breakdown of our global employee population by region and function. Approximately 19,000 of our approximately 32,000 employees, representing nearly 60% of our global workforce, are in Asia, serving our customers in that region. In addition, approximately 67% of our global workforce works in the operations of our manufacturing facilities or in positions directly supporting them from other locations.

Our compensation philosophy is to offer market-based, competitive wages and benefits in all the markets where we compete for talent. All of our employees were paid at least the applicable legal minimum wage, and 97% of our employees were paid above the applicable legal minimum wage at year-end 2020. Our CEO’s compensation is substantially driven by pay-for-performance incentive compensation, consistent with the approach used by companies of similar size, scope, complexity and performance.

2020 PAY RATIO

•	The annual total compensation of our median employee (among all employees except for our CEO) was $11,460.

•	Our CEO’s annual total compensation, as reported in the Total column of the 2020 Summary Compensation Table, was $8,709,348.

•	Based on this information, a reasonable estimate of the 2020 ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 760 to 1.

We calculated this ratio based on the rules and guidance provided by the SEC. SEC rules allow for varying methodologies for companies to use in identifying their median employee; other companies may have different workforce demographics and employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their CEO pay ratios. Consequently, the CEO pay ratios reported by other companies may not be meaningful comparisons to our CEO pay ratio.

IDENTIFICATION OF MEDIAN EMPLOYEE

For purposes of identifying our median employee, we considered annual base compensation, which is the most common pay element for all our employees, as reflected in our global human resources information system. We selected this compensation element because it represents the principal broad-based compensation element for the vast majority of our employees globally. We measured compensation for purposes of determining the median employee using the 12-month period ended December 31, 2020. We made no cost-of-living adjustments.

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We selected October 4, 2020 as the date on which to determine our median employee. As of that date, we had 31,853 employees, 27,871 of which were located outside of the U.S. and 22,200 of which were located in emerging markets. We utilized the de minimis exemption to eliminate those countries representing no more than 5% of our global population in the aggregate. The countries excluded were Mauritius (20 employees), Pakistan (322 employees), Indonesia (493 employees) and Sri Lanka (652 employees), representing approximately 0.1%, 1.0%, 1.5% and 2.0%, respectively, of our global workforce.

To determine our medianable group, we used a statistical sampling approach known as stratified sampling to concentrate on medianable employees, which were those within a narrow range of the estimated median salary of $8,889, because these employees were all reasonably likely to be our median employee. As a result of this statistical sampling process, we identified 936 employees with a salary within $500 of this amount. Employees from China represented approximately 61% of the medianable group; as a result, we narrowed the medianable group to those 573 employees. Finally, we identified the 16 employees who were potentially our median employee by analyzing additional qualitative and quantitative characteristics, including pay volatility.

MEDIAN EMPLOYEE COMPENSATION

Using this methodology, we determined that our median employee for 2020 was a full-time, salaried employee working at a manufacturing facility in China, with annual base compensation of $9,041. For purposes of this disclosure, we converted the employee’s base compensation from Chinese Yuan to U.S. dollars using the average monthly exchange rate during 2020 of 0.144047279.

As required by SEC rules, in determining the annual total compensation of $11,460 for our median employee, we calculated the employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, consistent with how we determined our CEO’s total compensation for the 2020 Summary Compensation Table.

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ITEM 3 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee – which is directly responsible for the appointment, compensation (including approval of audit and non-audit fees) and evaluation of the independent registered public accounting firm that audits our financial statements and internal control over financial reporting – has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year 2021 and our Board is seeking stockholder ratification of the appointment. Stockholder ratification is not required by our Bylaws or applicable laws and regulations. However, our Board annually submits this appointment for stockholder ratification as an element of our strong governance program. If stockholders were not to ratify the appointment, the Audit Committee would reconsider whether or not to retain PwC, but could determine to do so in the committee’s discretion. In addition, even if the appointment is ratified, the Audit Committee could subsequently appoint a different independent registered public accounting firm without stockholder approval if the committee were to determine that doing so was in the best interests of our company and stockholders.

Although no formal statement from PwC is planned, representatives of the firm will be present during the Annual Meeting to answer questions from stockholders.

AUDIT COMMITTEE EVALUATION

In determining whether to reappoint PwC, the Audit Committee considered the qualifications, performance, and independence of the firm and the audit engagement team, the quality of its discussions with PwC, and the fees charged by PwC for the quality and scope of services provided. In connection with the 2021 appointment, the Audit Committee considered, among other things, the factors described below.

•

Audit Quality – The quality of PwC’s audit and non-audit work based on its oversight of the firm’s work product, as well as its discussions with management in executive session without PwC present and its discussions with PwC in executive session without management present

•	Performance – PwC’s report on its quality controls and its performance during our 2020 and prior-year audits, noting the firm’s agility and strong performance in 2020 despite the impact of COVID-19

•

Qualitative Review – The results of our global survey of members of management and the Audit Committee evaluating PwC’s (i) expertise and resources, (ii) quality and timeliness of audit planning, (iii) communication and interaction, (iv) independence, objectivity and professional skepticism and (v) value from fees

•

Self-Assessment – PwC’s self-assessment of its performance in connection with the 2020 audit, its satisfaction of the service needs and expectations of the Audit Committee and management, and areas of strength and improvement opportunities

•	Regulatory Reviews – External data on the firm’s audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and its peer firms

•	Reasonableness of Fees – The appropriateness of PwC’s fees for audit and non-audit services, both on an absolute basis and relative to comparable firms

•	Independence – Written disclosures from the firm and the independence letter required by the PCAOB.

•

Tenure – PwC’s tenure as our independent auditor, including the feedback we have received from certain of our investors and the benefits of having a longer-tenured auditor, as well as the controls we and they have in place to mitigate any potential independence risk

The Audit Committee has determined that the appointment of PwC is in the best interest of our company and stockholders. The Audit Committee has appointed, subject to stockholder ratification, PwC as our independent registered public accounting firm for fiscal year 2021 and recommends that stockholders ratify the appointment.

RECOMMENDATION OF BOARD OF DIRECTORS

Our Board recommends that you vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2021. Properly dated and signed proxies will be so voted unless you specify otherwise.

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AUDIT MATTERS

AUDITOR TENURE

PwC has been our independent registered public accounting firm since 1998 and served in that capacity during fiscal year 2020. Through its predecessor entities, the firm has served as our independent auditor since at least 1960, which was the year our financial statements were first subject to SEC reporting requirements. We have been unable to determine the exact year PwC began serving as the auditor for our company. PwC remains well-qualified to act as our independent registered public accounting firm, has a deep understanding of our operations and accounting practices, and maintains rigorous procedures to continuously ensure auditor independence. Some governance stakeholders, including certain of our investors, have suggested that longer tenure poses a risk to auditor independence. After giving these views due consideration, the Audit Committee determined to appoint PwC.

The Audit Committee continues to believe that PwC’s years of experience auditing our company confers significant benefits, including those shown below.

•	Audit Quality – PwC has deep institutional knowledge regarding our operations, businesses, and accounting policies and practices

•

Scale – PwC has a global presence with resources in virtually all of the countries in which we do business, enabling the firm to cost-effectively perform statutory audit work on our subsidiary accounts

•	Cost – PwC is able to effectively perform the needed audit, audit-related, tax compliance and tax planning services and ensure audit quality cost-competitively

In conducting its regular review of whether to appoint a new independent registered public accounting firm, among other things, the Audit Committee considers the fact that onboarding a new firm would require a significant time commitment on the part of management, potentially distracting from the paramount focus on financial reporting and internal controls, without necessarily increasing audit quality. The Audit Committee has noted that PwC’s advanced technological tools have substantially improved the efficiency and effectiveness of its assurance procedures, particularly in 2020 during which the firm leveraged innovation and technology to plan and complete many of its audit procedures remotely as a result of COVID-19. In addition, PwC has continuously provided management and the Audit Committee with accounting/financial reporting insights and best practices, as well as advance notice of legislative and regulatory developments that could impact our company.

The Audit Committee has several controls in place to mitigate any potential independence risk related to auditor tenure, including those shown below.

•

Annual Review of Performance and Independence – In addition to its ongoing assessment and real-time feedback provided to PwC, the Audit Committee formally evaluates both the performance and the independence of PwC in determining whether or not to appoint the firm for the following year

•

Limits on Non-Audit Services – The Audit Committee assesses the impact providing non-audit services may have on PwC’s independence each time it approves the firm’s provision of these services, as well as during its annual assessment of the firm’s independence

•

Regular Consideration of Auditor Rotation – The Audit Committee regularly considers whether to change the independent registered public accounting firm based on its assessment of PwC’s audit quality, performance, compensation and independence, having most recently done so in February 2020

•	Executive Sessions – The Audit Committee meets regularly both with PwC without management present and with management without PwC present

•

Lead Engagement Partner Rotation and Selection – To regularly bring a fresh perspective to the audit, a new lead engagement partner is designated at least every five years; the Audit Committee selects the new lead engagement partner, in consultation with members of senior management and representatives of PwC

A new lead engagement partner was designated beginning with the 2019 audit. The Audit Committee interviewed the partner prior to his designation, and the Audit Committee was directly responsible for making the selection, in consultation with members of senior management and representatives from PwC.

AUDITOR INDEPENDENCE

PwC has advised us that neither the firm nor any member thereof has any financial interest, direct or indirect, in any capacity in our company or our subsidiaries. As a result, PwC has confirmed to the Audit Committee that it is in compliance with the rules, standards and policies of the PCAOB and the regulations of the SEC governing auditor independence.

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Among other things, the Audit Committee considers the impact providing non-audit services may have on PwC’s independence each time it approves the firm’s provision of such services, as well as during its annual assessment of the firm’s independence. In February 2021, the Audit Committee reviewed the non-audit services approved by the Committee and provided by PwC during 2020, including the related fees, and determined that the firm’s provision of these services did not impair PwC’s independence.

The committee discussed with PwC its independence from our company and management and concluded that PwC was independent during 2020.

AUDITOR COMPENSATION

In negotiating and approving PwC’s fees and services, the Audit Committee considers whether PwC is best positioned to provide the services effectively and efficiently due to its familiarity with our operations, businesses, accounting policies and practices, internal controls, and financial and information technology systems, as well as whether the services enhance our ability to manage or control risks and maintain audit quality. The Audit Committee regularly receives updates on the services rendered by, and fees paid to, PwC to ensure that they are within the parameters approved by the Audit Committee.

COMMITTEE APPROVAL OF SERVICES AND FEES

The Audit Committee has adopted procedures for the pre-approval of all audit and non-audit services and fees provided by the independent registered public accounting firm. In the fourth quarter of 2019, the Audit Committee approved the scope of (i) the audit and audit-related services PwC would perform during the 2020 audit and (ii) permissible tax services the firm could provide during the year. The Audit Committee pre-approved the estimated audit fees in February 2020, received a mid-year update on year-to-date fees incurred in July, and assessed the final fees in connection with its review of the results of the audit in February 2021. These procedures include reviewing and approving a plan for audit and permitted non-audit services, which includes a description of, and estimated fees for, audit services and non-audit services. Additional Audit Committee approval is required for non-audit services not included in the initial plan or substantially in excess of the budgeted amount for the particular category of services. The Audit Committee has delegated interim pre-approval authority to its Chair for services not included in the audit plan; these services are reviewed with the entire Audit Committee at a subsequent meeting.

AUDIT FEES

For fiscal years 2020 and 2019, PwC provided the services shown below for our company – all of which were approved by the Audit Committee under the procedures described above – for which we paid the firm the fees indicated.

	2020	2019
Audit Fees(1)	$8,455,000	$8,406,000
Audit-Related Fees(2)	173,000	486,000
Tax Fees:
Tax Compliance(3)	2,190,000	2,358,000
Tax Planning(4)	1,984,000	2,415,000
All Other Fees(5)	15,000	30,000

Total	$12,817,000	$13,695,000

(1)  Includes fees for services performed to comply with the standards established by the PCAOB, including the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting; audits in connection with statutory filings; and other services that the principal independent registered public accounting firm most effectively and efficiently can provide, such as procedures related to comfort letters, consents and review of our SEC filings.

(2)  Includes fees associated with assurance and related services traditionally performed by the independent registered public accounting firm and reasonably related to the performance of the audit or review of our financial statements, including assistance in financial due diligence related to acquisitions and divestitures; and audit or compliance services not required by applicable statutes or regulations. This category also includes audits of pension and other employee benefit plans, as well as the audit or review of information technology systems and internal controls unrelated to the audit of the financial statements.

(3)  Includes fees associated with tax compliance such as preparation of tax returns in foreign jurisdictions, tax audits and transfer pricing documentation.

(4)  Includes fees for domestic and international tax planning, and tax planning related to restructuring actions, acquisitions and divestitures.

(5)  Includes fees for any services other than those described in the above categories. In both years, included subscriptions and licenses to accounting and tax resources and other permissible services that do not fall within the other listed categories.

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AUDIT AND FINANCE COMMITTEE REPORT

COMPOSITION AND QUALIFICATIONS

The Audit and Finance Committee (referred to in this report as the “Committee”) of our Board of Directors (our “Board”) is comprised of the directors named at the end of this report, each of whom meets the enhanced independence and experience standards for audit committee members set forth in Securities and Exchange Commission (SEC) rules and New York Stock Exchange (NYSE) listing standards. Our Board has determined all members to be financially literate and designated each of Anthony Anderson, Peter Barker and Patrick Siewert as an “audit committee financial expert” under applicable SEC regulations. Members of the Committee are prohibited from sitting on the audit committee of more than two other public companies, and all members are in compliance with this restriction.

In April 2020 – after several discussions with members of our Board, including our Chairman/CEO and our Lead Independent Director, and senior management – the Board’s Governance Committee recommended that we rotate the role of Committee Chair. Upon the recommendation of the Governance Committee, our Board appointed Martha Sullivan as Chair effective immediately after the 2020 Annual Meeting, replacing Mr. Siewert who had served in that capacity for the previous four years and remains a member of the Committee.

PRIMARY RESPONSIBILITIES

The Committee has a written charter adopted by our Board, which is available under Corporate Governance in the investors section of our website. The Committee annually reviews the charter and recommends changes to the Board for approval. The charter was last amended in February 2021.

During fiscal year 2020, the Committee primarily performed the activities described below on behalf of our Board.

•

Reviewed and discussed with management and the independent registered public accounting firm our quarterly and annual financial results, earnings release documentation and the related reports filed with the SEC

•

Reviewed and discussed with management, the Vice President of Internal Audit and the independent registered public accounting firm our internal controls report and the independent registered public accounting firm’s attestation thereof

•

Evaluated the qualifications, performance and independence of the independent registered public accounting firm, met with representatives of the firm to discuss the scope, budget, staffing and progress of the firm’s audit, and considered whether to change the firm in February 2020

•

Supervised the Vice President of Internal Audit with respect to the scope, budget, staffing and progress of the internal audit and evaluated his personal performance, as well as the performance of the internal audit function

•

Discussed significant financial risk exposures, including our cybersecurity risk management program and risks related to our company’s information technology controls and security, and the steps taken by management to monitor and control these exposures

OVERSIGHT OF CONSOLIDATED FINANCIAL STATEMENTS

Management is responsible for our consolidated financial statements, accounting and financial reporting policies, internal control over financial reporting, and disclosure controls and procedures. The Committee appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP (PwC) to provide audit, audit-related and tax compliance services, with limited tax planning and other non-audit services to the extent approved by the Committee. PwC was responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America (GAAP). The Committee’s responsibility is to monitor and oversee our accounting and financial reporting processes and the audits of our consolidated financial statements and internal control over financial reporting. The members of the Committee are not professionally engaged in the practice of auditing or accounting and rely without independent verification on the information provided to them and the representations made by management and PwC.

The Committee reviewed and discussed our consolidated financial statements and related footnotes for the fiscal year ended January 2, 2021 – including our company’s critical accounting policies and management’s significant estimates and judgments – with management and PwC, as well as PwC’s report and unqualified opinion on the audit. Management represented to the Committee and PwC that our consolidated financial statements were prepared in accordance with GAAP. PwC presented the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB and currently in effect. The Committee received these written disclosures and the letters from PwC required by the applicable requirements of the PCAOB regarding communications concerning

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independence – including Rule 3524, Audit Committee Pre-approval of Certain Tax Services, and Rule 3526, Communication with Audit Committees Concerning Independence – and discussed with PwC its independence from our company and management.

Based on the Committee’s review and discussions with management and PwC described above, as well as the Committee’s review of the representations of management and the audit report and unqualified opinion of PwC, the Committee recommended that our Board approve the inclusion of the audited consolidated financial statements for the year ended January 2, 2021 in our Annual Report on Form 10-K filed with the SEC.

OVERSIGHT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Committee’s responsibility is to appoint the independent registered public accounting firm, and monitor and oversee the firm’s qualifications, compensation, performance and independence. In this capacity, the Committee reviewed with PwC the overall scope of and fees for its audit, and monitored the progress of PwC’s audit in assessing our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the firm’s findings and required resources.

PwC provided to the Committee the written disclosures and independence letter required by the PCAOB. The Committee discussed with PwC its independence from our company and management and concluded that PwC was independent during fiscal year 2020. The Committee has a policy requiring pre-approval of fees for audit, audit-related, tax and other services and has concluded that PwC’s provision of limited non-audit services to our company in 2020 was compatible with maintaining its independence.

Under its charter, the Committee is required to regularly consider whether it is appropriate to change the independent registered public accounting firm, having most recently formally evaluated with management and PwC whether it may be appropriate to do so in February 2020. With a view to ensuring that audit quality would continue to be paramount and recognizing that PwC was continuing to independently and appropriately challenge management, the Committee determined at that time to retain PwC, noting the firm’s strong performance during the 2019 audit.

The Committee has determined that the appointment of PwC as our independent registered public accounting firm for fiscal year 2021 is in the best interest of our company and stockholders. The Committee has appointed PwC in this capacity and recommends that stockholders ratify the appointment.

OVERSIGHT OF INTERNAL AUDIT

The Committee’s responsibility is to monitor and oversee our internal audit function, reviewing the significant audit results reported to management and management’s responses thereto. In this capacity, the Committee reviews with the Vice President of Internal Audit the overall scope and budget for the internal audit, and regularly monitors the progress of the internal audit in assessing our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including key findings and required resources. The Committee directly supervises the Vice President of Internal Audit in the conduct of his operational responsibilities and evaluates his individual performance as well as that of the entire internal audit function.

EXECUTIVE SESSIONS

The Committee regularly meets separately in executive session without management present with each of the Vice President of Internal Audit and PwC to review and discuss their evaluations of the overall quality of our accounting and financial reporting and internal control. The Committee also periodically meets, without PwC or the Vice President of Internal Audit present, with management, as well as occasionally with each of our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and Chief Legal Officer to discuss, among other things, significant risk exposures impacting our financial statements and accounting policies.

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STOCKHOLDER FEEDBACK

The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding our accounting, internal controls and auditing matters. See Complaint Procedures for Accounting and Auditing Matters in the Governance section of this proxy statement. The Committee welcomes feedback regarding its oversight of our audit and finance programs. Stockholders may communicate with the Committee by writing to the Audit and Finance Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Martha N. Sullivan, Chair

Anthony K. Anderson

Peter K. Barker

Andres A. Lopez

Patrick T. Siewert

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SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT AND SIGNIFICANT STOCKHOLDERS

The table below shows the number of shares of our common stock beneficially owned by our (i) directors; (ii) NEOs; (iii) current directors and executive officers as a group; and (iv) greater-than-five-percent, or “significant,” stockholders, in each case as of the February 22, 2021 record date for the Annual Meeting (except for Mses. Hill and Miller, for which information is provided as of the end of our 2020 fiscal year). “Beneficial ownership” means that the individual, group or entity, directly or indirectly, has or shares with others the power to vote (or direct the voting of) or the power to dispose of (or direct the disposition of) the shares; the individual, group or entity may or may not have any economic interest in the shares. The inclusion of information in the table does not constitute an admission that the individual, group or entity is, for the purpose of Section 13 or 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the beneficial owner of the shares shown.

Name of Beneficial Owner	Common Stock(1)	Number of Rights Exercisable and Vesting within 60 Days(2)	Number of Shares Beneficially Owned	Percent of Class(3)

Directors
Bradley A. Alford	19,765	26,153	45,918	*
Anthony K. Anderson	4,276	11,266	15,542	*
Peter K. Barker	31,160	31,855	63,015	*
Mark J. Barrenechea	2,294	1,849	4,143	*
Mitchell R. Butier	210,109	216,006	426,115	*
Ken C. Hicks	26,760	20,936	47,696	*
Andres A. Lopez	4,873	1,115	5,988	*
Patrick T. Siewert	15,035	–	15,035	*
Julia A. Stewart	19,400	40,720	60,120	*
Martha N. Sullivan	14,418	12,140	26,558	*

Non-Director NEOs
Gregory S. Lovins	33,297	14,878	48,175	*
Deon M. Stander	25,740	10,480	36,220	*
Anne Hill	20,556	13,284	33,840	*
Susan C. Miller	11,134	13,766	24,900	*

All current directors and executive officers as a group (16 persons)	436,470	407,590	844,060	1.0%

Significant stockholders
The Vanguard Group(4)	9,301,610	–	9,301,610	11.2%
BlackRock, Inc.(5)	6,093,371	–	6,093,371	7.3%
T. Rowe Price Associates, Inc.(6)	6,670,587	–	6,670,587	8.0%

(1)

Except as otherwise noted herein, each director, NEO and current executive officer has sole voting and investment power with respect to the shares indicated and no shares have been pledged as security by any such person. Includes for the following beneficial owners the following amounts of shares held in our employee savings plan (i) as of February 22, 2021: Butier – 3,959, Lovins – 2,059, and all current directors and executive officers as a group – 9,869 and (ii) as of January 2, 2021: Hill – 2,907 and Miller – 725.

(2)

Numbers reported in this column are not entitled to vote during the Annual Meeting. Includes the following number of DSUs deferred through the DDECP by the following directors as of February 22, 2021, as to which they have no voting or investment power: Alford – 19,835; Anderson – 11,266; Barker – 31,855; Barrenechea – 1,849; Hicks – 14,618; Lopez – 1,115; Stewart – 40,720; and Sullivan – 11,316. DSUs are included as beneficially owned because, if the director were to resign or retire from our Board, his or her DDECP account would be valued as of the date of separation and the equivalent number of shares of our common stock would be issued to the separating director.

(3)	Percent of class based on 83,019,456 shares of our common stock outstanding as of February 22, 2021. Individuals with an (*) beneficially own less than 1% of our outstanding common stock.

(4)

Number of shares beneficially owned based on information as of December 31, 2020 contained in Amendment No. 10 to Schedule 13G filed with the SEC on February 10, 2021. The Vanguard Group has sole voting power with respect to no shares; shared voting power with respect to 138,184 shares; sole dispositive power with respect to 8,934,768 shares; and shared dispositive power with respect to 366,842 shares. The Vanguard Group is an investment adviser, in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, with a business address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)

Number of shares beneficially owned based on information as of December 31, 2020 contained in Amendment No. 12 to Schedule 13G filed with the SEC on January 29, 2021. BlackRock, Inc. has sole voting power with respect to 5361,176 shares and sole dispositive power with respect to all 6,093,371 shares. BlackRock, Inc. is a parent holding company or control person, in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, with a business address of 55 East 52nd Street, New York, New York 10055.

(6)

Number of shares beneficially owned based on information as of December 31, 2020 contained in Schedule 13G filed with the SEC on February 16, 2021. T. Rowe Price Associates, Inc. has sole voting power with respect to 2,248,252 shares and sole dispositive power with respect to all 6,670,587 shares. T. Rowe Price Associates, Inc. is an investment adviser, in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, with a business address of 100 East Pratt Street, Baltimore, Maryland 21202.

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RELATED PERSON TRANSACTIONS

Both our Code of Conduct and our Conflict of Interest Policy (“COI Policy”) provide that conflicts of interest should be avoided. Under our Governance Guidelines, Board members are expected to comply with our Code of Conduct and avoid any action, position or interest that conflicts with the interests of our company, or gives the appearance of a conflict. Our COI Policy proscribes any of our officers (including our executive officers) or employees – or any of their immediate family members – from directly or indirectly doing business, seeking to do business or owning an interest in an entity that does business or seeks to do business with our company without approval in writing from the Governance Committee. Under our COI Policy, any officer or employee who has a question as to the interpretation of the policy or its application to a specific activity, transaction or situation may submit the question in writing to our Chief Compliance Officer or our Chief Legal Officer for any further necessary review by the Governance Committee.

Each year, all employees at the level of manager and above and all non-supervisory professionals are required to complete a compliance certification in which they must (i) disclose, among other things, whether they or any of their immediate family members have a job, contract or other position with an entity that has commercial dealings with our company and (ii) certify that they have complied with our Code of Conduct and company policies. All disclosures are reviewed by our compliance and law departments in consultation with senior management to determine whether the activity has the potential to significantly influence our business. The Governance Committee receives a report from our Chief Compliance Officer on the disclosures elicited in the annual compliance certification and, in the event that an unresolved disclosure potentially gives rise to a significant conflict of interest, determines whether a conflict of interest exists or whether there is a reasonable likelihood that the activity, transaction or situation would influence the individual’s judgment or actions in performing his or her duties for our company.

In addition, each of our directors and executive officers annually completes a questionnaire designed to solicit information about any potential related person transactions. Transactions involving directors are reviewed with the Governance Committee by our Corporate Secretary in connection with the annual assessment of director independence and review of related person transactions. Responses from executive officers are reviewed by our Corporate Secretary with oversight by the Governance Committee in the event any transactions are identified.

We review internal financial records to identify transactions with security holders known by us from information contained in Schedules 13D or 13G filed with the SEC to be beneficial owners of more than five percent of our common stock to determine whether we have any relationships with the security holders that might constitute related person transactions under Item 404(a) of Regulation S-K. Our Corporate Secretary discusses any such findings with the Governance Committee.

During fiscal year 2020, there were no related person transactions requiring disclosure under SEC rules and regulations. To our knowledge, all related person transactions were subject to review under our policies and procedures.

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VOTING AND MEETING Q&A

ANNUAL REPORT AND PROXY MATERIALS

WHEN WILL I RECEIVE THE 2020 ANNUAL REPORT?

We expect to mail or make available our 2020 Annual Report to all stockholders of record on or about March 8, 2021.

HOW DO I ACCESS THE 2021 PROXY MATERIALS?

We have elected to provide access to our proxy materials on the internet. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. Brokers, banks and other nominees (collectively, “nominees”) who hold shares on behalf of beneficial owners (also called “street name” holders) will send a similar notice. You will have the ability to access our proxy materials on the website referred to in the Notice. Instructions on how to request printed proxy materials by mail, including an option to receive paper copies in the future, may be found in the Notice and on the website referred to in the Notice.

On or about March 8, 2021, we intend to make this proxy statement available online and mail the Notice to all stockholders entitled to vote. We intend to mail this proxy statement, together with a proxy card, to stockholders entitled to vote during the Annual Meeting who have previously requested paper copies on or about March 8, 2021. In addition, if you request paper copies of these materials for the first time, they will be mailed within three business days of your request. If you hold your shares in street name, you may request paper copies of the proxy statement and proxy card from your nominee by following the instructions on the notice your nominee provides to you.

Stockholders of record may obtain a copy of this proxy statement without charge by writing to our Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

WHAT IS HOUSEHOLDING?

We have adopted a procedure approved by the SEC called householding. Under this procedure, we will deliver a single copy of our 2020 integrated sustainability and annual report, which includes our 2021 notice and proxy statement, to stockholders sharing the same address. Householding allows us to reduce our printing and postage costs and prevents duplicative information from being received at your household. Householding affects only the delivery of proxy materials; it does not impact the delivery of dividend checks.

For holders who share a single address, we are sending only one integrated report to that address unless we have received instructions to the contrary from any stockholder at that address. If you wish to receive an additional copy of our integrated report, or if you receive multiple copies of our integrated report and wish to receive a single copy in the future, you may make your request by writing to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy statement and annual report in future years, you may call Broadridge Investor Communications Services toll-free at 866.540.7095 in the U.S. and Canada or write them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

HOW CAN I ACCESS THE ANNUAL REPORT AND PROXY MATERIALS ELECTRONICALLY?

Instead of receiving paper copies of proxy statements and annual reports by mail in the future, you can elect to receive an email that will provide a link to these documents on the internet. By electing to access proxy materials online, you can access them more quickly, save us the cost of printing and mailing them to you, reduce the amount of mail you receive from us, and help us preserve environmental resources.

You may enroll to access proxy materials and annual reports electronically for future Annual Meetings by registering online at the following website: https://enroll.icsdelivery.com/avy. If you are voting online, you can follow the links on the voting website to reach the electronic enrollment website.

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VOTING

WHO IS ENTITLED TO VOTE?

Stockholders of record as of the close of business on February 22, 2021 are entitled to notice of, and to vote at, the Annual Meeting. Our common stock is the only class of shares outstanding, and there were 83,019,456 shares of common stock outstanding on February 22, 2021. The list of stockholders entitled to vote will be available for inspection during the virtual Annual Meeting, as well as starting 10 days before the Annual Meeting during regular business hours at our company headquarters. You are entitled to one vote for each share of common stock you held on the record date.

HOW DO I VOTE?

You may vote by submitting a proxy or voting during the Annual Meeting at www.virtualshareholdermeeting.com/AVY2021. If you hold your shares in street name, you may only vote during the meeting if you properly request and receive a legal proxy in your name from the nominee that holds your shares.

The method of voting by proxy differs depending on whether you are viewing this proxy statement online or reviewing a paper copy.

•

If you are viewing this proxy statement online, you may vote your shares by (i) submitting a proxy by telephone or online by following the instructions on the website or (ii) requesting a paper copy of the proxy materials and following one of the methods described below.

•

If you are reviewing a paper copy of this proxy statement, you may vote your shares by (i) submitting a proxy by telephone or online by following the instructions on the proxy card or (ii) completing, dating and signing the proxy card included with the proxy statement and returning it in the preaddressed, postage-paid envelope provided.

Whether or not you plan to attend the Annual Meeting, we urge you to vote promptly using one of the methods described in the proxy materials. We encourage you to vote by telephone or online since these methods immediately record your vote and allow you to confirm that your votes have been properly recorded. Telephone and online votes must be received by 11:59 p.m. Eastern Time on April 21, 2021.

WHAT IF MY SHARES WERE ACQUIRED THROUGH THE DIRECT SHARE PURCHASE AND SALE PROGRAM?

Shares acquired through our Direct Share Purchase and Sale Program may be voted by following the procedures described above.

WHAT IF MY SHARES ARE HELD IN THE EMPLOYEE SAVINGS PLAN?

If you hold shares as a participant in our Employee Savings (401(k)) Plan, your vote serves as a voting instruction to Fidelity Management Trust Company, the trustee of the plan, on how to vote the shares you hold through the plan. Your voting instruction must be received by the trustee by 11:59 p.m. Eastern Time on April 19, 2021.

If the trustee does not receive your instruction in a timely manner, your shares will be voted in the same proportion as the shares voted by participants in the plan who timely furnish instructions. Shares of our common stock that have not been allocated to participant accounts will also be voted by the trustee in the same proportion as the shares voted by participants in the plan who timely furnish instructions.

HOW DO I REVOKE MY PROXY OR CHANGE MY VOTE AFTER I HAVE VOTED?

If you give a proxy pursuant to this solicitation, you may revoke it at any time before it is acted upon during the Annual Meeting by (i) submitting another proxy by telephone or online (only your last voting instructions will be counted); (ii) sending a later dated paper proxy; (iii) delivering to our Corporate Secretary a written notice of revocation prior to the voting of the proxy during the Annual Meeting; or (iv) if you are entitled to do so, voting during the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy.

If your shares are held in street name, you may only change your vote by submitting new voting instructions to your nominee. You must contact your nominee to find out how to change your vote. Shares held in our Employee Savings Plan cannot be changed or revoked after 11:59 p.m. Eastern Time on April 19, 2021, nor can they be voted during the Annual Meeting.

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IS MY VOTE CONFIDENTIAL?

Except in contested proxy solicitations, when required by law or as authorized by you (such as by making a written comment on your proxy card, in which case the comment, but not your vote, will be shared with our company), your vote or voting instruction is confidential and will not be disclosed other than to the broker, trustee, agent or other entity tabulating your vote.

HOW WILL VOTES BE COUNTED?

Votes cast by proxy or during the Annual Meeting will be tabulated by a representative from Broadridge Financial Solutions, Inc., the independent inspector of election appointed by our Board. The inspector of election will also determine whether a quorum is present. During the Annual Meeting, shares represented by proxies that reflect abstentions or “broker non-votes” (which are shares held by a nominee that are represented during the meeting, but with respect to which the nominee neither has discretionary authority to vote nor has been given actual authority to vote on a particular item) will be counted as shares that are present and entitled to vote during the Annual Meeting for purposes of determining the presence of a quorum. Items 1 and 2 are “non-routine” under the rules of the NYSE, and Item 3 is routine. Nominees are prohibited from voting on non-routine items in the absence of instructions from the beneficial owners of the shares; as a result, if you hold your shares in street name and do not submit voting instructions to your nominee, your shares will not be voted on Item 1, election of directors, or Item 2, approval, on an advisory basis, of our executive compensation. We urge you to promptly provide voting instructions to your nominee so that your vote is counted.

The vote required to approve each of the Annual Meeting items, as well as the impact of abstentions and broker non-votes, is shown in the chart below.

Item		Vote Required	Impact of Abstentions	Impact of Broker Non-Votes

1	Election of directors	Majority of votes cast	Not counted as votes cast; no impact on outcome	Not counted as votes cast; no impact on outcome

2	Advisory vote to approve executive compensation	Majority of shares represented and entitled to vote	Negative impact on outcome	Not counted as represented and entitled to vote; no impact on outcome

3	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2021	Majority of shares represented and entitled to vote	Negative impact on outcome	Not applicable

WHAT IF THERE IS ADDITIONAL BUSINESS TO BE VOTED ON?

As of the date of this proxy statement, we know of no other business to be presented for consideration during the meeting. If any other business properly comes before the meeting, your vote will be cast on any such other business in accordance with the best judgment of the individuals acting pursuant to your proxy.

HOW DO I FIND VOTE RESULTS?

We expect to announce preliminary voting results during the Annual Meeting and report final voting results in a Current Report on Form 8-K filed with the SEC on or before April 28, 2021.

ANNUAL MEETING INFORMATION

WHAT IS THE TIME, DATE AND FORMAT OF THE ANNUAL MEETING?

Due to continued public health concerns about in-person gatherings given the COVID-19 pandemic, particularly in Los Angeles County, California, the Annual Meeting will take place at 1:30 p.m. Pacific Time on April 22, 2021 virtually, with attendance via the internet.

Avery Dennison Corporation | 2021 Proxy Statement	101

HOW CAN I ATTEND THE VIRTUAL MEETING?

To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/AVY2021 using the 16-digit control number on the notice and proxy card mailed or made available to you on or about March 8, 2021. The live audio webcast of the Annual Meeting will begin promptly at 1:30 p.m. Pacific Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

HOW DO I ASK QUESTIONS DURING THE MEETING?

We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to allow stockholders to more easily attend and participate, which may have been more difficult for certain stockholders for in-person meetings. Only stockholders as of the record date or their properly appointed proxies may ask questions during the meeting, and our Chairman may limit the length of discussion on any particular matter. On the day of, and during, the Annual Meeting, you can view our Ground Rules for Conduct of Meeting and submit questions on www.virtualshareholdermeeting.com/AVY2021.

After the business portion of the Annual Meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer all questions submitted during the meeting that are pertinent to our company and the items being brought before stockholder vote during the Annual Meeting, as time permits and in accordance with our Ground Rules for Conduct of Meeting. Answers to any questions not addressed during the meeting will be posted promptly after the meeting on the investors section of our website. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from any single stockholder.

As a result of time constraints and other considerations, we cannot assure you that every stockholder wishing to address the meeting will have the opportunity to do so. However, all stockholders are invited to direct inquiries or comments regarding business matters to our Investor Relations department by email to investorcom@averydennison.com or by mail to Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203. In addition, stockholders wishing to address matters to our Board or any of its members may do so as described under Contacting Our Board in the Our Board of Directors section of this proxy statement.

WHAT DO I DO IF I AM HAVING TECHNICAL ISSUES ACCESSING OR PARTICIPATING IN THE MEETING?

Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the virtual meeting, please call the support team at 1.844.986.0822 (toll-free in the U.S. and Canada) or +1.303.562.9302 (for international participants).

HOW ARE PROXIES BEING SOLICITED?

We have retained D.F. King & Co., Inc. to assist in soliciting proxies for a fee of $12,000, plus reimbursement of out-of-pocket expenses incident to preparing and mailing our proxy materials. Some of our employees may solicit proxies by telephone or email; these employees will not receive any additional compensation for their proxy solicitation efforts. We will bear all costs related to this solicitation of proxies and we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding our proxy materials to beneficial stockholders. You can help reduce these costs by accessing proxy materials electronically.

MATTERS RELATED TO 2022 ANNUAL MEETING

HOW DO I SUBMIT ITEMS FOR POTENTIAL CONSIDERATION AT THE 2022 ANNUAL MEETING?

To propose business otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our proxy statement for the 2022 Annual Meeting, you must provide notice of proposed items so they are received at our principal executive offices on or before November 8, 2021. If you wish to nominate persons for election to our Board or bring any other business before an annual meeting under the advanced notice provisions or our Bylaws, you must notify our Corporate Secretary in writing 90 to 120 days prior to the first anniversary of the preceding year’s annual meeting (with respect to the 2022 Annual Meeting, no earlier than December 23, 2021 and no later than January 22, 2022).

102	2021 Proxy Statement | Avery Dennison Corporation

Your notice must include, among other things, the information described below.

•	As to each person who you propose to nominate for election or reelection as a director:

•    All information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14 under the Exchange Act

•    The person’s written consent to be named in our proxy statement as a nominee and serve as a director if elected

•    A description of any material relationships between you (and your associates and affiliates) and the nominee (and his or her associates and affiliates), as more particularly set forth in our Bylaws

•

As to any other item of business you propose to bring before the meeting, a brief description of the business, the reasons for conducting the business during the meeting and any material interest you have in the business being proposed

•

Your name and address, and class and number of shares you own beneficially and as of record, as well as information relating to your security ownership in our company, as described in greater detail in Article II, Section 14 of our Bylaws, which are available in the investors section of our website under Corporate Governance

Stockholder items of business that do not fully comply with the advance notice requirements contained in our Bylaws will not be permitted to be brought before the 2022 Annual Meeting.

HOW DO I NOMINATE DIRECTORS FOR INCLUSION IN THE 2022 PROXY STATEMENT?

Our Bylaws permit a stockholder, or a group of no more than 20 stockholders, owning at least 3% of our company’s outstanding shares of common stock continuously for at least three years to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two nominees or 20% of our Board, subject to the requirements specified in Article II, Section 17 of our Bylaws, which are available in the investors section of our website under Corporate Governance. Notice of proxy access director nominees for the 2022 Annual Meeting must be delivered to our Corporate Secretary at our principal executive offices no earlier than October 9, 2021 and no later than November 8, 2021 and must otherwise comply with our Bylaws.

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period and full year. By excluding the accounting effects, both positive or negative, of certain items (such as restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on investments, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period and full year.

We use the following non-GAAP financial measures in this proxy statement:

•

Sales change ex. currency refers to the increase or decrease in net sales excluding the estimated impact of foreign currency translation, and, where applicable, an extra week in our fiscal year, currency adjustment for transitional reporting of highly inflationary economies, and the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

•	Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures.

We believe that sales change ex. currency and organic sales change assists investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

•

Adjusted net income per common share, assuming dilution (adjusted EPS), refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution. Adjusted net income is income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as our U.S. pension plan termination, effects of certain discrete tax planning actions, impacts related to the enactment of the U.S. Tax Cuts and Jobs Act (TCJA), and other items. We believe that adjusted EPS assists investors in understanding our core operating trends and comparing our results with those of our competitors.

•

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for the cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

•

Return on total capital (ROTC) refers to net income excluding the expense and tax benefit of debt financing divided by the average of beginning and ending invested capital. We believe that ROTC assist investors in understanding our ability to generate returns from our capital.

•

Adjusted EBIT refers to earnings before interest expense and taxes, excluding non-cash restructuring costs, acquisitions completed since the targets were set, and other items. We believe that adjusted EBIT assists investors in understanding our core operating trends and comparing our results with those of our competitors. We use adjusted EBIT to calculate economic value added (EVA), one of the performance objectives used in our long-term incentive compensation program.

104	2021 Proxy Statement | Avery Dennison Corporation

ORGANIC SALES CHANGE

($ in millions)	2016	2017	2018	2019	2020	2016-2020 5-YR CAGR(1)	2017-2020 4-YR CAGR(2)

Net sales	$6,086.5	$6,613.8	$7,159.0	$7,070.1	$6,971.5	3.2%	3.5%

Reported sales change	2.0%	8.7%	8.2%	(1.2)%	(1.4)%

Foreign currency translation	2.6%	(0.5)%	(1.4)%	3.3%	0.9%

Extra week impact	–	–	–	–	(1.3)%

Sales change ex. currency (non-GAAP)(3)	4.6%	8.2%	6.9%	2.0%	(1.7)%	3.9%	3.8%

Acquisitions	(0.7)%	(3.9)%	(1.4)%	–	(1.7)%

Organic sales change (non-GAAP)(3)	3.9%	4.2%	5.5%	2.0%	(3.4)%	2.4%	2.0%

(1)	Reflects five-year compound annual growth rate, with 2015 as the base period.

(2)	Reflects four-year compound annual growth rate, with 2016 as the base period.

(3)	Totals may not sum due to rounding and other factors.

ADJUSTED EARNINGS PER SHARE (EPS)

	2016	2017	2018	2019	2020	2016-2020 5-YR CAGR(1)	2017-2020 4-YR CAGR(2)

As reported net income per common share, assuming dilution	$3.54	$3.13	$5.28	$3.57	$6.61	17.5%	16.9%

Non-GAAP adjustments per common share, net of tax:

Restructuring charges and other items(3)	0.48	0.29	0.68	0.47	0.48

Pension plan settlements and related charges	–	–	0.84	3.12	0.01

Tax benefit from discrete foreign tax structuring and planning transactions	–	–	(0.35)	(0.56)	–

TCJA provisional amounts and subsequent adjustments(4)	–	1.91	(0.39)	–	–

Impact of previously planned repatriation of foreign earnings for Q4 2017	–	(0.33)	–	–	–

Adjusted net income per common share, assuming dilution (non-GAAP)	$4.02	$5.00	$6.06	$6.60	$7.10	15.6%	15.3%

The adjusted tax rates were 28.0%, 25.0%, 24.6%, and 24.1% for 2017, 2018, 2019 and 2020, respectively.

(1)	Reflects five-year compound annual growth rate, with 2015 as the base period.

(2)	Reflects four-year compound annual growth rate, with 2016 as the base period.

(3)

Includes restructuring charges, transaction and related costs, Argentine peso remeasurement transition loss, net gain on investments, net gain on sales of assets, reversal of acquisition-related contingent consideration, and other items.

(4)	In the fourth quarter of 2018, we finalized our provisional amounts as defined under SEC Staff Accounting Bulletin No. 118 related to the TCJA.

FREE CASH FLOW

($ in millions)	2018	2019	2020

Net cash provided by operating activities	$457.9	$746.5	$751.3

Purchases of property, plant and equipment	(226.7)	(219.4)	(201.4)

Purchases of software and other deferred charges	(29.9)	(37.8)	(17.2)

Proceeds from sales of property, plant and equipment	9.4	7.8	9.2

Proceeds from insurance and sales (purchases) of investments, net	18.5	4.9	5.6

Contributions for U.S. pension plan termination	200.0	10.3	–

Free cash flow (non-GAAP)	$429.2	$512.3	$547.5

Avery Dennison Corporation | 2021 Proxy Statement	105

RETURN ON TOTAL CAPITAL (ROTC)

($ in millions)	2018	2019	2020

Net income	$467.4	$303.6	$555.9

Interest expense, net of tax benefit(1)	49.5	57.2	53.1

Effective tax rate	15.4%	24.6%	24.1%

Income from operations, excluding expense and tax benefit of debt financing (non-GAAP)	516.9	360.8	609.0

Total debt	$1,966.2	$1,939.5	$2,116.8

Shareholders’ equity	955.1	1,204.0	1,484.9

Total debt and shareholders’ equity	$2,921.3	$3,143.5	$3,601.7

Return on Total Capital (ROTC) (non-GAAP)	18.6%	11.9%	18.1%

(1)  Interest expense, net of tax benefit for 2019, based on our GAAP tax rate of (22.7)%, is not meaningful. Applying the adjusted tax rate of 24.6% removes the benefit of the negative tax rate from pension plan settlements and discrete foreign tax structuring and planning transactions.

ADJUSTED EARNINGS BEFORE INTEREST AND TAXES (EBIT)
($ in millions)	2018	2019	2020

Net income	$467.4	$303.6	$555.9

Reconciling items:

Interest expense	58.5	75.8	70.0

Provision for (benefit from) income taxes	85.4	(56.7)	177.7

Earnings before interest expense and taxes	$611.3	$322.7	$803.6

Adjustments:

Non-cash restructuring costs	9.9	4.8	6.2

Other items(1)	91.9	449.4	(1.3)

Adjusted earnings before interest expense, taxes, non-cash restructuring costs, acquisitions completed since the targets were set, and other items (non-GAAP)	$713.1	$776.9	$808.5

(1)

Includes pension plan settlements and related charges, transaction and related costs, Argentine peso remeasurement transition loss, net gain on investments, impact of acquisitions completed after targets were set (consisting only of the Smartrac acquisition completed in February 2020), net gain on sales of assets, reversal of acquisition-related contingent consideration, and other items.

106	2021 Proxy Statement | Avery Dennison Corporation

AVERY DENNISON CORPORATION

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 21, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 19, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AVY2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 21, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 19, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D30372-P49178	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — —— — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVERY DENNISON CORPORATION

The Board of Directors recommends you vote FOR the following nominees:
1. Election of Directors
	For	Against	Abstain

1a. Bradley Alford	☐	☐	☐

1b. Anthony Anderson	☐	☐	☐

1c. Mark Barrenechea	☐	☐	☐

1d. Mitchell Butier	☐	☐	☐

1e. Ken Hicks	☐	☐	☐

1f. Andres Lopez	☐	☐	☐

1g. Patrick Siewert	☐	☐	☐

1h. Julia Stewart	☐	☐	☐

1i. Martha Sullivan	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2. Approval, on an advisory basis, of our executive compensation.	☐	☐	☐

3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D30373-P49178

AVERY DENNISON CORPORATION ANNUAL MEETING OF STOCKHOLDERS APRIL 22, 2021 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Ignacio Walker and Vikas Arora, or each of them, with full power of substitution, proxies for the undersigned to act and vote at the 2021 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournment or postponement thereof as indicated upon the matters set forth on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. This card provides voting instructions, as applicable, to (i) the appointed proxies for shares held of record by the undersigned, including those held under the Company’s Direct Share Purchase and Sale Program, and (ii) the Trustee for shares held on behalf of the undersigned in the Company’s Employee Savings Plan.

IF NO OTHER INDICATION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES, AND FOR PROPOSALS 2 AND 3.

Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended, Fidelity Management Trust Company, as Trustee of the Avery Dennison Corporation Employee Savings Plan, will vote shares of Company stock for which timely instructions are not received and shares of Company stock that have not been allocated to the account of any participant in the same proportion in which allocated shares of Company stock are voted by participants who timely furnish voting instructions. The card must be received no later than 5:00 p.m. Eastern Time on April 19, 2021, and telephone and Internet votes must be completed by 11:59 p.m. on the same day.

Your voting instructions are confidential and may not be revealed to anyone, except as required by law.

Continued and to be signed on reverse side